As Filed With the Securities and Exchange Commission on June 2, 2004

Registration No. 333-105040

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

(Exact name of registrant as specified in its limited partnership agreement)

Illinois	6221	36-4368292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 W. JACKSON BLVD., SUITE 1340A, CHICAGO, ILLINOIS, 60604 (312) 264-4375

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BEELAND MANAGEMENT COMPANY, L.L.C.

GENERAL PARTNER

141 W. JACKSON BLVD., SUITE 1340A, CHICAGO, ILLINOIS, 60604 (312) 264-4375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffry M. Henderson, Esq.

Douglas E. Arend, Esq.

Henderson & Lyman

175 West Jackson Blvd., Suite 240

Chicago, Illinois 60604

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Prospectus

2,000,000 UNITS OF LIMITED PARTNERSHIP INTEREST MAXIMUM

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

Rogers International Raw Materials Fund, L.P. is an index fund that will invest and trade in a portfolio of commodity futures contracts and forward contracts. Beeland Management Company, L.L.C. is the general partner and commodity pool operator of the Index Fund. James Beeland Rogers, Jr., owns 56.98% of the membership interests in Beeland Management, but is not involved in the daily operations of the firm.

This is a best efforts offering in which the maximum number of units that the Index Fund may sell is 2,000,000. A minimum investment of $10,000 is required for first time investors.

The purchase price for units will be the net asset value per unit. Since there will be a delay between when an investor pays for units and when the unit’s net asset value is determined, an investor will not know the actual purchase price of the units at the time of subscription. Uhlmann Price Securities will receive a subscription fee of up to 6% of the gross offering proceeds. Uhlmann Price Securities and their affiliates may purchase units for investment purposes. There is no limit on the number of units that may be purchased by Uhlmann Price Securities or Beeland Management and its affiliates.

These are speculative, high-risk securities. Before you decide to invest, read this entire prospectus carefully and consider the “ Risk Factors” on page 12. The risks of this investment include that:

•	You could lose a substantial portion or all of your investment in the Index Fund.

•	Commodity trading is speculative and the Rogers International Commodity Index, upon which the Index Fund’s trading will be based, is likely to be volatile and could experience periods of prolonged decline in value.

•	The Index Fund is subject to numerous conflicts of interest, including those arising from the fact that it does not have an independent trading advisor, that it pays advisory fees to a company affiliated with a member of the general partner, and that the general partner also serves as the general partner and commodity pool operator for another commodity pool.

•	The Index Fund will incur substantial fees and expenses which may not be offset by trading profits, including a subscription fee of up to 6% (which includes a 4.5% reallowance to other broker-dealers) and a 1.75% annual management fee to the Index Fund’s general partner.

•	At its maximum size of $200,000,000, to break even the Index Fund must generate estimated trading profits of 6.85% at the end of the first year and 1.95% in each subsequent year of an investment to offset estimated partnership expenses.

•	The Index Fund will not provide any benefit of diversification of your overall portfolio unless the returns from the Index Fund are independent from those of your portfolio.

•	There are various conditions and restrictions on your ability to redeem units, which include a 10 day written notice requirement.

•	No public market exists for the units.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Selling Group Manager:

UHLMANN PRICE SECURITIES, LLC

141 West Jackson Blvd., Suite 1320-A

Chicago, Illinois 60604

(312) 264-4400

June     , 2004

WHO MAY INVEST

An investment in the Index Fund is speculative and involves a high degree of risk. The Index Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Index Fund. At a minimum you must have:

•	a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

•	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These state suitability standards are described in “Plan of Distribution—Who May Invest.” These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

You are required to make representations and warranties in connection with this investment. You are encouraged to discuss this investment with your individual financial, legal and tax advisors.

Beeland Management, in its sole discretion, may partially or totally reject any subscription for units.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL BEGINNING AT PAGE 25 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 29.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.

FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE INDEX FUND’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE INDEX FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY, IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

MAINE INVESTORS: There are different suitability requirements for residents of Maine.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than 1/15 of the maximum offering amount, you are cautioned to carefully evaluate the Index Fund’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of Index Fund subscriptions.

The Index Fund’s filings will be posted at the SEC website at http://www.sec.gov.

BEELAND MANAGEMENT COMPANY, L.L.C.

General Partner

141 W. Jackson Blvd., Suite 1340A

Chicago, Illinois 60604

(312) 264-4375

Page
SUMMARY OF THE PROSPECTUS	1
Rogers International Raw Materials Fund, L.P	1
The Offering	5
RISK FACTORS	12
Risks Relating to Commodity Trading and Markets	12
You may lose all of your investment if futures prices, which are highly unpredictable and volatile, do not increase	12
The Rogers International Commodity Index is likely to be volatile and could suffer from periods of prolonged decline in value	12
Because the Rogers International Commodity Index is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance	12
Investing in units might not provide the desired diversification of your overall portfolio	13
Illiquid markets could make it impossible to realize profits or limit losses	13
The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses or could lose assets deposited with futures commission merchants or brokers	14
The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets	14
Risks Relating to the Index Fund’s Structure and Organization	15
Since the general partner of the Index Fund has a limited operating history, it is difficult to evaluate its business and prospects
The operating history of the other commodity pool managed by Beeland Management may not be indicative of the Index Fund’s performance	15
The trading methodology utilized by the Index Fund may not be successful under all or any market conditions	15
Substantial fees and expenses are charged regardless of profitability	15
Conflicts of interest exist which may diminish the value of limited partners’ investments	15
The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis	16
You will be limited in your ability to transfer units	16
The units will not be a liquid investment	16
Since limited partners will not participate in management of the Index Fund’s business, they must rely on Beeland Management to adequately manage the Index Fund’s affairs	17
The Index Fund may terminate early, which could disrupt your overall investment portfolio plan	17
The purchase of units by Beeland Management or its members may create conflicts of interest for them	17
Since the Index Fund will only trade in certain markets, an investment in the Index Fund, alone, will not diversify an investor’s portfolio	17
Exchange trading limits may require the Index Fund to liquidate positions at undesirable times, resulting in reduced profitability	17
The offering of units has not been subject to independent review	18
Risks Relating to Tax and Other Regulatory Risk	18
Regulations governing the futures market may change and could adversely affect the Index Fund’s operations	18
Since the Index Fund is not a regulated investment company you will not have the protections provided by statutes regulating those companies	18
The IRS may determine that the Index Fund is an association taxable as a corporation in which event you would be deprived of the tax benefits associated with investing in a partnership	18

i

Page
Limited partners will owe taxes on the Index Fund’s profits but will very likely never receive any distributions from the Index Fund	18
You could owe tax on your share of the Index Fund’s ordinary income despite overall losses	19
If the Index Fund’s and the limited partners’ tax returns are audited, you may be required to pay back taxes, interests and penalties	19
A change in tax laws could adversely affect the tax treatment of an investment in the Index Fund	19
CONFLICTS OF INTEREST	20
Other Pools and Businesses of the General Partner and Its Members	20
The Index Fund Does Not Have an Independent Trading Advisor	20
Other Pools and Trading by the Index Fund’s General Partner and Its Members	20
Richard L. Chambers, a Managing Member of the Index Fund’s General Partner is a Principal of an Advisor to the Index Fund	21
Walter Thomas Price III, a managing member of the Index Fund’s general partner, is the sole shareholder of the introducing broker for the Index Fund and a principal investor in the selling group manager	21
Distribution and Liquidation Decisions by the Index Fund’s General Partner	21
POTENTIAL BENEFITS OF INVESTING IN THE FUND	22
Trading Based on Index; No Active Trading	22
Professional Management	22
Diversification; Non-Correlation with Traditional Securities Markets	22
Lower Initial Investment Requirements	22
Limited Liability	23
Administrative Convenience	23
Lower Time Commitment	23
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER	23
FEES AND EXPENSES OF THE FUND	25
Summary of Fees and Expenses	25
Management Fee and Profit Distribution to General Partner	26
Subscription Fee to General Partner	26
Soliciting Dealer Compensation	27
Trailing Servicing Fee	27
Futures Commission Merchants; Brokerage Commissions	27
Clearing Costs and National Futures Association Fees	27
Advisory Fees	27
Operating Expenses	28
Third Party Suppliers of Goods and Services	28
Other Expenses	28
Consulting Contracts with Affiliates	28
Reports	28
BREAK-EVEN ANALYSIS	29
THE ROGERS INTERNATIONAL COMMODITY INDEX	29
BASIS FOR TRADING	32
THE GENERAL PARTNER	33
Background of the General Partner	33
Principals	33
Legal Actions	35
Investment by the General Partner and Its Members	35
Duties of the General Partner	35
PRINCIPAL OWNERS OF UNITS	36
ENFORCING YOUR RIGHTS AS A LIMITED PARTNER	36

SUMMARY OF THE PROSPECTUS

The following is a summary of this offering and of the Rogers International Raw Materials Fund, L.P. This summary is materially complete, but this prospectus contains additional information. You need to read this entire prospectus for more detailed information about this offering and the Index Fund and about any agreement or document discussed in this prospectus.

Rogers International Raw Materials Fund, L.P.

The Index Fund and its Business

Rogers International Raw Materials Fund, L.P. is an Illinois limited partnership. Its principal offices are at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604, and its telephone number at that location is (312) 264-4375.

The Index Fund will invest and trade in a portfolio of commodity futures and forward contracts. Futures contracts are contracts made on a commodity exchange which provide generally for the future delivery of various commodities at a specified date, time and place. When traded on an exchange, forward contracts are the equivalent of a futures contract. When not traded on an exchange, forward contracts are contracts for the purchase or sale of a commodity for delivery at a future date, which contain terms and conditions specifically negotiated by the parties. Although Beeland Management, the general partner of the Index Fund, does not intend to do so, the Index Fund may also purchase forward contracts in the off exchange or “OTC” marketplace under certain circumstances if, in the sole discretion of Beeland Management, there is sufficient liquidity and depth in the relevant off exchange markets. The Index Fund will invest and trade exclusively on the “long side” of the market. This means that the Index Fund will only buy positions in commodities and will not engage in any short-selling. The Index Fund intends to close out all positions by making an offsetting sale and does not intend to take delivery of the actual commodities. Funds for its business will be obtained only by the sale of units and from the retention of any profits generated from the Index Fund’s trading.

The Index Fund’s trading will be designed to replicate the positions which comprise the Rogers International Commodity Index. The Index consists of a compendium, commonly known as a basket, of raw materials employed within the world economy and traded in seasoned markets as futures and forward contracts. There are no “short” positions within the Index.

The Index was developed by James Beeland Rogers, Jr., the majority owner-member of Beeland Management, to be a balanced, representative, international raw materials index. Beeland Management acquired a nonexclusive, worldwide license to use, publish and market the Index from Mr. Rogers in exchange for his majority ownership interest in Beeland Management. Beeland

Management believes that the Index includes most of the publicly traded raw materials used in international commerce for which futures contracts or forward contracts are regularly traded in recognized markets. It is designed to address the needs of expanding world trade.

As the owner of the Index, James Rogers controls decisions as to the components of the Index which the fund is designed to track. The weightings of the Index were selected by Mr. Rogers based on his perception of the relative importance of those raw materials. Mr. Rogers and Beeland Management review the Index periodically to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of Mr. Rogers and in accordance with objective, predetermined internal rules developed by him and Beeland Management governing adjustments to the Index. There are rarely any changes in the components of the Index. Only two minor adjustments have been made in the history of the Index. These adjustments consisted of the substitution of soybean oil for palm oil in 2002 and soybean meal for flaxseed in 2004. While there are no legal impediments to changing the Index, Beeland Management may not change the investment philosophy of the Index Fund. Commodity contracts will be used for the sole purpose of attempting to track, to the extent reasonably possible, the positions and performance of the Index. Unlike some well-known indices, such as the Standard and Poors 500 and the Dow Jones Industrial Average, information regarding the composition and performance of the Index is not available on a widespread basis. However, the Index has been tracked and reported by several futures industry reporting services, such as Managed Account Reports (“MAR”). A table showing the current composition of the Index is provided in “The Rogers International Commodity Index” on page 33 of the prospectus. Investors desiring additional information about the Index should contact Beeland Management.

The Index Fund’s principal objective is to provide an alternative investment vehicle for investors with diversified investment portfolios. The performance of the Index Fund is not correlated with the traditional securities markets. In other words, the performance of the Index Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease. However, the fact that the Index Fund’s performance is non-correlated with traditional securities markets does not mean that the Index Fund’s performance has a negative correlation with such markets. In other words, the Index Fund will not necessarily perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

The audited statements of financial condition of the Index Fund and Beeland Management as of December 31, 2003 and the respective March 31, 2004 unaudited interim financial statements are included under “Financial Statements” beginning on page 59 of this prospectus.

General Partner of the Index Fund

The general partner and commodity pool operator of the Index Fund is Beeland Management Company, L.L.C. The Index Fund does not have a separate trading advisor. Instead, Beeland Management makes and implements all trading decisions. Beeland Management does not make trading decisions in the traditional sense. Unlike most other traditional commodity pools, commodity futures will not be bought or sold to take advantage of anticipated price movement. Rather, trading will be effected to ensure that the positions in the Index Fund track, to the extent reasonably possible, the composition of the Index. Generally, if prices of commodities rise more than the fees and expenses of the fund then the value of an investment in the Index Fund should appreciate. Correspondingly, if commodity prices decline, then the value of an investment in the Index Fund should go down. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive absolute return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses.

Beyond the possible adjustment in the composition of the Index and resulting trading by the Index Fund to correlate, the only regular trading performed by Beeland Management is for the purpose of rolling of contracts from near delivery months to later delivery months in order to ensure that the Index Fund will not take actual delivery of a physical commodity. The Index Fund generally places spread orders when rolling contracts. Each such spread involves simultaneously closing (or selling) the Index Fund’s existing open position in a commodity future and reestablishing a new long position (or opening) in the same commodity. The order is priced and executed at the net cost difference between the long and short trades. Spread orders are employed by the Index Fund, as opposed to placing independent orders to buy the later month and sell the near month contracts, in order to protect against market risk. Except to purchase or sell contracts to adjust for new subscriptions or sales, respectively, in the Index Fund trading is limited, as described above, to adjusting the composition of the index or to roll contracts from near months to far months.

The principals of Beeland Management Company have substantial investing and trading experience, as described in greater detail in “Performance History of the Index Fund” and “Other Pools Operated By the General Partner” on page 37 of the prospectus.

Beeland Management is an Illinois limited liability company formed in 1997. Its main business office is at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 264-4375.

Organization

In addition to operating the Index Fund, Beeland Management also serves as the general partner and commodity pool operator of Rogers Raw Materials Fund. Although the Index Fund and the Rogers Raw Materials Fund have common management and trading in both funds will attempt to replicate the Index, there is no other relationship between the two funds. The Rogers Raw Materials Fund has been trading since August 1998 and it is possible that the performance results of the two funds may be different over time. The difference in performance results between the two funds will also be affected by the lower fee structure of the Rogers Raw Materials Fund.

The Offering

The Index Fund’s Offering	This is a public offering by the Index Fund. The Index Fund’s units are being publicly offered in various states where properly registered. The units are being continuously offered by the Index Fund.

The units are offered by this prospectus, which may be distributed only with written consent from Beeland Management.

The units are being offered on a best efforts basis by both Uhlmann Price Securities and certain other broker-dealers. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

Subscription Agent

Derivatives Portfolio Management, L.L.C., Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey, serves as the Index Fund’s subscription agent, as well as the Index Fund’s redemption agent. While Derivatives Portfolio Management serves in both capacities, we will refer to Derivatives Portfolio Management in this prospectus as the subscription agent.

As the subscription agent, Derivatives Portfolio Management processes new subscriptions, adds new subscribers to the list of limited partners, assigns the appropriate number of units per subscription, computes the net asset value per unit and process all requests for redemptions. The subscription agent will also be responsible for both receiving funds from and disbursing funds to investors.

The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

Securities Offered	The units are being offered for sale at the applicable net asset value per unit after applicable sales commissions.

The purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase. The net asset value per unit is determined by dividing the Index Fund’s net assets (total assets, including the value of its portfolio of futures positions, minus total liabilities of the Index Fund) by the aggregate number of units outstanding as of the time of calculation. Investors may obtain information concerning the net asset value per unit from Derivatives Portfolio Management. Its telephone number is (732) 563-0030. In addition, each limited partner will be given access to a web site for the Index Fund which will report estimated net asset value on a daily basis.

Any sales of units will be effective only on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

A maximum of 2,000,000 units are offered by this prospectus, but the Index Fund may make other offerings.

Minimum Subscriptions

The minimum initial investment is $10,000 for first time investors. Investments above the minimum and all subsequent investments must be made in $1,000 increments. The purchase price for units will be the net asset value per unit calculated as of the close of trading on the trading day preceding the effective date of the purchase.

Beeland Management and its affiliates may purchase units for investment purposes.

In order to invest, you must deliver to Derivatives Portfolio Management a subscription agreement, appropriately completed, dated and signed, and a signed counterpart copy of the signature page of the Index Fund’s limited partnership agreement.

A copy of the limited partnership agreement is included as Appendix A and a copy of the subscription agreement is included as Appendix B. You should carefully review these documents because you will make various representations and warranties in those documents.

ERISA Investors

At no time may all ERISA limited partners collectively hold more than 24.9% of the total units held by all limited partners. If, through withdrawals or redemptions, all ERISA limited partners would collectively hold more than 24.9% of the total units held by all limited partners, there will be an automatic redemption of units on a pro rata basis among all ERISA limited partners in an amount sufficient to reduce the number of units held by all of them to not more than 24.9%. Under certain circumstances, the ERISA limitation may not apply. The general partner of the Index Fund has discretion to waive this condition under certain circumstances. ERISA limited partners means those limited partners who are either:

•	an “Employee Benefit Plan,” as defined in Section 3(3) of ERISA;

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code; or

•	a partnership, the general partner of which has been appointed “investment manager,” as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

Suitability Requirements

An investment in the Index Fund is speculative and involves a high degree of risk. The Index Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Index Fund. At a minimum you must have:

•	a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

•	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These state suitability standards are described in “Plan of Distribution—Who May Invest” on page 46 of the prospectus. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Beeland Management may, in its sole discretion, partially or totally reject any subscription for units.

How to Invest	If you wish to invest, you should follow the following steps:

•	Carefully read this entire prospectus and discuss how the Index Fund could fit into your portfolio and overall investment plan with your financial consultant.

•	If you decide to invest, sign the counterpart copy of the signature page of the Index Fund’s limited partnership agreement, and complete, date and sign the required subscription agreement, the forms of which are included as Appendix A and B.

•	The Index Fund will accept subscriptions throughout the continuous offering period. The offering can be terminated by Beeland Management at any time. Subject to the minimum initial investment requirement, you may buy units for the net asset value per unit as of the close of trading on the trading date preceding the effective date of the purchase.

•	You may submit your completed, dated and signed subscription agreement and signed counterpart copy of the signature page of the Index Fund’s limited partnership agreement at any time. However, the effective date of a purchase will always be the first business day of the month following the month in which the subscription was received, but only if the subscription is received on or before the fifth day prior to the end of such month. If a subscription is received after the fifth day prior to the end of a month but on or prior to the last day of the month, the effective date of the subscription will be the first business day of the second month following the month in which the subscription was received, unless the subscription is processed in time to allow for an earlier effective date. The number of units you receive will be based on the net asset value of the units as of the close of trading on the last trading day of month preceding the effective date of the purchase.

Distribution of the Units

There is no underwriter for this offering. Uhlmann Price Securities will act as selling group manager in the offering and will solicit subscribers. In addition, units will also be offered by soliciting dealers on a best efforts basis. Each of these soliciting dealers is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. Uhlmann Price Securities, LLC acts as the managing dealer in the Offering.

Beeland Management is required to make and maintain a minimum investment in the Index Fund in the minimum amount of $25,000. In addition, members of Beeland Management may, but are not required to, purchase additional units. Soliciting dealers are not required to, but may, purchase units. As a result, Beeland Management cannot guarantee that any specified number of units will be sold or that any specified amount of money will be raised from the offering.

Break-Even Point

In order to “break even” at the end of one year of trading following an investment of $10,000 the Index Fund must earn profits, as shown in the table below. First year performance following investment will necessarily be impacted by substantial offering expenses which will not be incurred in subsequent years except for an annual sales servicing fee up to 1.0%.

•	$695.00, or 6.95% of the purchase price in the first year if the Index Fund had average annual net assets of $200,000,000.

•	$195.00, or 1.95% of the purchase price in subsequent years if the Index Fund had average annual net assets of $200,000,000.

Risks You Should Consider Before Investing in the Index Fund	Investment in the Index Fund is speculative and involves a high degree of risk. You should be aware that:

•	You could lose a substantial portion or all of your investment in the Index Fund.

•	Commodity trading is speculative and the Rogers International Commodity Index, upon which the Index Fund’s trading will be based, is likely to be volatile and could experience periods of prolonged decline in value.

•	The Index Fund is subject to numerous conflicts of interest, including those arising from the fact that the Index Fund does not have an independent trading advisor, that the Index Fund pays advisory fees to a company affiliated with a member of the general partner, and that the general partner also serves as the general partner and commodity pool operator for another commodity pool.

•	The Index Fund will incur substantial fees and expenses which may not be offset by trading profits, including up to a 6% subscription fee (which includes a 4.5% reallowance to other broker-dealers) and a 1.75% management fee to the Index Fund’s general partner. At its maximum size of $200,000,000, the Index Fund must generate estimated trading profits of 6.95% at the end of the first year following investment to offset estimated partnership expenses, to break even.

•	The Index Fund will not provide any benefit of diversification to your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

•	Your ability to redeem units is limited and no public market will exist for the units. There are conditions and restrictions on assignments of units and on redemptions of units by the Index Fund. You are required to give at least 10 days prior written notice to the subscription agent of any proposed withdrawals. Units can only be redeemed on the last trading day of any month.

•	Approximately 35% of the component commodities on the Rogers International Commodity Index consist of crude oil. As a result, a prolonged decline in the value of that raw material could have a negative impact on the Index Fund’s performance.

See “Risk Factors” starting on page 18 for additional risks you should consider.

Fees and Expenses of the Index Fund

The Index Fund will pay substantial fees and expenses and will have to generate substantial profits from trading in order to avoid depletion of the Index Fund’s assets. These fees and expenses include:

•	Management fees of 0.1458% per month (1.75% per year) of the net assets of the Index Fund as of the end of the preceding month. The management fee is payable monthly to Beeland Management, as the Index Fund’s general partner.

•	Subscription fee of up to 6% of the gross offering proceeds (which includes a 4.5% reallowance to other broker-dealers). All or a portion of the reallowance may be reallowed by Uhlmann Price Securities to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the reallowance portion of the subscription fee. Units sold through financial advisors that do not receive commissions will not be charged the 4.5% reallowance portion of the subscription fee. There is an additional annual trailing servicing fee up to 1% payable to Beeland Management, most of which will be paid to soliciting broker-dealers for ongoing investor services.

•	An advisory fee to Hart Capital Management, an affiliate of Beeland Management. The fee is 10 basis points per year of the average month end market value of the net assets of the Index Fund allocated to Hart Management. Beeland may engage the advisory services of other collateral managers.

•	Brokerage commissions and transactions fees estimated at 1% of net assets per year, payable to futures commission merchants utilized by the Index Fund. Futures commission merchants execute trades of futures contracts for the Index Fund. The above fees include delivery, insurance, storage and other charges incidental to trading and exchange fees. An affiliate of a member of Beeland Management may be engaged to provide trading execution services for the Index Fund.

Clearinghouse and other similar fees, and National Futures Association (NFA) fees estimated at between 10 to 15 basis points of the net asset value of the Index Fund annually.

The above includes all compensation, fees, profits or benefits which the Index Fund’s general partner and its affiliates may earn or receive in connection with the offering and operation of the Index Fund.

Redemptions

You should view your investment in the Index Fund as a long-term commitment. The Index is comprised of 35 different commodities. At any time, the price of any component commodity may be affected by various factors, such as the weather or world political or economic events. Given the highly unpredictable and volatile nature of futures prices, Beeland Management believes that the price movements of the raw materials comprising the Index should be viewed over a longer period of time, or a minimum of two years.

You may redeem your units as of the end of any month subject to certain conditions.

The redemption price per unit will be the net asset value per unit as of the close of business on the redemption date. The Index Fund imposes no redemption fees or charges. However, the Index Fund’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the Index Fund’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the Index Fund and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Index Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

Distributions	Beeland Management does not currently intend to make any distributions. As a result, investors will have to redeem their units in order to recoup any of their investment or to realize a profit.

Federal Income Tax Aspects

A U.S. taxpayer will be taxed each year on interest income earned and any gains recognized by the Index Fund whether or not any units are redeemed or distributions are received. As further discussed elsewhere, it is unlikely that the Index Fund will ever make distributions, because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow.

A limited partnership is not a taxable entity. Rather, all tax consequences are passed directly through to the partners. Profits from trading in regulated futures contracts are treated as 60% long-term capital gains and 40% short-term capital gains on all positions, open and closed. These rates apply regardless of how long an investor holds the units and as a result, the tax rate may be higher than those applicable to other investments held by an investor for comparable periods. Net short-term capital gains, and net long-term capital gains of corporate taxpayers are subject to tax at the same rates as ordinary income. Open positions are, for these purposes, marked to the market as of the close of each year. Tax consequences of these positions are chargeable to the limited partners for that year.

RISK FACTORS

Risks Relating to Commodity Trading and Markets

You may lose all of your investment if futures prices, which are highly unpredictable and volatile, do not increase.

Participation in a volatile market could produce substantial losses for the Index Fund. This could result in the possible loss of your entire investment in the Index Fund. Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

•	changing supply and demand relationships;

•	weather and other environmental conditions;

•	acts of God;

•	agricultural, fiscal, monetary and exchange control programs and policies of governments;

•	national and international political and economic events and policies;

•	changes in rates of inflation; and

•	the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

None of these factors can be controlled by Beeland Management. Even if current and correct information as to substantially all factors is known or thought to be known, prices still will not always react as predicted. The profitability of the Index Fund will depend on whether the futures and forward contracts which Beeland Management purchases for the Index Fund’s portfolio to replicate the Index increase in price. If these prices increase, the Index Fund will be profitable if such trading profits exceed the fees and expenses of the Index Fund. If these prices do not increase, the Index Fund will not be profitable and will incur losses. The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

The Rogers International Commodity Index is likely to be volatile and could suffer from periods of prolonged decline in value.

The Rogers International Commodity Index, upon which the Index Fund’s trading will be based, is likely to be volatile and could suffer from periods of prolonged decline in value. The Index is comprised of 35 different commodities. At any time, the price of any component commodity of the Index may be affected by various factors, such as the weather or world political or economic events. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management, subscription and other fees involved. Given the highly unpredictable and volatile nature of futures prices, the price movements of the raw materials comprising the Index should be viewed over a longer period of time. Beeland Management believes that investors should view their investments as at least a two-year commitment.

Because the Rogers International Commodity Index is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance.

Approximately 44% of the component commodities on the Rogers International Commodity Index are energy oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Index Fund. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the Index and the value of the Index Fund could decline.

Commodity futures have inherent leverage. The low margin deposits normally required for commodity futures contracts (typically 2% to 15% of the value of the contract purchase or sold) result in a relatively small adverse price movement in a contract possibly producing immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deductions for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any position may result in losses in excess of the amount invested.

When the market value of a particular open position changes to a point where the margin on deposit in the Index Fund’s account does not satisfy the applicable maintenance margin requirement imposed by the clearing broker, the Index Fund will receive a margin call from the clearing broker. If the Index Fund does not satisfy the margin call within a reasonable time (which may be as brief as a few hours) the clearing broker will close out the position.

Investing in units might not provide the desired diversification of your overall portfolio.

A principal objective of the Index Fund is to add diversification to a traditional portfolio of securities. Price performance on the basket of raw material contracts in the Index Fund and the Index are non-correlated to the performance of traditional securities markets. Ordinarily and for most investors, an investment in the Index Fund should be made only if an investor’s overall portfolio is diversified into other markets and an investment in the Index Fund represents only a small percentage of the investor’s overall investment portfolio.

The performance of the Index Fund is not correlated with the traditional securities markets. In other words, the performance of the Index Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease. However, the fact that the Index Fund’s performance is non-correlated with traditional securities markets does not mean that the Index Fund’s performance has a negative correlation with such markets. In other words, the Index Fund will not necessarily perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

An investment in the Index Fund could increase rather than reduce overall portfolio losses during periods when the Index Fund, as well as stocks and bonds, decline in value. There is no way of predicting whether the Index Fund will lose more or less than stocks and bonds in declining markets. You must not consider the Index Fund to be a hedge against losses in your stock and bond portfolios. You should consider whether diversification in itself is worthwhile even if the Index Fund is profitable.

Illiquid markets could make it impossible to realize profits or limit losses.

All futures markets will sometimes be illiquid. In illiquid markets, the Index Fund may not be able to execute a buy or sell order at the desired price, or to close out an open position in a timely manner. This would make it impossible for the Index Fund to realize profits or limit losses.

Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the “daily price fluctuation limits” or “daily limits” regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day’s settlement price. No trades may be made at a price beyond the daily limits.

Market illiquidity also occurs in a “thin” market where the volume of buy and sell orders in a market is relatively small. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be acquired or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission (CFTC) may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

The Index Fund may even be required in extreme circumstances to make or take delivery of the commodity underlying a particular position if the position cannot be offset or liquidated prior to its expiration date.

The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses or could lose assets deposited with futures commission merchants or brokers.

Futures contracts are traded on a commodity exchange. The Index Fund could have its trading disrupted if the exchanges on which the Index Fund trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading, due to computer problems, unsettled markets or other factors. Assets of the Index Fund are deposited with futures commission merchants who execute futures contracts, as well as with broker-dealers who execute government contracts and brokers or dealers who execute forward contracts. The Index Fund could lose these assets if, for example, any of the above parties were to become insolvent or bankrupt. In such event, the Index Fund would likely be able to recover only part of the assets held by its futures commission merchant or broker-dealer. None of these factors or occurrences can be controlled by the Index Fund or its general partner.

The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.

The Index Fund will trade certain commodities on exchanges located outside the United States. The Index Fund currently anticipates that approximately 7% of its assets will be traded on foreign exchanges. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.

Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

•	varying exchange rates;

•	exchange controls;

•	expropriation;

•	burdensome or confiscatory taxation; and

•	moratoriums, and political or diplomatic events.

It will also likely be more costly and difficult for the Index Fund to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of the Index Fund.

Other Investors Replicating the Index

Should the Index be licensed to entities other than Beeland, the risks associated with liquidity and competition for available contracts may be increased.

Risks Relating to the Index Fund’s Structure and Organization

The operating history of the other commodity pool managed by Beeland Management may not be indicative of the Index Fund’s performance.

Beeland Management currently operates one other active commodity pool. As with the Index Fund, the trading in that commodity pool is also based on the Index. The operating history of the other pool operated or managed by Beeland Management is not indicative of how the Index Fund would perform in the future. This is partly due to the fact that the other commodity pool charges substantially lower fees than the Index Fund.

The trading methodology utilized by the Index Fund may not be successful under all or any market conditions.

Beeland Management utilizes a series of rules which, in turn, generally generate trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Pursuant to these rules, futures contracts are rolled from near delivery months to later months. However, because trading in such later months may be more volatile, due to less liquidity, the rules and Beeland Management’s program choose delivery months where there is greater depth and liquidity. In addition, at any moment in time, some commodities in the Index Fund will be over-represented while others will be under-represented when compared to the index. Accordingly, as the total value of the Index Fund increases and decreases (typically because of new subscriptions or withdrawals), trades will be effected in order to better correlate the composition of the Index Fund with the composition of the Index. Beeland Management enters trades consistent with those rules. No assurance can be given that the rules and trading methodology utilized by Beeland Management will prove successful under all or any market conditions.

Substantial fees and expenses are charged regardless of profitability.

The Index Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits as described beginning on page 28. An investment would have to increase 6.95% (assuming $200,000,000 in aggregate net asset value) in the first year following investment to equal the original investment upon redemption at the end of that year. The Index Fund’s trading profits and interest income must equal or exceed its trading losses and fees and expenses to avoid depletion or exhaustion of its assets.

Conflicts of interest exist which may diminish the value of limited partners’ investments.

Conflicts of interest exist in the structure and operation of the Index Fund’s business. The Index Fund generally has no procedures in place to resolve conflicts of interest. The value of limited partners’ investments in the Index Fund may be diminished by actions or omissions which independent third parties could have prevented or corrected. The Index Fund’s conflicts include:

•	Arbor Research & Trading, Inc., is a member of Beeland Management. In addition, three members of Beeland Management (one of whom is a managing member and officer of Beeland Management) are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Index Fund, Hart Capital Management will provide advisory services with respect to the Index Fund’s purchase and sale of United States government securities. This contract provides that Hart Capital Management will be paid a percentage of the assets under its management. The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis.

•	Beeland Management is also the general partner, commodity pool operator and trading advisor for another limited partnership, a private commodity pool. A potential conflict of interest may arise if any situation arises in which the Index Fund is in competition with that private pool. For example, if both pools are buying positions at the same time, this may drive up the price resulting in higher prices for both pools.

•	Beeland Management and its members are also involved with other businesses, some of which include financial services, securities, futures and trading businesses. A potential conflict may arise if those businesses engage in activities which compete with the Index Fund.

•	Beeland Management and its members may trade for their own accounts. This creates a potential conflict in that they may take competing positions or positions opposite or ahead of those taken for the Index Fund.

See “Conflicts of Interest” below.

The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis.

Price Futures Group is the introducing broker which introduces trades to Man Financial and as such receives a portion of the commissions. The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis. Accordingly, we cannot assure you that the terms are as favorable to the Index Fund as could have been obtained from others.

You will be limited in your ability to transfer units.

Units are not freely transferable. They can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit. You may not transfer your units without giving prior written notice to the Index Fund’s general partner. A transferee cannot become a limited partner without the approval of the Index Fund’s general partner. Such consent for the transferee to become a limited partner may be given or withheld in the sole and absolute discretion of the Index Fund’s general partner. The transferee must also provide the Index Fund’s general partner with written acceptance of the Index Fund’s limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Index Fund. No public market for the Index Fund’s units exists or is contemplated in the foreseeable future.

Substantial restrictions and conditions are also imposed upon the redemption of units. Limited Partners may only redeem units as of the end of each month after furnishing Beeland Management with 10 days prior written notice of the limited partner’s desire to redeem units. The redemption price will not be fixed until the effective date of the redemption. As a result, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading. Redemptions may also be honored only in part and delayed or suspended in various circumstances.

The units will not be a liquid investment.

Limited partners will have to depend on their limited and restricted transfer and redemption rights, as described above, in order to realize a profit on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

Substantial redemptions of units could require the Index Fund to liquidate open positions more rapidly than otherwise desirable in order to raise the cash to fund the liquidations, while at the same time achieving a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions on favorable terms, which could result in losses to the Index Fund.

Since limited partners will not participate in management of the Index Fund’s business, they must rely on Beeland Management to adequately manage the Index Fund’s affairs.

You may not participate in the management or control of the Index Fund or the conduct of its business. You will have limited voting rights with respect to the Index Fund’s affairs. You must rely upon the fiduciary responsibility and judgment of Beeland Management to manage the Index Fund’s affairs in the best interests of the limited partners.

The Index Fund may terminate early, which could disrupt your overall investment portfolio plan.

Unforeseen circumstances, including withdrawal of the Index Fund’s general partner, could cause the Index Fund to terminate prior to its stated termination date of December 31, 2020. Early termination of the Index Fund could disrupt your overall investment portfolio plan.

The purchase of units by Beeland Management or its members may create conflicts of interest for them.

Beeland Management and its members and their affiliates may, but are not required to, purchase units for their own account. There is no limit on the number of units that Beeland Management is permitted to purchase. In the event that Beeland Management purchases any units, it will pay for such units out of its assets, and will not use any of the offering proceeds to purchase units. Any purchase of units by Beeland Management or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

Conflicts of interest will arise if Beeland Management or its members hold a substantial number of units, because they will then be in a position to substantially influence matters submitted to a vote of the limited partners. For example, conflicts of interest could arise regarding the dissolution of the Index Fund because the dissolution of the Index Fund would terminate Beeland Management’s compensation from the Index Fund. Any investments in the Index Fund by affiliates of Beeland Management or its members or members of the families of any such affiliates or members could increase the risks discussed in this paragraph.

Since the Index Fund will only trade in certain markets, an investment in the Index Fund, alone, will not diversify an investor’s portfolio.

The Index Fund’s general partner will initially trade futures and forwards contracts on commodity exchanges. While the Index Fund is authorized to purchase commodity forward contracts in the off exchange markets, it does not expect to do so for the foreseeable future. Since the Index Fund will engage only in the trading of commodity futures contracts and forward contracts, an investment in the Index Fund, alone, will not add diversification to an investor’s portfolio. Ordinarily and for most investors, an investment in the Index Fund should be made only if an investor’s overall portfolio is diversified into other markets and an investment in the Index Fund represents only a small percentage of the investor’s overall investment portfolio.

Exchange trading limits may require the Index Fund to liquidate positions at undesirable times, resulting in reduced profitability.

Most exchanges limit the amount of fluctuation in commodity futures contract prices on a single trading day.

Trading instructions may have to be modified and positions held by the Index Fund may have to be liquidated, in order to avoid exceeding these trading limits. Such modification or liquidation could adversely affect the operations and profitability of the Index Fund.

The offering of units has not been subject to independent review.

One law firm represents the Index Fund and Beeland Management in this offering. That firm does not represent you as a limited partner in connection with the Index Fund. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of your investing in the Index Fund.

Risks Relating to Tax and Other Regulatory Risks

Regulations governing the futures market may change and could adversely affect the Index Fund’s operations.

Federal agencies including the CFTC, the SEC and the Board of Governors of the Federal Reserve System regulate certain activities of the Index Fund and the Index Fund’s general partner. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. Its function is to implement the objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. The regulation of the United States and foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on the Index Fund. The effects could be substantial. The Index Fund is not aware of any pending or threatened regulatory developments that might materially affect the Index Fund. However, regulatory initiatives could develop suddenly and without notice.

Since the Index Fund is not a regulated investment company you will not have the protections provided by statutes regulating those companies.

The Index Fund is not a registered securities investment company or “mutual fund” subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

The IRS may determine that the Index Fund is an association taxable as a corporation in which event you would be deprived of the tax benefits associated with investing in a partnership.

The Index Fund has not applied for or obtained a ruling from the IRS as to partnership tax status. The IRS may on audit determine that for tax purposes the Index Fund is an association taxable as a corporation. In the event that the IRS makes such a determination, investors would be deprived of the tax benefits associated with investing in a partnership. For example, partners would not be able to use losses of the Index Fund to offset their own income. The general partner has been advised by its counsel that, in its opinion, the Index Fund will be classified as a partnership for federal income tax purposes. A material risk of IRS classification as an association taxable as a corporation may exist even though the Index Fund relies on an opinion of counsel as to partnership tax status as such opinion is not binding on the IRS. IRS classification of the Index Fund as an association taxable as a corporation would deprive investors of the tax benefits of the offering only if the IRS determination is upheld in court or otherwise becomes final. Contesting an IRS determination may impose representation expenses on investors.

Limited partners will owe taxes on the Index Fund’s profits but will very likely never receive any distributions from the Index Fund.

The Index Fund is not required to make any distributions, and it is likely that no distributions will ever be made because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow. You will, however, be required to report and pay tax in your taxable year with or within which the taxable year of the Index Fund ends, on your distributive share of all items of partnership profits for such taxable year of the Index Fund. Even if distributions are made, the distributions may not equal the taxes payable by you on your share of the Index Fund’s profits. Such taxes will be out-of-pocket expenses to you to the extent they exceed any cash distributions. Subject to certain conditions, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

The Index Fund might sustain losses offsetting the profits of a prior fiscal year, so you might never receive a distribution or be able to liquidate your units for an amount equal to the taxes which have already been paid by you.

Upon a sale or other disposition of the units or upon a sale or other disposition of the Index Fund’s property, an investor’s tax liability may exceed the cash he receives. To the extent of such excess, the payment of such taxes will be out-of-pocket expenses. Assuming that the investor has held his units for more than one year, gain or loss recognized on a sale of the units should be capital gain or loss, respectively.

You could owe tax on your share of the Index Fund’s ordinary income despite overall losses.

You may be required to pay tax on your allocable share of the Index Fund’s ordinary income even though the Index Fund incurs overall losses.

If the Index Fund’s and the limited partners’ tax returns are audited, you may be required to pay back taxes, interests and penalties.

There is no assurance that the Index Fund’s tax return will not be audited by the IRS or that adjustments to the Index Fund’s return will not be required as a result of an audit. If an audit results in an adjustment, limited partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest and possibly penalties. An audit of the Index Fund’s tax return may result in an audit of an investor’s own tax return.

A change in tax laws could adversely affect the tax treatment of an investment in the Index Fund.

It is possible that the current federal income tax treatment accorded an investment in the units will be modified by subsequent legislative, administrative or judicial action, possibly with retroactive effect. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

CONFLICTS OF INTEREST

Significant conflicts of interest exist in the structure and operation of the Index Fund. Although Beeland Management will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is no assurance that any conflict of interest will not result in adverse consequences to the Index Fund.

Other Pools and Businesses of the General Partner and Its Members

Beeland Management is currently the general partner, commodity pool operator and trading advisor for one other limited partnership, the Rogers Raw Materials Fund. Beeland Management may serve as the general partner, commodity pool operator and trading advisor for other pools in the future. In addition, Beeland Management may contract to provide advisory services for individual accounts. Both Beeland Management and its members are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. Neither the Index Fund’s limited partnership agreement nor any other restriction will prohibit or limit these other business activities, even to the extent that they engage in the same business and/or trading activities as those of the Index Fund.

Beeland Management will not spend its entire time managing the business of the Index Fund and Walter T. Price III, Richard Chambers and Allen Goodman, the managing members of Beeland Management will not spend their full time managing the business and affairs of Beeland Management. Beeland Management believes, however, that its time available for the management of the Index Fund’s business will be sufficient for it to fulfill its duties and obligations to the Index Fund. It also believes that the managing members’ time available for its management will be adequate to fully perform their duties to Beeland Management. In addition, Mr. Chambers expects to spend no more than 50% and Messrs. Price and Goodman expect to devote no more than 30% of their respective business time to the business of the Index Fund. No assurance is given that the Index Fund’s performance will be better or worse than any other pool managed by Beeland Management or by any of its members.

The Index Fund Does Not Have an Independent Trading Advisor

Unlike most other funds, the Index Fund does not have an independent trading advisor. Beeland Management manages the Index Fund and makes and implements all trading decisions for the Index Fund. Beeland Management may have an interest in continuing to serve as the sole trading advisor of the Index Fund.

Other Pools and Trading by the Index Fund’s General Partner and Its Members

Beeland Management will enter trades based on trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Beeland Management may manage additional pools in the future and Beeland Management and its members may trade commodity futures and other interests for their own and others’ accounts. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Beeland Management’s trading for its own account may create conflicts of interest for itself. This creates a potential conflict of interest because it is possible that positions taken by Beeland Management or its members for their own or others’ accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Index Fund. Beeland Management and its members will not, however, knowingly trade for their own or another’s account ahead of the Index Fund’s account.

Purchases and liquidations by both the Index Fund and Rogers Raw Materials Fund may occur simultaneously. The effect of both entities’ combined purchase or sale orders may have a greater impact on the price for that commodity in the then-current market than had only one of the two entities placed orders for a lesser volume of that commodity. Beeland Management intends to employ an allocation system that it in good faith believes is equitable and systematic. Under its allocation system, if there are executions at split prices, both entities would share in all prices pro rata on the basis of relative size.

However, at times Beeland Management may be required to enter orders inconsistently between the pools that it manages. Trading between the pools will not track each other perfectly because each pool has a different investor composition and at certain times, more investors may be buying or redeeming more units in one pool than the other. There is no assurance that the Index Fund’s performance will not be adversely affected by the manner in which orders are entered or filled by the general partner.

Richard L. Chambers, a Managing Member of the Index Fund’s General Partner is a Principal of an Advisor to the Index Fund

Arbor Research & Trading, Inc. is a member of Beeland Management. Richard L. Chambers, a Managing Member and the Secretary of Beeland Management is also a principal of Arbor Research & Trading. In addition, Fred Handler and James Stevens, two other members of Beeland Management, are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Index Fund, Hart Capital Management will provide advisory services with respect to the Index Fund’s purchase and sale of United States government securities and will be paid for such services a fee equal to a percentage of the assets under its management. In addition, the Index Fund’s general partner has the authority to choose other advisors for the Index Fund. It therefore has a conflict of interest in determining whether the Index Fund should continue its relationship with Hart Capital Management. Mr. Chambers and the mentioned other two principals of Arbor Research & Trading will abstain from voting on any decisions of the Index Fund with respect to the renewal of the Index Fund’s advisory contract with Hart Capital Management.

Walter Thomas Price III, a Managing Member of the Index Fund’s General Partner, is the Sole Shareholder of the Introducing Broker for the Index Fund and a Principal Investor in the Selling Group Manager

Price Futures Group, Inc. will introduce the Index Fund’s commodity trading activity to Man Financial, the Index Fund’s clearing broker. Walter Thomas Price III, a managing member of Beeland Management, is the sole shareholder of Price Futures Group. In addition, Mr. Price is a principal investor in Uhlmann Price Securities, the Index Fund’s selling group manager. Since the general partner is responsible for selecting the Index Fund’s clearing brokers and placement agents, the Index Fund’s general partner has a conflict of interest in performing these functions given Mr. Price’s position with each of these firms.

Distribution and Liquidation Decisions by the Index Fund’s General Partner

The Index Fund’s general partner will determine whether the Index Fund will make any distributions to the limited partners. While the Index Fund’s general partner has the authority to make distributions, it is very likely that no distributions will ever be made to the limited partners. Therefore, an investment in the Index Fund must only be viewed as a long term investment. The Index Fund’s general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of the Index Fund, which will in turn reduce the amount of the monthly management fee which is payable by the Index Fund to its general partner. The Index Fund’s general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

Beeland Management is aware of these conflicts of interest and will use its best efforts to make determinations about distributions and liquidation of units independent of its personal considerations regarding its compensation. The general partner owes broad fiduciary duties to the limited partners encompassing the duties of exercising good faith, honesty, and fairness in its dealings with them and the funds of the Index Fund.

POTENTIAL BENEFITS OF INVESTING IN THE FUND

Although an investment in the Index Fund is highly speculative, involves a high degree of risk and involves certain conflicts of interest, an investment will offer the following potential advantages.

Trading Based on Index; No Active Trading

Beeland Management will attempt to replicate the composition of the Index using various commodity futures contracts. This Index consists of the value of a basket of raw materials employed in the world economy. Since the Index Fund’s portfolio is based on an Index, there will be no active trading by Beeland Management. Instead, Beeland Management will generally engage in three types of trading on behalf of the Index Fund. The majority of the trading by Beeland Management will be made for the purpose of rolling positions to later delivery dates pursuant to predetermined formulas and rules. In addition, trades will be effected to increase or decrease the number of commodity futures and forward contracts in the Index Fund’s portfolio as new investment subscriptions are accepted by Beeland Management and as withdrawal requests are processed. Finally, Beeland Management will review the Index at least annually to determine whether it may be necessary or advisable to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of James Rogers and in accordance with objective, predetermined rules governing adjustments to the Index. If Mr. Rogers deems that an adjustment of the Index is necessary, it may add or subtract futures contracts to the Index and/or rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

Professional Management

Even though Beeland Management has a limited operating and performance history, the members of Beeland Management have substantial experience trading in and analyzing commodity futures, securities and government securities markets.

Diversification; Non-Correlation with Traditional Securities Markets

The purchase of units of the Index Fund should be considered an alternative investment to traditional securities, i.e., stocks and bonds. Price performance on the basket of raw materials contracts in the Index Fund and the Index are non-correlated to a traditional portfolio of securities. Allocating a portion of a portfolio to a managed futures investment, such as the Index Fund, can add diversification to a traditional portfolio of securities. Ordinarily, for most investors an investment in the Index Fund should be made only if an investor’s overall portfolio is diversified into other markets and an investment in the Index Fund represents only a small percentage of the investor’s overall investment portfolio.

There can be no assurance, however, that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with traditional securities markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Index Fund is non-correlated with these markets, this does not mean that the Index Fund’s results will not parallel either stocks or bonds, or both, during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

Lower Initial Investment Requirements

You can participate in the Index through the Index Fund with a minimum initial investment of only $10,000. An investment in the Index Fund therefore gives you the ability to participate in a trading program most persons cannot afford to invest in alone.

Limited Liability

Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Index Fund cannot be individually subject to margin calls and generally cannot lose more than

•	the amount of the limited partner’s capital contribution,

•	the limited partner’s share of undistributed profits, if any; and

•	under limited circumstances, some amounts received as distributions or upon liquidation of units.

It is possible for an investor to lose the entire amount of his investment. However, since the Index Fund intends to fully collateralize the extended value of all positions and not engage in leveraged trading, a total loss of assets is unlikely. Beeland Management intends to satisfy margin calls from collateral in the Index Fund.

Administrative Convenience

The Index Fund is structured to provide you with certain services designed to alleviate the administrative details involved in engaging directly in futures trading. Most significantly the Index Fund’s general partner provides you with monthly and annual financial reports and all tax information about the Index Fund which is necessary for you to complete your federal income tax return. Beeland Management intends to make available on the Internet an estimate of the value of the Index on a weekly basis.

Lower Time Commitment

Trading in futures is a complicated process involving a substantial time commitment and knowledge of the numerous factors affecting the futures markets. An investment in the Index Fund gives you the ability to participate in those markets without such a substantial time commitment.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The Index Fund’s general partner is accountable to the Index Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner’s fiduciary duty exists concurrently with the obligations set forth in the partnership agreement.

If a limited partner believes the Index Fund’s general partner has violated its fiduciary duties, the limited partner may seek to recover damages from or require an accounting by the general partner. The Index Fund’s general partner’s performance of its fiduciary duties will also be measured by the terms of the Index Fund’s limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners.

Limited partners may have the right to bring an arbitration, reparations or other legal proceeding against the Index Fund’s general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the CFTC.

As mentioned above, some provisions of the Index Fund’s limited partnership agreement may take away or limit some of the legal remedies that might be available to limited partners. For example, the limited partnership agreement provides that the Index Fund’s general partner will not be liable for damages to the Index Fund or any of the limited partners except for acts or omissions which constitute misconduct or negligence. The defenses of the Index Fund’s general partner to any claim that it has breached any fiduciary duty or other responsibility will therefore include that its act or omission was not negligent and did not involve any misconduct. The limited partnership agreement also provides that the Index Fund’s general partner will not be liable for the return or repayment of the capital contributions or capital accounts of any limited partner. Any return of capital or profits will be made solely from the assets of the Index Fund, and not by its general partner.

The general partner of the Index Fund may not be liable to the Index Fund or limited partners for errors in judgment or other acts or omissions not amounting to misconduct or negligence, since provision has been made in the Index Fund’s limited partnership agreement for exculpation of the Index Fund’s general partner. Therefore, purchasers of the units have a more limited right of action than they would have absent the limitation in the limited partnership agreement.

The limited partnership agreement also provides that the Index Fund will indemnify its general partner against any loss, expense, damage or injury (including reasonable attorney’s fees and other expenses incurred in connection with the defense of any such action) incurred by the Index Fund’s general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Index Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. See “The Limited Partnership Agreement—Indemnification.”

The Index Fund’s general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

The Index Fund has been advised that in the opinion of the SEC, any indemnification of the Index Fund’s general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

The advancement from the Index Fund to a general partner or its affiliates of funds for legal expenses and other costs incurred as a result of any legal action is permissible if:

•	The legal action relates to an act of omission with respect to the performance of duties or services on behalf of the Index Fund;

•	The legal action is initiated by a third party who is not a limited partner, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and

•	The general partner or its affiliates undertake to repay the advanced funds to the Index Fund, together with the applicable legal rate of interest, in cases in which such person is not entitled to indemnification.

The provisions of the limited partnership agreement discussed in this section are also applicable to and benefit any affiliate of the Index Fund’s general partner when the affiliate is performing services on behalf of the Index Fund.

The payment by the Index Fund of any indemnity to its general partner or any of that general partner’s affiliates will affect the limited partners because the payment would reduce the net assets of the Index Fund.

The Index Fund will not have any liability insurance covering its indemnification obligations.

FEES AND EXPENSES OF THE FUND

The Index Fund will be subject to the following fees and expenses, which are described in more detail below. The following includes all compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the Index Fund’s general partner, soliciting agents, futures commission merchants and the affiliates of these parties may earn or receive in connection with the offering and operation of the Index Fund.

Summary of Fees and Expenses

Entity Paid	Form of Compensation	Amount of Compensation
General Partner	Management Fee	0.1458% per month (1.75% per year) of the net assets of the Index Fund as of the end of the preceding month.

Uhlmann Price Securities	Subscription fee (a portion of which may be reallowed to soliciting dealers as selling commissions and 0.50% of which is retained by the General Partner for wholesaling expenses).	Up to 6% of the gross offering proceeds (which includes a 4.5% reallowance to other broker-dealers and a 0.50% wholesaling fee retained by Beeland Management). Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the subscription fee.

General Partner	Trailing Servicing Fee	Up to a 1.0% per year for ongoing investor services, most of which Beeland Management anticipates will be paid to soliciting broker-dealers.

Futures Commission Merchants and Price Futures Group, Inc.	Brokerage commissions and transaction fees, including delivery, insurance, storage and other charges incidental to trading and exchange fees.

The Index Fund has negotiated brokerage commissions at rates that vary by commodity and exchange. These rates currently range from approximately $11.00 to $20.00 per round-turn. Brokerage commissions and transaction fees are estimated at 1% of net assets per year. See “Futures Commission Merchants; Brokerage Commissions” below in this section for an explanation of “round-turn” commissions.

Exchanges, Clearinghouses and NFA Fees	Exchange, clearing costs and NFA fees.	Varies dependent upon the trades made, but estimated at between 10 to 15 basis points of the net assets of the Index Fund per year. One basis point equals 1/100 of one percent.

Entity Paid	Form of Compensation	Amount of Compensation

Hart Capital Management	Advisory fee	10 basis points per year of the average month end market value of the net assets of the Index Fund allocated to Hart Capital Management, computed quarterly in arrears for the three months comprising such calendar quarter.

Operating Expenses	Payment of ordinary legal and accounting fees, administrative and accounting charges and other operating expenses.	Actual expense estimated at between $55,000 and $150,000 per year.

Various Third Party Suppliers of Goods and Services	Office supplies expenses, meeting expenses and other expenses necessary or appropriate for the operation of the Index Fund.	Actual expenses estimated at between $25,000 and $40,000 per year.

Others	Possible unanticipated and extraordinary expenses.	Unable to estimate.

Management Fee to General Partner

The general partner of the Index Fund receives a monthly management fee of 0.1458% of the net assets of the Index Fund as of the end of the preceding month. The management fee is payable by the Index Fund within 10 business days of the close of each month.

The Index Fund will reimburse its general partner for Index Fund expenses which are paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

The general partner of the Index Fund will not receive any portion of the brokerage commissions which are paid by the Index Fund to futures commission merchants.

Subscription Fee to Uhlmann Price Securities

Uhlmann Price Securities will receive a subscription fee of up to 6% (which includes a 4.5% reallowance to other broker-dealers) of the gross offering proceeds. One-half of one percent (0.50%) of the subscription fee will be retained by Beeland Management for wholesaling expenses. All or a portion of the reallowance may be reallowed by Uhlmann Price Securities to soliciting dealers as selling commissions for units they sell.

Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of units through the same soliciting dealer will be entitled to a reduction of the reallowance portion of the subscription fee in accordance with the following schedule:

Amount of Purchaser’s Investment	Maximum Rellowance	Amount of Volume Discount
$25,000 to $249,999	3.5%	1.0%
$250,000 and over	2.5%	2.0%

Soliciting Dealer Compensation

Under the form of contract between the Index Fund and the soliciting dealer, the soliciting dealer will receive a reallowance of a portion of the subscription fee received by Uhlmann Price Securities, as compensation for their services in soliciting and obtaining subscribers for the purchase of units. No selling fee reallowance will be charged on units sold through “fee-based only” financial planners that do not receive commissions, and the subscription fee will be 1.5%.

Trailing Servicing Fee

A trailing servicing fee of up to 1.0% will be paid to Beeland Management annually. Beeland Management anticipates that most of this fee will be paid to soliciting broker-dealers for ongoing investor services.

Futures Commission Merchants and Price Futures Group, Inc.; Brokerage Commissions

The Index Fund may not limit itself to any one futures commission merchant. However, the Index Fund may employ one futures commission merchant if, in the opinion of the Index Fund’s general partner, it is advisable to do so. The Index Fund has designated Man Financial Inc. as its current futures commission merchant. Price Futures Group and the futures commission merchants will receive brokerage commissions in return for their services. The brokerage commissions payable by the Index Fund are subject to change.

The general partner will not effect any transactions in commodity contracts with any futures commission merchant affiliated directly or indirectly with the general partner, unless such transactions are effected at competitive rates. In no event will the Index Fund be allowed to enter into any exclusive brokerage contract.

The Index Fund has negotiated brokerage commissions at rates that vary by commodity and by exchange currently between $11.00 and $20.00. These rates currently average approximately $14 per round-turn. Beeland Management estimates that the annual brokerage commissions payable by the Index Fund will not exceed 1.0%. The Index Fund cannot guarantee that annual brokerage commissions will not exceed this amount.

The Index Fund will also pay or reimburse its futures commission merchants for any delivery, insurance, storage and other charges incidental to trading and exchange fees. Those types of charges are not included in the basis points set forth in the preceding paragraph. Beeland Management does not anticipate significant charges of this nature.

Brokerage commissions and transactions fees are estimated at 1% of net assets per year. Brokerage commissions to be charged will not exceed 80% of the published retail rate (plus Pit Brokerage fees), or 14% of the annual average Net Assets, excluding the Program assets not directly related to trading activity, including Pit Brokerage fees. In any event, brokerage commissions to be charged will not exceed applicable guidelines of the North American Securities Administrators Association.

Clearing Costs and National Futures Association Fees

The Index Fund will pay fees to clearinghouses and to the NFA. Clearing costs vary depending on the trades made, but are estimated at between 10 to 15 basis points of the net assets of the Index Fund annually.

Advisory Fees

The Index Fund will pay advisory fees to Hart Capital Management for its management of the Index Fund’s purchases and sales of U.S. government securities. These fees are 10 basis points annually of the average month end market value of the Index Fund’s portfolio of government securities actually invested and being managed by Hart Capital Management. Such advisory fees will be computed quarterly in arrears for the three months comprising such calendar quarter.

The Index Fund will not pay any separate fees to Beeland Management for trading advisory services. The Index Fund compensates Beeland Management for all services, including any trading advisory services, provided to the Index Fund through the payment of a management fee. Beeland Management makes and implements all trading decisions for the Index Fund. However, Beeland Management does not make trading decisions on behalf of the Index Fund in the traditional sense. Unlike most other commodity pools, commodity futures will not be bought or sold to take advantage of anticipated price movement. Rather, trading will be effected to ensure that the positions in the Index Fund track, to the extent reasonably possible, the composition of the Index. Beyond the possible adjustment to correlate the Index Fund with the composition of the Index, the only regular trading performed by Beeland Management is for purposes of adjusting position sizes to reflect subscriptions and withdrawals and rolling of contracts from near month to later months in order to ensure that the Index Fund will not take actual delivery of a physical commodity. To the extent possible, these rolling trades are placed and effected as spread transactions to insure against the risks associated with separately selling positions in near months and buying corresponding positions in far months, including the risks of price or interest rate fluctuations.

Operating Expenses

The Index Fund will pay ongoing expenses including legal and accounting, administrative and accounting charges, and other general operating expenses.

Third Party Suppliers of Goods and Services

The Index Fund will incur expenses for office supplies, meetings and other goods and services necessary or appropriate for the day-to-day operation of the Index Fund. These expenses are estimated to range from $25,000 to $40,000 per year.

Other Expenses

The Index Fund will also be responsible for all other expenses incurred by the Index Fund. These expenses may include extraordinary expenses such as the cost of litigation in which the Index Fund may be engaged. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

The actual expenses incurred by the Index Fund will be set forth in reports to the limited partners.

The general partner of the Index Fund will be reimbursed by the Index Fund for Index Fund expenses paid by the general partner. This includes expenses, such as delivery charges, copying costs, telephone charges and postage.

Consulting Contracts with Affiliates

Hart Capital Management, a division of Arbor Trading & Research, has entered into a consulting contract with the Index Fund to provide advisory services for an annual advisory fee of 10 basis points multiplied by the average month end market value of the assets of the Index Fund actually invested in U.S. government securities and allocated to Hart Capital Management.

Reports

Limited partners will receive a monthly statement. The statement will include, in general, a description of the performance of the Index Fund and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by the Index Fund during the month. The Index Fund will also provide the limited partners with an audited annual statement.

BREAK-EVEN ANALYSIS

In order to “break even” at the end of one year of trading, each $10,000 minimum investment, which you invest must earn $695.00 in profits or 6.95%, as shown in the table below.

The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above assuming that the Index Fund net asset value is $200,000,000.

Net Assets	First Year	Subsequent Years
General Partner’s Management Fee(1)	$3,500,000	$3,500,000
Subscription and Wholesaling Fees(2)	$12,000,000	$2,000,000
Brokerage Commissions, Exchange, NFA and Other Trading Fee(3)	$2,003,000	$2,003,000
Hart Capital Management Advisory Fee(4)	$200,000	$200,000
Administrative Expenses (5)	$190,000	$190,000
Less Interest Income (6)	$(4,000,000)	$(4,000,000)
Amount of Trading Income Required for the Index Fund’s Net Asset Value Per Unit (Redemption Value) at the End of One Year to Equal the Purchase Price Per Unit	$13,893,000	$3,893,000
Break-even Percentage	6.95%	1.95%

Explanatory	Notes:
(1)	The general partner of the Index Fund receives a monthly management fee of 0.1458% (which equals 1.75% annually) of the net assets of the Index Fund as of the end of the preceding month.
(2)	Investors will be required to pay a subscription fee of up to 6% (which includes a 4.5% reallowance to other broker-dealers) of the subscription amount. A portion of this fee may be reallowed to soliciting dealers as selling commission. Subject to certain conditions and exceptions, investors purchasing specified minimum amounts will be entitled to a reduction of the subscription fee. This table assumes that no sales are entitled to a volume discount, and, therefore, that no reductions in the subscription fee are given. This table also incorporates a 1% trailing servicing fee.
(3)	Brokerage commissions, exchange, clearinghouses and NFA fees and other trading fees are estimated at 1.0015% of net assets of the Index Fund annually.
(4)	The annual advisory fee to Hart Capital Management is 10 basis points (0.10%) of the assets of the Index Fund actually invested in U.S. government securities.
(5)	Administrative expenses including expenses and third party supplies of goods and services.
(6)	The Index Fund will earn interest on U.S. government securities held in its account. Based on interest rates in effect as of the date of this prospectus, interest income has been estimated at 2.0% of net assets.

THE ROGERS INTERNATIONAL COMMODITY INDEX

The Index consists of the value of a compendium, commonly known as a basket, of raw materials employed in the world economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of May 1, 2004, there were 35 different futures contracts represented in this index. The value of each component is based on monthly closing prices of the corresponding futures and forward contracts, each of which is valued as part of the fixed-weight portfolio. Near month contracts, but typically not the front months, on international commodity markets are employed to the extent possible. “Commodity Markets” below provides further description of near month contracts. The selection and weighting of the portfolio is reviewed annually, and weights are assigned in the December preceding the start of each new year. If a commodity is traded on more than one exchange, the Index will generally employ the market which is the most liquid, in terms of volume and open interest.

The Index was developed by James Beeland Rogers, Jr., the majority owner-member of Beeland Management, to create a balanced, representative, international raw materials index. Mr. Rogers, in connection with his majority ownership interest in Beeland Management, granted to Beeland Management a nonexclusive, worldwide license to use, publish and market the Index until December 31, 2020. Beeland Management believes that the Index includes most of the publicly traded raw materials used in international commerce for which futures contracts or forward contracts are regularly traded in recognized markets. It is designed to address the needs of expanding world trade.

As the owner of the Index, James Rogers controls the components of the Index which the fund is designed to track. The weightings of the Index were selected by Mr. Rogers based on his perception of the relative importance of those raw materials. The Index incorporates a number of raw materials represented among North American, European, Asian and Australian commodity contracts. By limiting positions in the component commodities to the long side of the market, the prices of the component commodities and the index as a whole will typically, but not always, increase or decrease to the extent that global prices for these commodities increase or decrease.

Mr. Rogers and Beeland Management review the Index periodically to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of Mr. Rogers and in accordance with objective, predetermined internal rules developed by Mr. Rogers and Beeland Management governing adjustments to the Index. To date, there has been only two minimal adjustments in the history of the Index. These adjustments were made in order to substitute soybean oil for palm oil and soybean meal for flaxseed. While there are no legal impediments to adjusting the Index, Beeland Management may not change the investment philosophy of the Index Fund.

The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses.

Unlike some well-known indices, such as the Standard and Poors 500 and the Dow Jones Industrial Average, information regarding the composition and performance of the Index is not available on a widespread basis. However, the Index has been tracked and reported by several futures industry reporting services, such as Managed Account Reports (“MAR”).

Following is a chart listing the commodities which currently comprise the Index.

Rogers International Commodity Index

List of Component Commodities

As of May 1, 2004

Commodity, (%)	Principal Exchange
Crude Oil, (35%)	NYMEX (New York Mercantile Exchange)
Heating Oil, (3%)	NYMEX (New York Mercantile Exchange)
Unleaded Gasoline, (3%)	NYMEX (New York Mercantile Exchange)
Natural Gas, (3%)	NYMEX (New York Mercantile Exchange)
Palladium, (0.30%)	NYMEX (New York Mercantile Exchange)
Wheat, (7%)	CBOT (Chicago Board of Trade)
Corn, (4%)	CBOT (Chicago Board of Trade)
Soybeans, (3%)	CBOT (Chicago Board of Trade)
Soybean Oil, (2%)	CBOT (Chicago Board of Trade)
Soybean Meal, (0.15%)	CBOT (Chicago Board of Trade)
Rice, (2%)	CBOT (Chicago Board of Trade)
Oats, (0.50%)	CBOT (Chicago Board of Trade)
Aluminum, (4%)	LME (London Metals Exchange)
Zinc, (2%)	LME (London Metals Exchange)
Nickel, (1%)	LME (London Metals Exchange)
Tin, (1%)	LME (London Metals Exchange)
Lead, (2%)	LME (London Metals Exchange)
Copper, (4%)	COMEX (Commodity Exchange—NY)
Gold, (3%)	COMEX (Commodity Exchange—NY)
Silver, (2%)	COMEX (Commodity Exchange—NY)
Platinum, (1.8%)	COMEX (Commodity Exchange—NY)
Live Cattle, (2%)	CME (Chicago Mercantile Exchange)
Live Hogs, (1%)	CME (Chicago Mercantile Exchange)
Lumber, (1%)	CME (Chicago Mercantile Exchange)
Coffee, (2%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Sugar, (1%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Cocoa, (1%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Cotton, (3%)	NYCE (New York Cotton Exchange)
Orange Juice, (0.66%)	NYCE (New York Cotton Exchange)
Barley, (0.77%)	WCE (Winnipeg Commodity Exchange)
Canola, (0.67%)	WCE (Winnipeg Commodity Exchange)
Azuki Beans, (1%)	TGE (Tokyo Commodity Exchange)
Wool, (1%)	SFE (Sydney Futures Exchange)
Rubber, (1%)	TOCOM (Tokyo Commodity Exchange)
Raw Silk, (0.15%)	YRSE (Yokohama Raw Silk Exchange)

BASIS FOR TRADING

There are numerous trading methods, systems and strategies utilized in futures trading. The following discussion only addresses those methods, systems and strategies utilized in Beeland Management’s trading program, and you will therefore not be able to compare them with trading methods, systems and strategies that are utilized by other trading advisors or trading managers. The following description of Beeland Management’s trading program is not intended to be exhaustive.

The Index Fund will invest its funds in a portfolio of futures and forward contracts traded on recognized exchanges. The Index Fund may also purchase commodity forward contracts in the off-exchange or over-the-counter markets, under certain circumstances if, in the sole discretion of Beeland Management, there is sufficient liquidity and depth in the relevant off-exchange markets. Beeland Management does not anticipate that the Index Fund will trade on such over-the-counter markets in the immediate future. Many of the commodity contracts listed above are traded on multiple markets. In placing orders for these commodities, the Index Fund intends to employ the available market that provides the most advantageous market, in terms of depth and/or liquidity, at the time that trading decisions are made.

Beeland Management will attempt to replicate the composition of the Index by purchasing commodity futures contracts in the same types and quantities as the Index. This Index consists of the value of a basket of raw materials employed in the world economy. This Index is described in greater detail in “Rogers International Commodity Index” above. Beeland Management utilizes a series of rules which, in turn, generally generates trading instructions designed to produce a portfolio of trades and positions in commodities which should track the Index. Beeland Management will enter trades consistent with those instructions. Beeland Management believes that the Index Fund’s management activities will produce a return which is correlated plus or minus 5% with that of the Index. Beeland Management will select futures commission merchants to execute trades for the Index Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any ancillary services provided. Affiliates of members of Beeland Management may be engaged to provide trade execution services for the Index Fund. Cash not needed as margin for futures or cash forward contracts will be invested in a portfolio of United States government securities.

Since the Index Fund’s portfolio is based on the Index, there will be no active trading by Beeland Management in the traditional sense. Unlike most other commodity pools, commodity futures will not be bought or sold to take advantage of hoped for price movement. Instead, Beeland Management will engage in only two types of trading on behalf of the Index Fund. Almost all of the trading by Beeland Management will be made for the purpose of rolling positions from near delivery dates to later delivery dates in order to ensure that the Index Fund will not take actual delivery of a physical commodity. These rolling trades, made pursuant to a predetermined formula and rules, are placed and effected, to the extent possible, as spread transactions, in which the Index Fund simultaneously buys and sells futures contracts corresponding to the same commodity, but for delivery in different months. In a spread trade, a loss on one side will usually be neutralized, at least in part, by a gain on the opposite position. Placing and effecting these rolling trades as spread transaction have several advantages over first selling a position in a near month and then subsequently buying a corresponding position in a far month. In the latter case, there is a risk that during the period between the sale and the purchase, there may be sudden, adverse movements in the price of the commodity. Therefore, by effecting the rolling trades as spread transactions, the Index Fund seeks to minimize the risks of price fluctuation. In addition, Beeland Management will review the Index at least annually to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decisions will be made in the sole discretion of James Rogers and in accordance with objective, predetermined internal rules developed by Beeland Management governing adjustments to the Index. If Beeland Management deems that an adjustment of the Index Fund is necessary, Beeland Management may add or subtract futures or forward contracts to the Index Fund and rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

Generally, if prices of commodities rise, then the value of an investment in the Index Fund should appreciate. Correspondingly, if commodity prices decline, then the value of an investment in the Index Fund should go down. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses.

THE GENERAL PARTNER

Background of the General Partner

Beeland Management Company, L.L.C. is the sole general partner of the Index Fund. It is an Illinois limited liability company whose majority owner-member is James Beeland Rogers, Jr. Mr. Rogers has granted to Beeland Management a nonexclusive, worldwide license to use, publish and market the Index in exchange for majority ownership of Beeland Management.

Beeland Management will manage the business of the Index Fund. It may retain third parties to provide services to the Index Fund, and other parties will be retained to provide accounting, auditing, legal and other professional services.

Unlike most other funds which have an independent trading advisor, the Index Fund does not have a separate trading advisor. Instead, Beeland Management will essentially serve as the Index Fund’s commodity trading advisor. Beeland Management is registered as a commodity pool operator and commodity trading advisor with the CFTC and is also a member of the NFA.

The Index Fund’s general partner may trade commodities futures and other interests for its own account. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Such trading by the Index Fund’s general partner for its own account may create conflicts of interest for the general partner.

Beeland Management was organized in 1997 for the purpose of serving as the general partner of the Rogers Raw Materials Fund, an Illinois limited partnership, formed to operate as a private commodity pool. Beeland Management may also serve as the commodity pool operator for other new or existing pools in the future. No offering of any units of limited partnership interest in the Rogers Raw Materials Fund is being made pursuant to this prospectus.

The net worth of Beeland Management as of December 31, 2003 is $122,387.

The principal offices of Beeland Management are located at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604. The telephone number at that location is (312) 264-4375.

Principals

The following is summary biographical information concerning the members of Beeland Management who participate in its management.

James Beeland Rogers, Jr., age 61, has been the majority owner and a member of Beeland Management since inception in 1998. Mr. Rogers, a co-founder of the Quantum Fund in the 1970s, is the author of Adventure Capitalist (Random House, 2003) and Investment Biker; On the Road with Jim Rogers (Random House, 1994). He developed, compiled and owns the Index. Although Mr. Rogers’ career spans over 30 years, during the last six years he has been semi-retired and travelling extensively around the world. However, during that period, he has been a regular commentator and columnist in various media dealing with economy and finance matters and is an occasional Visiting Professor at Columbia University. Mr. Rogers is an investor who has been chronicled in John Train’s THE NEW MONEY MASTERS and Jack Schwager’s Market Wizards, as well as in Barons, Forbes, Fortune, The Financial Times and The Wall Street Journal.

Walter Thomas Price III, age 63, is a Managing Member of Beeland Management and is the co-chairman, president, director and sole shareholder of Price Asset Management, Inc. He has been the President and Chief Executive Officer of The Price Futures Group since June 1995 and is an investor in Uhlmann Price Securities. Mr. Price has been involved in the securities, cash commodities and commodity futures markets for more than 40 years as both a trader for his own account and as a broker. He is president, a registered principal, and associated person of Price Capital Markets Inc., with which he has been affiliated since February 1997. At Price Capital Markets, Mr. Price is ultimately responsible for overseeing all trading decisions. He is a graduate of the University of Texas and is also a licensed NASD principal and NFA principal.

Allen D. Goodman, age 34, is the chief financial officer of Beeland Management, which he joined in November 2003. In March 2001 Mr. Goodman became Chief Financial Officer of Price Asset Management, Inc. From January, 2000, to March, 2001, he served as founder and president of Financial Products, Ltd., a management consulting firm specializing in financial process reengineering. From February, 1999 to January, 2000, he worked as a management consultant for Via International, preceded by service as a business valuation consultant for BDO Seidman LLP from May, 1997 to February, 1999. Prior to that, from February, 1995 to May, 1997, he founded and managed Exclusively Gourmet, Inc., a specialty food and confections brokerage company. Mr. Goodman holds a B.A. degree from the University of Wisconsin and a M.S.A. in Accounting from DePaul University.

Richard L. Chambers age 60, has been a Managing Member of Beeland Management since 1998. Mr. Chambers serves as Treasurer of Beeland Management. He is responsible for investment of funds not required for margin and is also responsible for certain other administrative duties. Mr. Chambers is also the managing principal of Hart Capital Management, a registered investment adviser and a division of Arbor Research & Trading, Inc. Mr. Chambers has over 30 years experience in the fixed income securities business as both a dealer and a portfolio manager.

Arbor Research & Trading is a broker-dealer and investment adviser based in Barrington, Illinois. Pursuant to a separate advisory agreement, Hart Capital Management will advise Beeland Management in connection with the Index Fund’s purchases and sales of U.S. government securities. The Index Fund will pay Hart Capital Management an annual advisory fee of 10 basis points, computed quarterly in arrears, on the basis of the average month-end market value of the Index Fund’s assets allocated to Hart Capital Management and invested in government securities. Hart Capital Management also advises Beeland Management in its capacity as general partner, commodity pool operator and trading advisor of Rogers Raw Material Fund in connection with that pool’s purchases and sales of U.S. government securities. Arbor Research & Trading, Hart Capital Management and/or Mr. Chambers currently and in the future may invest in commodity pools that are advised by Arbor Research & Trading and/or Hart Capital Management.

Arbor Research & Trading’s objective is to achieve appreciation of its clients’ assets through the purchase and sale of U.S. government securities, including but not limited to U.S. Treasury securities. The specific government securities to be traded will be selected from time to time by Arbor Research & Trading and will be limited to government securities, as defined under the Investment Company Act of 1940, as amended. Specific issue selection will be based on relative attractiveness to the U.S. Treasury yield curve and other comparable treasury or agency securities.

Although the Index Fund will pay Hart Capital Management the advisory fee explained above, none of the foregoing individuals are paid any compensation directly by the Index Fund.

Legal Actions

There have been no material administrative, civil or criminal actions pending, on appeal or concluded against Beeland Management or any of its individual principals, Arbor Research & Trading, Inc., Hart Capital Management, Price Futures Group, Inc. or Uhlmann Price Securities, LLC within the past five years that are material to an evaluation of their ability or integrity.

Investment by the General Partner and Its Members

To the extent of any capital contribution it made to the Index Fund, Beeland Management will be treated as though it were a limited partner. Members of Beeland Management and persons associated with the members may subscribe for limited partnership interests as well. Any such subscribers will not be limited by the minimum subscription amounts required above.

The founding member of the general partner has made a $25,000 capital contribution to the Index Fund. The purchase of units by Beeland Management or its members may create conflicts of interest. See “Conflicts of Interest” above.

Duties of the General Partner

The general partner of the Index Fund manages all business of the Index Fund. The Index Fund’s general partner may delegate its responsibility for the investment of the Index Fund’s assets to one or more qualified trading advisors. If it elects to direct trading for the Index Fund itself, the general partner of the Index Fund may still render advisory services to other clients or accounts and use the same trading strategies utilized in managing the Index Fund’s investments.

The general partner of the Index Fund may retain various third parties, including affiliates of the general partner and its members, to perform various services for the Index Fund. However, the Index Fund’s general partner may not knowingly enter into any agreement or arrangement with affiliates on terms less favorable to the Index Fund than those customarily charged by an unrelated party for similar services.

The maximum period covered by any contract between the Index Fund and the general partner may not exceed one year and the agreement will be terminable without penalty upon 60 days’ written notice by the Index Fund.

The Index Fund’s general partner is accountable to the Index Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner’s fiduciary duty exists concurrently with the obligations set forth in the partnership agreement. The limited partners may not contract away this fiduciary obligation.

PRINCIPAL OWNERS OF UNITS

As of the date of this prospectus, the general partner of the Index Fund has made a $25,000 investment in the Index Fund and is the beneficial owner of those units.

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

You should consult your legal counsel with questions concerning the responsibilities of the Index Fund’s general partner. Reference is made to “Fiduciary Responsibility of the General Partner” for a discussion of these responsibilities. In the event that you believe the general partner of the Index Fund has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Index Fund (or in a class action on behalf of all limited partners), if:

•	the general partner of the Index Fund has refused to bring the action, or

•	an effort to cause the general partner of the Index Fund to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner of the Index Fund if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the Index Fund’s general partner, the limited number of cases defining excessive trading, and the provisions in the limited partnership agreement discussed under “The Limited Partnership Agreement—Indemnification.”

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The offering of the Index Fund’s units of limited partnership interest commenced in January 2001 and the initial offering terminated in October 2002 with proceeds of approximately $6,621,780. The continuing offering commenced immediately after termination of the initial offering; additional subscriptions totaling approximately $15,349,759 have been accepted during the continuing offering period through April 2004. Redemptions over the same period total approximately $5,715,932. The Index Fund commenced operations in November, 2001.

Capital Resources

The Index Fund will raise additional capital only through the sale of units offered pursuant to the continuing offering and does not intend to raise any capital through borrowing. Due to the nature of the Index Fund’s business, it anticipates making no capital expenditures and will have no capital assets which are not operating capital or assets.

Results of Operations

The returns for calendar year ended December 31, 2003 and year to date through March 31, 2004 were 24.28% and 13.11%, respectively.

Because the Index Fund is designed to replicate an index, performance of the Index Fund is not dependent on trading decisions made by the general partner apart from balancing positions to track the Index.

Throughout 2003, the Index Fund profited from general economic conditions and social factors which contributed to an increase in commodity prices in certain markets included in the Index.

PERFORMANCE HISTORY OF THE INDEX FUND

Name of Pool:	Rogers International Raw Materials Fund, L.P.
Type of Pool:	Publicly offered
Inception of Trading:	November 2001
Subscriptions through April 30, 2004:	$21,971,539
Redemptions through April 30, 2004:	$5,715,932
Net Asset Value as of April 30, 2004:	$17,970,258
Worst Monthly Percentage Draw-down:	8.27% (March 2003)
Worst Peak-to-Valley Draw-down:	12.77% (February 2003-April 2003)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return

Month	2004	2003	2002	2001
January	2.35%	7.47%	(5.13)%
February	8.85%	5.20%	7.60%
March	1.52%	(8.27)%	10.57%
April	(0.39)%	(4.91)%	(0.28)%
May		7.80%	(0.68)%
June		0.74%	3.58%
July		1.40%	0.19%
August		5.29%	4.47%
September		(2.61)%	1.93%
October		3.92%	(2.43)%
November		1.92%	0.21%	(3.51)%
December		5.38%	2.79%	(4.36)%

Year	12.65%	24.28%	24.15%	(7.71)%

OTHER POOLS OPERATED BY THE GENERAL PARTNER

As of the date of this prospectus, Beeland Management was also serving as the pool operator of Rogers Raw Materials Fund, a private commodity pool.

Rogers Raw Materials Fund is an Illinois limited partnership formed in August 1997. It commenced operations in July 1998 and began trading in August 1998.

Beeland Management serves as the general partner and trading advisor for the Rogers Raw Materials Fund and utilizes the same trading methods as the Index Fund’s trading program. As with the Index Fund, Rogers Raw Materials Fund’s trading is designed to replicate the positions which comprise the Index. Beeland Management will attempt to replicate the composition of the Index by purchasing futures contracts in the same commodities and quantities as the Index. This Index consists of a basket of raw materials employed within the world economy and traded in seasoned markets, as futures and forward contracts. There are no “short” positions within the Index.

The Rogers Raw Materials Fund has a lower and different fee structure than that of the Index Fund. The Rogers Raw Materials Fund is structured for large, institutional investors, with minimum subscriptions typically in the range of $500,000. As a result, the performance information for the Rogers Raw Materials Fund should not be relied upon as any indication of the Index Fund’s potential performance.

Investors in the Rogers Raw Materials Fund are not required to pay a subscription fee, whereas investors in the Index Fund pay up to a 6% subscription fee (which includes a 4.5% reallowance to other broker-dealers). Investors in the Index Fund also pay up to a 1% annual trailing servicing fee. In addition, the funds have different management fees. Investors in the Index Fund will pay a management fee of 175 basis points (1.75%) per year.

Beeland Management performs similar administrative duties for Rogers Raw Materials Fund as it performs for the Index Fund. Beeland Management is registered as a commodity pool operator and commodity trading advisor and has the ability and the right to manage individual customer accounts.

The following capsule shows the annual past performance of Rogers Raw Materials Fund since its inception of trading (in August 1998) and year-to-date (through April 2004) and other relevant information.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule Performance of Other Pools Currently Operated or

Managed By Beeland Management Company, L.L.C.

For the Period August 1998 (Inception of Trading)

Through April 2004

Rogers Raw Materials Fund is a single fund comprised of three series of units that differ in their management fees and in whether brokerage commissions are paid independently of or are included within the management fees (i.e. a wrap fee).

Name of Pool: Rogers Raw Materials Fund, L.P. (Fund as a Whole)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $172,210,623 (net of withdrawals)

Current Net Asset Value(1): $207,612,810

Largest Peak-to-Valley Drawdown in last five years(2)(3): 24.67% (November 2000—January 2002)

Largest Monthly Drawdown in last five years(4): 8.86% (September 2001)

Annualized Rate of Return(5): 19.98%

Current Year’s Rate of Return (through April, 2004): 11.11%

Notes To Tables

(1)	“Net Asset Value” is defined by applicable CFTC regulations to mean total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.
(2)	“Drawdown” is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.
(3)	“Largest Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(4)	“Largest Monthly Drawdown” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.
(5)	Annualized Rate of Return is the compounded annual average rate of return for the period from January 1, 1999 through April 30, 2004.

As of April 30, 2004, Rogers Raw Materials Fund has received total contributions of approximately $182,812,125, from investors. The following table shows the monthly and yearly performance of the Rogers Raw Materials Fund, as a whole, from January 1999 through April 30, 2004.

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	YEAR
2004	0.58	8.69	2.01	(0.37)									11.11
2003	7.07	5.12	(7.58)	(4.45)	7.96	1.01	2.66	4.12	(2.06)	3.90	2.00	5.64	27.03
2002	(1.18)	4.38	10.13	0.02	(0.56)	3.98	0.61	4.67	2.37	(2.14)	0.45	5.17	30.93
2001	1.97	(1.32)	(4.15)	4.38	(2.10)	(5.86)	1.83	0.52	(8.86)	(4.25)	(2.24)	(0.78)	(19.61)
2000	6.56	4.57	(1.17)	(2.25)	7.35	5.25	(5.99)	10.44	(1.47)	0.59	5.26	(5.00)	25.16
1999	0.75	(4.26)	16.98	5.26	(5.66)	7.44	1.94	5.14	4.56	(3.93)	4.42	3.06	39.48

FUTURES COMMISSION MERCHANT, INTRODUCING BROKER AND DEALERS

Beeland Management has selected the Price Futures Group, Inc. as the Index Fund’s introducing broker and Man Financial Inc. as the Index Fund’s clearing broker. The Price Futures Group, an Illinois corporation, will introduce the Index Fund’s futures transactions to the clearing broker in return for a portion of the clearing broker’s commission. It will also monitor the futures positions that the clearing broker reports in the Index Fund’s trading accounts for any errors in trade or valuation prices.

The Price Futures Group is a registered introducing broker with the CFTC, and is a member of the NFA. The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 264-4300.

Man Financial, a member of the Man Group of Companies, acts as the clearing broker for the Index Fund and, as such, receives commissions for clearing and executing trades on behalf of the Index Fund. Man Financial will hold funds as segregated customer funds, and all payments, including margin payments, to and from the futures exchanges resulting from the Index Fund’s trades will flow through Man Financial.

Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association in such capacities. Man Financial’s subsidiary Man Securities Inc. is registered with the National Association of Securities Dealers, Inc. as a broker-dealer. Companies and affiliates within the Man Group are members of major futures and securities exchanges worldwide. Man Financial’s main office is located at 717 Fifth Avenue, Ninth Floor, New York, New York 10022-8101. Man Financial’s telephone number at such location is (212) 589-6200.

Man Financial acts only as clearing broker for the Index Fund and as such is paid commissions for executing and clearing trades on behalf of the Index Fund. Man Financial has not passed upon the adequacy or accuracy of this prospectus. Man Financial neither will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner of the Index Fund. Therefore, prospective investors should not rely on Man Financial in deciding whether or not to participate in the Index Fund.

Beeland Management estimates that the round-turn commissions payable by the Index Fund for trades cleared by its futures commission merchants will not exceed 1%. The brokerage commissions payable by the Index Fund are subject to change at any time.

Beeland Management, in conjunction with Hart Capital Management, will select the broker-dealers who will execute trades in government securities, generally in their discretion.

SOLICITING DEALERS

Members of Beeland Management will assist and provide additional information and documents to prospective investors that are interested in an investment in the Index Fund. Such members may be compensated for their marketing efforts by broker/dealers with which they are registered and which enter into selling agent agreements with Uhlmann Price Securities.

There is no underwriter or syndicate group for the offering. However, Uhlmann Price Securities may enter into agreements with a number of firms which are registered as broker/ dealers, are members of the NASD and are properly registered or qualified in the appropriate states to introduce the Index Fund to certain of their customers.

Uhlmann Price Securities will receive a subscription fee of up to 6% of the gross offering proceeds to cover offering, administrative and marketing expenses and Beeland Management will receive a trailing servicing fee of up to 1.0%. One-half of one percent (0.50%) of the subscription fee will be retained by Beeland Management for wholesaling expenses. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions (described below under “Plan of Distribution”), investors purchasing specified minimum dollar amounts will be entitled to a reduction of the 4.5% reallowance portion of the subscription fee, and the amount of the reallowance to be reallowed to soliciting dealers, will be according to the following schedule:

Amount of Purchaser’s Investment	Maximum Reallowance	Amount of Volume Discount
$25,000 to $249,999	3.5%	1.0%
$250,000 and over	2.5%	2.0%

SUBSCRIPTION AGENT

Responsibilities

Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey, will serve as the Index Fund’s subscription agent, as well as the Index Fund’s redemption agent. While Derivatives Portfolio Management will serve in both capacities, we will refer to Derivatives Portfolio Management in this prospectus as the subscription agent.

As subscription agent, Derivatives Portfolio Management’s responsibilities will include:

•	processing new subscriptions,

•	adding new subscribers to the list of limited partners,

•	assigning the appropriate units per subscription,

•	receiving and disbursing funds to and from investors,

•	computing the Index Fund’s net asset value per unit, and

•	processing redemptions.

The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

Fees

As compensation for its services, the subscription agent receives a monthly fee equal to a percentage of the value of the Index Fund’s net assets as of the first day of each month. The minimum subscription agent fee per month is $4,000. In addition to the above fee, the Index Fund pays the subscription agent $20 per partner per year for expenses associated with mailing and handling ($17.00 per partner for partners that are processed through the Index Fund’s escrow agent during the initial escrow period).

USE OF PROCEEDS

The net proceeds of the offering, after deducting the subscription fee, will be used to acquire a portfolio of futures positions consistent with the Index Fund’s trading policies as well as government securities with the excess. Generally, not more than 25% of the Index Fund’s assets will be maintained in the Index Fund’s trading account with its futures commission merchant. Those funds will be available to acquire a portfolio of futures positions consistent with the Index Fund’s trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Index Fund will be maintained in cash and segregated as customer funds, except assets, if any, committed as margin on some non-U.S. futures and options transactions.

The Index Fund’s trading account funds which are not committed as margin may be invested in U.S. government securities. The Index Fund will always maintain sufficient cash in U.S. government securities to close out open positions.

All interest and other earnings earned on the Index Fund’s funds will be paid to the Index Fund and not to the broker or other custodian having custody of the funds.

The Index Fund will not have significant assets or properties other than the Index Fund’s trading account with its futures commission merchants and the other types of accounts described in this section. The Index Fund’s account with its futures commission merchants and some of the other accounts in which the Index Fund’s funds will be deposited and held are not federally insured or guaranteed.

The Index Fund will make no loans nor will it borrow money. The assets of the Index Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling.

TRANSFERABILITY AND REDEMPTION OF UNITS

The following is a summary of the conditions that must be met in order to transfer units and to redeem units. You should read the limited partnership agreement for complete details of the conditions. See, in particular, Article XIV and Section 8.5 of the limited partnership agreement, a copy of which is included as Appendix A.

Transfers of Units

Units cannot be assigned or transferred and the assignee cannot become a substituted limited partner of the Index Fund until the assignor of the units and the assignee have delivered an assignment agreement to the Index Fund’s general partner, and the Index Fund’s general partner gives its written consent to the assignment. Consent may be given or withheld in the sole and absolute discretion of the Index Fund’s general partner. The assignee must also provide the Index Fund’s general partner with written acceptance of the limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Index Fund. The assignee of the units is required to pay all expenses incurred in connection with the assignment. Any assignment of a unit not made in compliance with the limited partnership agreement is invalid.

Redemption of Units

Units can generally be redeemed on the last trading day of any month. In order to redeem units, a limited partner must give 10 day written notice. Unless a limited partner is requesting complete redemption, Beeland Management will redeem units in the order in which they were purchased.

The redemption price per unit will be the net asset value per unit as of the close of business on the withdrawal date. The Index Fund imposes no redemption fees or charges. However, the Index Fund’s general partner holds back a nominal amount at the time of certain redemptions (i.e., most redemptions which are not made at the close of a fiscal year in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the Index Fund’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the Index Fund and chargeable against net assets as of that date. Within 45 days following the redemption date, the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawing limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Index Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

The redemption price will not be fixed until the effective date of the redemption. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. That delay may be a period of up to 45 days. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading.

Beeland Management does not currently intend to assess any fees or charges for liquidations. However, it may change this policy in the future.

Derivatives Portfolio Management, the subscription agent of the Index Fund, will also process all requests for redemptions. Derivatives Portfolio Management is not a trustee and has no management or oversight responsibilities and no fiduciary obligations to the limited partners.

The limited partnership agreement authorizes the general partner of the Index Fund to refuse to redeem units if the number of requested redemptions may be detrimental to the tax status or treatment of the Index Fund. As further described in “Federal Income Tax Aspects—Application of the Publicly Traded Partnership Rules to the Index Fund” on page 53 of the Prospectus, the Index Fund relies on a safe harbor to avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss. Under this safe harbor, partnerships will not be deemed publicly traded for a taxable year if:

•	any redemption or repurchase agreements require written notification at least 60 days before the redemption of the partner’s intent to redeem;

•	the repurchase price is not established until at least 60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership’s tax year; and

•	the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits.

The limited partnership agreement also authorizes the Index Fund’s general partner to temporarily suspend all redemptions and to delay payment for redemptions if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Index Fund’s portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges.

All units will remain at risk in the business of the Index Fund in any of these circumstances. A limited partner therefore may not always be able to redeem his or her units.

Requests for redemption should be transmitted to Beeland Management at the principal offices of the Index Fund set forth on page 3 of this prospectus.

The limited partnership agreement limits the total equity owned by benefit plan investors by permitting the partnership to automatically redeem units held by benefit plan investors. Any subscriber which is an entity subject to ERISA must agree that, if at the closing of any month, the total number of units held by all ERISA limited partners exceed 24.9% of the aggregate total of units held by all limited partners, then all ERISA limited partners will be deemed to have withdrawn, on a pro rata basis, that number of units sufficient to reduce the number of units held by the ERISA limited partners to not more than 24.9% of the total units held by all limited partners.

COMMODITY MARKETS

This section is intended to give you an overview of the commodities markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2000 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2000 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing costs, represents the profit or loss to the trader.

The month and year which are part of each commodity contract represent a delivery month. For example, a contract for December 2000 wheat would be for a deliverable grade of wheat to certain delivery terminals by a specific date in December 2000. Each futures contract trades in several delivery months. The term “near-month” refers to the delivery month that will occur the soonest and “far month” refers to the delivery month that is farthest out in the future. Generally, the farthest delivery month is one year in the future. As an example, in January 2000, the latest delivery month would be January 2001.

Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position.

Futures exchanges have expanded throughout the world in response to the globalization of the world’s economy. This gives investors the opportunity to participate in global markets and economic trends.

Forward Contracts

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as “forward contracts.” In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The forward markets are substantially unregulated. However, certain exchange-traded contracts, such as those on the London Metals Exchange are actually forward contracts. Unlike futures contracts, over-the-counter forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

Commodity futures and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends.

Regulation

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the “CEA”) by the CFTC. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as “contract markets”, and that all trading on such exchanges must be done by or through exchange members. Futures trading in all commodities traded on domestic exchanges is regulated pursuant to the CEA. The CFTC adopted rules in 1981 regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors”. Beeland Management is registered as a commodity pool operator and a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Futures commission merchants are also subject to regulation by and registration with the CFTC. With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits”. The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

The CFTC and U.S. exchanges have established limits, referred to as “position limits”, on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Index Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Index Fund are allocated only to the person or entity controlling trading decisions for the Index Fund and not to the limited partners. Depending upon the total amount of assets being managed in both the Index Fund’s account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Index Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. Beeland Management is a member of the NFA.

The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of Beeland Management does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Index Fund’s trading, the Index Fund, and not the limited partners personally, will be subject to the margin calls.

PLAN OF DISTRIBUTION

The Offering

There is no underwriter for this offering. Uhlmann Price Securities will act as selling group manager in the offering and will solicit subscribers, acting primarily through Beeland Management. In addition, units will also be offered by soliciting dealers on a best efforts basis. Each of these soliciting dealers is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. Uhlmann Price Securities, LLC acts as the managing dealer in the Offering.

Uhlmann Price Securities through Beeland Management will receive a subscription fee of up to 6% of the gross offering proceeds. A portion of the subscription fee may be reallowed by Uhlmann Price Securities to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions, investors purchasing specified minimum dollar amounts will be entitled to a reduction of the reallowance portion of the subscription fee. See “Soliciting Dealers” above for the amount of the subscription fee that may be reallowed to soliciting dealers.

Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 through the same soliciting dealer will be entitled to a reduction of the 4.5% reallowance portion of the subscription fee in accordance with the following schedule:

Amount of Purchaser’s Investment	Maximum Reallowance Fee	Amount of Volume Discount
$25,000 to $249,000	3.5%	1.0%
$250,000 and over	2.5%	2.0%

The Index Fund will accept subscriptions throughout the continuous offering period, which can be terminated by Beeland Management at any time at a purchase price per unit equal to the net asset value per unit of the close of trading on the trading day preceding the effective date of purchase.

Any sales of units will be effective on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

You must submit your subscription at least five (5) days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering.

The minimum subscription is $10,000 for first time investors. Subsequent investments by existing limited partners may be in any amount as Beeland Management may accept. Investments above the minimum and all subsequent investments must be made in increments of $1,000. The purchase price for units will be the net asset value per unit.

The total purchase price for the units must be paid at the time of executing the subscription agreement. The purchase price must be paid in cash or its equivalent.

All subscriptions are irrevocable, except only as may be provided by the securities laws of your state. Beeland Management has the right, however, to totally or partially reject any subscription for units. Beeland Management may require you to provide additional information and documentation.

All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

How to Invest

In order to purchase units, you must complete and sign a copy of the form of subscription agreement that is included with this prospectus as Appendix B and a copy of the counterpart signature page of the limited partnership agreement and deliver and/or mail them and the full purchase price for the units subscribed for to the subscription agent. Subscription proceeds accepted by Beeland Management for units sold will be immediately available for use by the Index Fund.

Alternatively, subscribers may fax the completed subscription agreement and counterpart signature page to the subscription agent, while the appropriate subscription proceeds are transferred by bank wire transfer to Mellon Bank. Manually signed copies of the subscription agreement and counterpart signature page should then be mailed to the subscription agent.

The subscription agreement contains various representations, warranties, agreements and acknowledgments, and you should therefore carefully read the subscription agreement. By executing and returning the Subscription Agreement, you represent and warrant, among other things, that you:

•	have received a copy of the prospectus as supplemented at least 5 business days prior to the signing of the subscription agreement;

•	either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the fund) you have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and described in “Who May Invest” below;

•	are purchasing units for your own account;

•	acknowledge that the investment is not liquid except for limited redemption rights;

•	if acting on behalf of an employee benefit plan subject to ERISA, have considered the investment in light of the related risks and has determined that the investment is consistent with the plan fiduciary’s responsibilities under ERISA; and

•	are aware that various types of institutions, including pension plans and trusts, are governed by laws and regulations relating to the various types of investments such institutions are allowed to make.

Each of the representations and warranties are primarily intended to assure and confirm that you understand the Index Fund’s structure and operation prior to making your investment. In addition, they enable the Index Fund, its general partner and the soliciting dealer to comply with certain requirements under the CEA and various state securities laws. The Index Fund and the general partner will assert the representations and warranties, if necessary to demonstrate compliance with the CEA and such state securities laws.

The general partner and soliciting dealers selling units on behalf of the Index Fund are responsible for making every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each limited partner, based on the information provided by the subscriber regarding his or her financial situation and investment objectives. For a period of at least six years, the general partner or the soliciting dealers will maintain records of the information used to determine that an investment in units is suitable and appropriate for each limited partner.

BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

Who May Invest

You must represent and warrant in the Subscription Agreement that you meet the minimum financial standards for investing.

The following table describes those minimum suitability requirements:

State	Income Requirements	Net Worth Requirements
All States	Minimum annual gross income of $45,000 if net worth is less than $150,000 and at least $45,000	Minimum of $150,000* or Minimum of $45,000* (with minimum annual gross income of $45,000)

The following additional requirements are applicable if you are a resident of the following states:

Alaska, Arizona, California, Indiana, Massachusetts, Michigan, Missouri, Oregon, South Carolina and Washington	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum annual gross income of $60,000)

Iowa, North Carolina and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum taxable income of $60,000)

Maine	Minimum annual gross income of $50,000 if net worth is less than $50,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000).

Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.

Ohio and Washington	None	Investment may not exceed 10% of the investor’s liquid net worth

*	Excluding home, home furnishings and automobiles.

These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

None of the states have a minimum purchase requirement except for Iowa which has a minimum purchase requirement of $3,000 for IRA and Roth IRA. However, the Index Fund requires a minimum purchase of $10,000 for first time investors.

Confirmation or Rejection of Subscriptions

Subscribers whose subscriptions are accepted will be sent a confirmation of his or her purchase within 10 days after the first day of the month after their subscription is processed and accepted and payments are received and cleared. Beeland Management may reject any subscription for any reason.

ERISA CONSIDERATIONS

An investment in the Index Fund might or might not be suitable for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before investing in the Index Fund you should determine whether such an investment is permitted under the governing instruments of the plan. You should also determine if such an investment is appropriate for the particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

As used in this section, the term “employee benefit plans” refers to plans and accounts of various types, including their related trusts that provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income, typically free from federal income tax until funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called “401(k)” plans, “simplified employee pension plans,” so-called “Keogh” plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts (IRAs), as described in Section 408 of the Internal Revenue Code of 1986, as amended.

The DOL has adopted so-called plan asset regulations under ERISA. Under these regulations, if an employee benefit plan acquires an equity interest in an entity such as the partnership which is not a “publicly offered security,” the plan’s assets will generally be considered to include both the equity interest in the entity and an individual interest in each of the entity’s underlying assets. This will not be the case if (a) the equity participation in the entity by employee benefit plans is not “significant” (defined as 25% or more of any class of the entity’s equity interests) or (b) the entity qualifies for another exception under the plan asset regulations.

If the underlying assets of the partnership were considered plan assets, those persons who have discretion in the management of the partnership and the partnership’s assets would become fiduciaries of the plan. In addition, financial transactions involving the partnership’s assets would be subject to ERISA reporting and disclosure requirements that the partnership generally could not comply with.

Beeland Management expects that Units will be “publicly offered securities” for purposes of the DOL plan asset regulations, with the result that the regulations should not apply. The DOL defines a “publicly offered security” as a security that is (a) freely transferable (determined on the basis of all relevant facts and circumstances), (b) either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold as part of a public offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and (c) part of a class of securities that is “widely held.”

A class of securities is “widely held” only if it is owned by 100 or more investors independent of the issuer and of one another. Once a class of securities is widely held, it will not lose that status if the number of independent investors later falls below 100 as a result of events beyond the control of the issuer (for example, redemptions of Units).

Units should be freely transferable within the meaning of the DOL plan asset regulations, and Units will be registered under securities laws and regulations as described above. Beeland Management expects that there will be in excess of 100 investors over time, given the number of Units being offered and the relatively small minimum purchase requirement. However, there may be a time following the initial offering of Units when the Index Fund does not have 100 or more investors, and it is possible that Units will never be acquired by 100 or more investors.

In any case where Units are not “widely held” and therefore not considered “publicly offered securities,” the Index Fund intends to limit investment by employee benefit plans to less than 25% of the Units. To comply with this limitation, Beeland Management reserves the right to:

•	determine that Units may not be acquired by an employee benefit plan investor;

•	require an employee benefit plan investor to redeem some or all of its Units; and

•	limit the transfer of Units by investors to employee benefit plans to ensure that investment by employee benefit plans is less than 25% of the Units at any time that the Units are not “publicly offered securities.”

Beeland Management believes, based upon the advice of its legal counsel, that income earned by the Index Fund will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite these rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax advisor regarding the application of the foregoing matters to the purchase of Units.

Units may not be purchased with the assets of an employee benefit plan if Beeland Management, Uhlmann Price Securities, any selling agent or any of their affiliates either:

•	has investment discretion with respect to the investment of these plan assets;

•	has authority or responsibility to give or regularly gives investment advice with respect to these plan assets for a fee and under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets and that this advice will be based on the particular investment needs of the plan; or

•	is deemed to be an employer maintaining or contributing to the plan.

Subscribing for Units does not create an IRA or other employee benefit plan. If you are considering the purchase of Units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code and applicable regulations and administrative rulings, and that the plan has been adequately funded. Then, after taking into account all of the considerations discussed above, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units, subject to the applicable minimum subscription requirement.

Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by Beeland Management, Uhlmann Price Securities any selling agent or the Index Fund that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

FEDERAL INCOME TAX ASPECTS

The general partner of the Index Fund has been advised by its counsel, Henderson & Lyman that, in its opinion, the Index Fund will be classified as a partnership for federal income tax purposes. In addition, the general partner of the Index Fund has been advised by its counsel that, in its opinion, the following summary fairly and accurately describes the material federal income tax consequences to United States taxpayers that are individuals that invest in the Index Fund. This summary discusses the following topics:

•	Taxation of limited partners on profits and losses,

•	Allocation of partnership items,

•	Limitations on the use of capital losses, passive activity losses, losses of “at-risk” limited partners and syndication expenses,

•	Limitations relating to itemized deductions of individuals, interest and Code Section 183,

•	Cash distributions and unit redemptions, and

•	Taxation on a sale or other disposition of units, on capital gains and losses, on commodity transactions, and on interest income.

In each instance where Beeland Management expresses a belief or an expectation in the following summary of “Federal Income Tax Aspects” concerning the tax consequences of an aspect of an investment in the Index Fund, that belief or expectation is based upon the advice and opinion of its counsel.

The opinion of Counsel has been filed as an exhibit to the registration statement of which this prospectus is a part and is based and conditioned on various assumptions and representations as to certain factual matters made by the Index Fund’s general partner. Henderson & Lyman has not independently verified the general partner’s representations. Their opinion of Henderson & Lyman is based on the Code and the regulations thereunder currently in effect and on administrative and judicial interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. A complete discussion of all federal, state and local tax aspects of an investment in the Index Fund is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics. Legislation is from time to time pending in Congress. No attempt has been made to describe pending legislation in this document and its final form cannot be predicted at this time. An opinion of counsel represents counsel’s legal judgment, is not binding on the IRS or a court, and does not constitute a guarantee. The Index Fund has not asked for a ruling from the IRS with respect to any matter, and there can be no assurance that the IRS or a court would not take a position contrary to that set forth herein.

The Index Fund’s Partnership Tax Status

Current regulations permit the Index Fund to elect to be treated as a partnership for federal income tax purposes. Even if the Index Fund does not affirmatively elect to be treated as a partnership, current regulations provide that the Index Fund will be classified as a partnership for federal income tax purposes so long as it has two or more partners.

Pursuant to Code Section 7704, “publicly traded partnerships” are taxed as corporations. If the Index Fund were treated as a corporation for federal income tax purposes, the income of the Index Fund would be taxed to the Index Fund at corporate rates, no losses of the Index Fund could be used by partners to offset their own income and all or a portion of any distribution by the Index Fund to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Index Fund. Based on the expected income of the Index Fund and other restrictions, including the restrictions on transfers of units and the provisions requiring advance written notice of withdrawals, the Index Fund will not be treated or taxed as a “publicly traded partnership.” See “Federal Income Tax Aspects—Application of the Publicly Traded Partnership Rules to the Index Fund” below.

The discussion which follows assumes that the Index Fund will be treated as a partnership for federal income tax purposes.

Taxation of Limited Partners on Profits and Losses of the Index Fund

The Index Fund will not pay federal income tax. Rather, each partner must report and pay his distributive share of the Index Fund’s income, gains, loss, deductions, credits and other items (collectively, “Partnership Items”) for the Index Fund’s taxable year ending with or within the partner’s taxable year. A partner must report and pay taxes on his distributive share of Partnership Items for a particular taxable year whether or not any cash is actually distributed to him in that year.

Allocations of Partnership Items

A limited partner’s distributive share of Partnership Items will be determined under the limited partnership agreement so long as the allocations in the limited partnership agreement have substantial economic effect. Were the allocation provisions in the limited partnership agreement found to lack substantial economic effect, each partner’s distributive share of Partnership Items would be determined by the IRS on the basis of the partner’s interest in the Index Fund, based on all the facts and circumstances.

The IRS has issued final regulations which contain extensive rules interpreting the substantial economic effect standard. In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the partners’ capital accounts (which are different than the capital accounts provided for in the limited partnership agreement) and the capital accounts must control distribution of assets upon liquidation. Beeland Management believes that the allocations in the limited partnership agreement will be respected for federal income tax purposes either under the “substantial economic effect” or will satisfy a substitute “alternative test” or “economic effect equivalence test.” The limited partnership agreement does not meet a third requirement for substantial economic effect, which is that a partner must make a contribution to the Index Fund equal to any deficit in his capital account. Accordingly, under the regulations and the limited partnership agreement, losses will not be allocable to a partner in excess of the partner’s capital contributions plus properly allocated profits less any prior distributions. Unexpected violations of this rule are cured under the limited partnership agreement by allocating items of income and gain to partners with a deficit capital account balance.

Items of ordinary income, as well as any items of expense and deduction, will be allocated pro rata among the partners based on their respective capital accounts as of the end of each accounting period in which the items of ordinary income and expense and deduction accrue, after taking into account the allocation of management fees attributable to such partner.

Capital gain or loss from the Index Fund’s trading activities will be allocated as follows. There shall be established a tax basis account with respect to each outstanding partnership interest. The initial balance of each tax basis account shall be the amount paid to the Index Fund for each partner’s partnership interest. As of the end of each fiscal year, each tax basis account shall be increased to reflect the income allocated to a partner during the accounting period for financial accounting purposes, and shall be reduced to reflect items of expense and deduction allocated during the year for financial accounting purposes and the amount of any distributions made during the accounting period. When a partnership interest is redeemed, the tax basis account attributable to such partnership interest or redeemed portion of such partnership interest shall be eliminated.

Capital gain will be allocated first to each partner who has redeemed a partnership interest during an accounting period up to any excess of the amount received upon redemption of the partnership interest over the tax basis account maintained for the redeemed partnership interest. Any remaining capital gain shall be allocated among the partners whose capital accounts are in excess of their tax basis accounts (after the adjustments described in the preceding paragraph are made for such accounting period) in the ratio that each such partner’s excess bears to all such partners’ excesses. If the gain to be so allocated is greater than the excess of all such partners’ capital accounts over all such tax basis accounts, the excess shall be allocated among all partners in the ratio that each partner’s capital account bears to all partners’ capital accounts.

Capital loss will be allocated first to each partner who has redeemed a partnership interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed partnership interest over the amount received upon redemption of the partnership interest. Any remaining capital loss shall be allocated among all partners whose tax basis accounts are in excess of their capital accounts (after all adjustments to the partner’s tax basis accounts are made for such accounting period) in the ratio that each such partner’s excess bears to all such partners’ excesses. If the capital loss to be so allocated is greater than the excess of all tax basis accounts over all partners’ capital accounts, the excess loss shall be allocated among all partners in the ratio that each partner’s capital account bears to all partner’s capital accounts.

For purposes of these allocations, any gain or loss required to be taken into account in accordance with the “mark-to-market” rules of Section 1256(a)(1) of the Code shall be considered a recognized gain or loss.

Basis Limitation on the Use of Losses

A limited partner may deduct Index Fund losses only to the extent of the limited partner’s tax basis in its units. Generally, a limited partner’s tax basis is the amount paid for the units reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses, and increased by the limited partner’s share of the Index Fund’s income and gains. Losses disallowed under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

At-Risk Limitation on the Use of Losses

A limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the limited partner is “at-risk.” The “at-risk” amount is equal to the total of all the money the limited partner contributed to the Index Fund (except to the extent that the money contributed was borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the partnership or a person related to such a person), reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses and increased by the limited partner’s share of the Index Fund’s income and gains. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and other applicable limitations.

Limitations on the Use of Capital Losses

Capital losses may be used to offset short-term or long-term capital gains allocated to a partner, plus (for limited partners other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income each year. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. However, an individual (but not an estate, trust or corporation) may carry unused net capital losses from trading in Section 1256 Contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 Contracts (or of overall net capital gain income for the year, if less). See “Federal Income Tax Aspects—Taxation on Commodity Transactions” below for an explanation of Section 1256 Contracts.

Limitations on the Use of Passive Activity Losses

The Code limits the deductibility of losses from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate (“Passive Losses”). Passive Losses generally are deductible only to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activities under certain circumstances. Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a passive activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year may be carried over to succeeding years indefinitely and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer’s disposition of its entire interest in the passive activity. Partners which are closely held corporations may use their share of Passive Losses from the Index Fund to offset net active income, but not portfolio income. Interest expense incurred in connection with a passive activity or to acquire or carry an interest in a passive activity is included in calculating Passive Loss and thus would be subject to any limitations on the deductibility of Passive Losses.

Under the regulations, the trading of personal property, such as commodities contracts and futures and options thereon, will not be treated as a passive activity. Accordingly, a partner’s distributive share of items of income, gain, deduction or loss from the Index Fund will not be treated as passive income or loss and Index Fund gains allocable to partners will not be available to offset Passive Losses from sources outside the Index Fund. Index Fund gains allocable to partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Index Fund losses allocable to partners will be available to offset other income, regardless of the source of the income.

Limitations on Itemized Deductions of Individuals

If the Index Fund is treated as engaged in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for the limited partner’s share of general partnership expenses only to the extent that the total of the limited partner’s investment and other miscellaneous expenses exceeds 2% of the limited partner’s adjusted gross income. In addition, for regular tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a threshold amount will be allowed to deduct is reduced by the lesser of (i) 3% of adjusted gross income over the threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Certain deductions, including the deduction for investment interest, are not affected by either of these limitations. Because of the limited nature of the trading activities of the Index Fund, Beeland Management believes that the Index Fund will be treated as engaging in an investment activity rather than the trade or business of trading commodities.

However, because of the absence of IRS rules or substantial precedent involving investment vehicles whose activities and operations are similar to that of the Index Fund, the Index Fund’s legal counsel’s opinion on this particular matter is limited to a “more likely than not” standard, rather than the higher standard of certainty otherwise expressed in the opinion.

Limitation on the Use of Syndication Expenses

Neither the Index Fund nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the units. In addition, there is a risk that some portion of any brokerage fees would be treated as a nondeductible payment by the Index Fund of syndication expenses.

Interest Limitations

A non-corporate partner may deduct the total of the limited partner’s interest expense incurred or continued to purchase or carry “property held for investment” only to the extent of the limited partner’s net “investment income” from all such property the limited partner holds. A unit in the Index Fund should be considered “property held for investment”, and the interest expense incurred by a limited partner to purchase or carry a unit and such limited partner’s distributive share of Index Fund investment interest expense should generally be subject to this limitation. Deductions limited under this rule may be carried forward indefinitely, subject to this and other applicable limitations. A limited partner’s net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

Code Section 183 Limitations

Section 183 of the Code sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. If the gross income derived from an activity for three or more of the taxable years in the period of five consecutive taxable years exceeds the deductions attributable to such activity, the activity is rebuttably presumed to be engaged in for profit. Although Beeland Management intends for the business venture to be profitable, because of the risks of loss involved in this type of business, there is a possibility that income from the activity will not exceed the deductions attributable to such activity for three or more years out of the five years, with the result being that the rebuttable presumption that the activity is engaged in for profit will not be available. However, Beeland Management believes that all of the Index Fund’s activities will be undertaken with a profit motive.

Cash Distributions and Unit Redemptions

To the extent of the limited partner’s tax basis in its units, cash distributed to a limited partner by the Index Fund upon redemption of units will constitute a return of capital that will not be reportable as taxable income, but will reduce the limited partner’s tax basis in its units. To the extent that cash distributions exceed a limited partner’s tax basis in its units, such distributions will be taxable to the limited partner as gain from the sale or exchange of the units. The cash distributed to the limited partner is deemed to include any liabilities of the Index Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. Accordingly, the cash distributed to the limited partner is deemed to include the amount of any liabilities allocated to the limited partner. Upon complete redemption of all of a limited partner’s units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed units. If the limited partner is not a “dealer” with respect to the units and has held its units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation on a Sale or Other Disposition of Units

A partner will recognize gain or loss on the sale or exchange of the partner’s unit equal to the difference between the amount realized on the sale and the partner’s tax basis in the unit. The amount realized includes any liabilities of the Index Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. The amount realized by a partner on the sale of the partner’s interest includes the liabilities allocated to such partner. As a result, the tax imposed on the sale of a unit may exceed the cash and other consideration received by the seller. In such cases the tax will have to be paid by the seller with funds from other sources. If the partner is not a “dealer” with respect to the units and has held the units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation of Commodity Transactions

“Section 1256 Contracts” are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end and the resulting gain or loss is then deemed taxable (I.E., the “marked-to-market rules”). The gain or loss on all Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Section 1256 Contracts do not include property held for sale to customers in the ordinary course of a trade or business. The activities of the Index Fund would result in ordinary income if the Index Fund were considered to hold property for sale to customers in the ordinary course of a trade or business. The Index Fund does not expect to hold its commodity interests for sale to customers in the ordinary course of a trade or business.

The “short sale” rules may apply to positions held by the Index Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, “wash sale” rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

It is unclear to what extent the capitalization and wash sale rules would apply to straddles consisting of Index Fund transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to the limited partner’s own particular tax situation, with special regard to the potential interaction between Index Fund operations and commodities transactions entered into by the prospective limited partner in an individual capacity.

Tax on Capital Gains and Losses

Long-term capital gains—net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts—are taxed at capital gains rates. Short-term capital gains—net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts—are subject to tax at the same rates as ordinary income.

Interest Income

Interest received by the Index Fund is taxed as ordinary income.

Application of the Publicly Traded Partnership Rules to the Index Fund

Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships whose equity interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence, (i) with certain exceptions to be prescribed by forthcoming regulations, the partnership is not required to register under the federal Investment Company Act of 1940 Act, and (ii) at least 90% of its gross income is “qualifying income,” such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

Based on the Index Fund’s objectives and trading policies as described in this prospectus, at least 90% of the annual gross income of the Index Fund will consist of qualifying income, as defined above. Accordingly, Beeland Management believes that the Index Fund could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, so long as the partnership is engaged primarily in commodity trading, it will not be required to register under the Investment Company Act of 1940. Therefore, the Index Fund does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

However, reliance on the gross income exception described above subjects partners who are subject to the passive activity loss rules to certain adverse tax consequences. See “Federal Income Tax Aspects—Limitations on the Use of Passive Activity Losses” above. The Index Fund may avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss purposes if it meets certain safe harbors prescribed by the IRS regulations. The regulations provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof under certain circumstances described in the regulations (essentially consisting of five safe harbors and a transition rule). However, the failure of a partnership to satisfy any of the safe harbors will not establish or give rise to a presumption that the interests in the partnership will be treated as readily tradable on the substantial equivalent of a secondary market. In general, the safe harbors relate to (a) private placements, (b) transfers not involving trading, (c) other circumstances involving no actual trading, (d) redemptions or repurchases (the “Redemption or Repurchase Safe Harbor”), and (e) matching services. Under the Index Fund’s limited partnership agreement and the facts and circumstances which Beeland Management expects will exist after the offering, the only safe harbor expected to apply to the Index Fund is the Redemption or Repurchase Safe Harbor. However, its applicability to the Index Fund will depend upon the facts and circumstances present in each taxable year and no assurance can be given that the Index Fund will meet this safe harbor. The regulations provide that partnerships will not be publicly traded for a taxable year if (i) any redemption or repurchase agreements require written notification at least 60 days before the redemption of the partner’s intent to redeem; (ii) the repurchase price is not established until at least 60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership’s tax year; and (iii) the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits. The limited partnership agreement contains provisions which satisfy both conditions (i) and (ii) of the Redemption or Repurchase Safe Harbor, but the limited partnership agreement does grant the general partner of the Index Fund some flexibility with respect to those issues. There can be no assurance, however, that the Index Fund will not permit transfers of interests in the Index Fund to exceed 10% of the total interest in the Index Fund in any tax year, and since the last condition of this safe harbor must be determined on an annual basis, no assurance can be given that the Index Fund will be able to satisfy this safe harbor in any year. Therefore, it is possible that the safe harbor might not be satisfied and in such case, the IRS could contend that the Index Fund was a publicly traded partnership for purposes of the passive loss rules.

The Index Fund cannot assure you that the Index Fund’s classification as a partnership for federal income tax purposes will not be changed at any time. The IRS may take the position that the Index Fund should be treated as an association taxable as a corporation for federal income tax purposes in the event any of the aforementioned facts, assumptions and representations fail to be accurate for any reason. The continued treatment of the Index Fund as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change.

IRS Audits of the Index Fund and Its Limited Partners

The Index Fund’s federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Index Fund’s information return, but could nevertheless be bound by a settlement reached in that audit unless the limited partner has filed a timely pre-settlement notice with the IRS stating that the limited partner will not be bound by the settlement. An audit of the Index Fund’s returns may result in an audit of a limited partner’s tax return and lead to adjustments of income and loss unrelated to an investment in the Index Fund. If an audit results in an adjustment, limited partners may be required to file amended returns (which may also be audited), and to pay back taxes, plus interest and possibly penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Index Fund and the limited partners may be subject to various state and other taxes. A discussion of state and local taxes is beyond the scope of this summary.

Broker Reporting and Backup Withholding

The subscription documents require each prospective investor in the Index Fund to furnish the investor’s “taxpayer identification number.” If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Index Fund distributions) may become subject to 31% backup withholding. The Index Fund is not required to treat either its commodities transactions or redemptions of units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

Exempt Organizations

The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax, such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations, which are collectively referred to as “Exempt Organizations”.

In general, an investment in the Index Fund is not expected to result in “unrelated business income.” If, however, any portion of an Exempt Organization’s allocable share of Index Fund income is treated as “unrelated business taxable income”, the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year in excess of $1,000), minus applicable modifications and deductions, at the rates applicable to corporations.

Unrelated business income includes certain income derived from “debt-financed property.” Such “debt-financed property” generally will include securities purchased on margin. However, the IRS has stated in private rulings (which are binding only as to the specifically identified taxpayer to whom it is addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute “debt-financed property.” However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Index Fund will not seek a ruling from the IRS on this issue, there is a risk that the Index Fund’s income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income. If the Index Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Index Fund is not entitled to engage in such leveraged purchases of physical commodities.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Index Fund.

THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the significant terms and provisions of the Index Fund’s limited partnership agreement that are not described elsewhere in this prospectus. A copy of the limited partnership agreement is included with this prospectus as Appendix A. You should carefully read the entire limited partnership agreement for complete details of its terms and conditions.

Limited Liability of Limited Partners

In general, a limited partner’s liability is limited to the amount of his capital contribution and his share of any assets and undistributed net profits.

The general partner of the Index Fund will be liable for all obligations of the Index Fund which the Index Fund is not able to pay or satisfy. The general partner of the Index Fund will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

Management of Partnership Affairs

The limited partnership agreement gives Beeland Management, as general partner, complete responsibility for management of the Index Fund and gives no management role to the limited partners. The limited partners will not take part in the management or operation of the business or property of the Index Fund and will have no voice in the operations of the Index Fund. Any participation by the limited partners in the management of the Index Fund will jeopardize their limited liability.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner of the Index Fund will have a capital account. It will be credited with the amount of the limited partner’s capital contributions, and the limited partner’s proportionate share of the Index Fund’s income or gains. The capital account will be debited with the limited partner’s proportionate share of the Index Fund’s deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

Initially, each partner’s balance will be the amount of his net subscription after deducting applicable subscription fees. Any partner’s balance will be proportionately adjusted monthly to reflect the partner’s portion of the Index Fund’s gain or loss. Profits and losses for each fiscal year will be allocated among the limited partners pro rata based upon the number of units held by the limited partners.

Federal Tax Allocations

At the end of each fiscal year, the Index Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in the proportion that the limited partner’s capital account bears to the total capital accounts of all limited partners. Each limited partner will be responsible for his, her or its share of federal income taxes due.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner’s proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner’s share of taxable gain for the year may exceed the partner’s economic gain.

Each limited partner’s tax basis in the partner’s units is increased by the taxable income allocated to the limited partner and reduced by any distributions received and losses allocated to the limited partner.

Distributions

The Index Fund is not required to make any distributions, and distributions will be made only as determined by the general partner of the Index Fund, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon the number of units held by the limited partners.

Upon liquidation of the Index Fund, the remaining assets of the Index Fund will be distributed to the limited partners in the proportion that the capital account of each limited partner bears to the total capital accounts of all limited partners. If those distributions are not enough to return the full amount of a limited partner’s capital contribution, the limited partner will not have recourse against any other limited partner.

Additional Partners

The Index Fund’s general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Index Fund’s then current net asset value per unit.

Restrictions on Transfer or Assignment

A description of a limited partner’s ability to transfer units and liquidate units is set forth under “Transferability and Redemption of Units” above.

Dissolution and Termination of the Index Fund

The Index Fund will be terminated and dissolved on December 31, 2020. The Index Fund may also be terminated before that time if any of the following events occur:

•	the bankruptcy or withdrawal from the Index Fund of its general partner;

•	the disposition of all or substantially all of the Index Fund’s assets;

•	the decision by the Index Fund’s general partner to dissolve the Index Fund; or

•	the agreement by limited partners holding more than 50% of the then outstanding partnership interests owned by limited partners to dissolve the fund.

Resignation or Withdrawal of the General Partner

The general partner of the Index Fund may not withdraw as general partner prior to January 1, 2005. After that date, the general partner may resign by giving at least 120 days prior written notice to the limited partners.

Amendments and Meetings

The limited partnership agreement may be amended if the Index Fund’s general partner and limited partners owning more than 50% of the outstanding units agree. The general partner of the Index Fund may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner of the Index Fund deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner of the Index Fund to call a meeting of the Index Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

•	amend the limited partnership agreement without the consent of the Index Fund’s general partner;

•	dissolve the Index Fund;

•	remove and replace Beeland Management as general partner;

•	admit a new general partner prior to the withdrawal of Beeland Management;

•	terminate contracts with the Index Fund’s general partner, any of its affiliates or any trading advisor; and

•	approve the sale of all of the Index Fund’s assets.

Reports to Limited Partners

The Index Fund’s books and records, including a list of the names and addresses of all units owned by all limited partners, will be maintained at the Index Fund’s principal place of business at 1000 Hart Road, Suite 210, Barrington, Illinois 60010 and at such other location or locations, if any, as designated by the general partner. The limited partners or their designated agents may inspect the Index Fund’s books and records during reasonable business hours. Upon request, the general partner will mail within 10 days of the request, to any limited partner or his representative a copy of the list of the names and addresses of the limited partners upon payment, in advance of the reasonable cost of reproduction and mailing. The general partner will maintain and preserve these records for a period of at least five years.

The general partner of the Index Fund will provide these reports and statements to the limited partners:

•	a monthly statement, reporting net assets and net asset value per unit as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Index Fund during that month;

•	a quarterly statement, including unaudited financial statements; and

•	an annual report, including audited financial statements and the average round turn rate for the fiscal year; and

•	tax information necessary for the preparation of the limited partners’ annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

•	a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

•	any change in advisors, commodity brokers or the general partner of the Index Fund; and

•	any material change in the Index Fund’s trading policies or any material change in an advisor’s trading strategies.

Indemnification

The Index Fund agrees to indemnify the Index Fund’s general partner or any of its affiliates for actions taken on behalf of the Index Fund, against any loss, expense, damage or injury (including reasonable attorney’s fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Index Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. The limited partners are not liable for such indemnification, which is payable only out of the assets of the Index Fund.

The general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

The Index Fund has been advised that in the opinion of the SEC, any indemnification of the Index Fund’s general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

PREVENTION OF MONEY LAUNDERING AND PRIVACY POLICY

Prevention of Money Laundering. The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject pooled investment vehicles such as the Index Fund to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Beeland Management or other service providers to the partnership, in connection with the establishment of anti-money laundering procedures, to share information with governmental authorities with respect to investors in the Index Fund. Such legislation and/or regulations could require Beeland Management to implement additional restrictions on the transfer of units in the partnership. Beeland Management reserves the right to request such information as necessary to verify the identity of a limited partner and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN, the U.S. Securities and Exchange Commission or the U.S. Commodity Futures Trading Commission. In the event of delay or failure by the applicant to produce any information required for verification purposes, an application for or transfer of Interests and the subscription monies relating thereto may be refused.

LEGAL MATTERS

Henderson & Lyman, Chicago, Illinois, has advised the Index Fund and its general partner on the offering of the units. The statements under “Federal Income Tax Aspects” have been reviewed by Henderson & Lyman. As Henderson & Lyman does not represent limited partners or potential investors, subscribers to units should consult their own legal counsel.

EXPERTS

The statements of financial condition of the Index Fund as of December 31, 2003 and for the year then ended, and of Beeland Management as of December 31, 2003 included in this prospectus have been audited by Altschuler, Melvoin and Glasser LLP, independent accountants, as set forth in their reports. The statement of financial condition of the Index Fund as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 included in this prospectus has been audited by Vorisek & Company, LLC, independent accountants, as set forth in their report. Those financial statements are included in reliance upon those reports, given upon their authority as experts in accounting and auditing.

INDEPENDENT AUDITORS’ REPORT

Partners of

Rogers International Raw Materials Fund, L.P.

We have audited the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. (a Delaware limited partnership) as of December 31, 2003 and the related statements of operations and changes in partners’ capital for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 were audited by other auditors whose report dated February 18, 2003, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2003, and the results of its operations and changes in partners’ capital for the year then ended in conformity with accounting principles generally accepted in the United States of America.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

March 25, 2004 (except for Note 5. as to which the date is May 1, 2004)

INDEPENDENT AUDITOR’S REPORT

To the General Partner of Rogers International Raw Materials Fund, L.P.:

(A Limited Partnership)

We have audited the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and the related statements of operations, and changes in partners’ equity for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and the results of its operations for the years ended December 31, 2002 and 2001 in conformity with generally accepted accounting principles.

/s/ VORISEK & COMPANY, LLC

Vorisek & Company, LLC

Certified Public Accountants

McHenry, IL

February 18, 2003

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31, 2002	December 31, 2003	March 31, 2004
			(Unaudited)
Assets
Cash at bank	$182,497	$2,711,877	$2,677,756
Cash at broker	1,010,459	609,790	1,815,445
Investment in US Government obligations	5,998,810	10,261,500	13,111,250
Unrealized net trading gains on open futures positions	332,325	620,470	629,609
Interest receivable	239	35,710	50,783
Other assets			1,874

Total assets	$7,524,330	$14,239,347	$18,286,717

Liabilities and Partners’ Capital
Liabilities
Commissions payable	$2,839	$3,794	$4,697
Accrued management fees	13,014	20,592	21,467
Administrative fees payable	41,161	189,446	167,348
Organizational costs payable	167,699
Redemptions payable	21,361	2,742,486	12,647
Subscriptions received in advance		2,768,023	2,287,596

Total liabilities	246,074	5,724,341	2,493,755
Limited Partners’ Capital	7,278,256	8,515,006	15,792,962

Total liabilities and partners’ capital	$7,524,330	$14,239,347	$18,286,717

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2003

		Market Value	Percent of Partners’ Capital
US Government Obligations: (total cost - $10,253,632)

US Treasury Notes, due 2/28/05, at 1.625%, principal amount $4,200,000		$4,218,375	49.54%
US Federal Home Loan Bank Notes, due 12/15/04, at 2.125% principal amount $6,000,000		6,043,125	70.97%

		$10,261,500	120.51%

	Number of Contracts	Market Value	Percent of Partners’ Capital
Open Futures Contracts:
Unrealized gains (97.75% US Based)
Agricultural	90	$68,313	0.80%
Energy	151	430,207	5.05%
Metals	83	241,274	2.83%

Total	324	$739,794	8.68%

Unrealized losses (93.00% US Based)
Agricultural	182	$118,324	1.39%
Metals	1	1,000	0.01%

Total	183	$119,324	1.40%

Unrealized net trading gains on open futures contracts		$620,470	7.28%

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SCHEDULE OF INVESTMENTS

MARCH 31, 2004

(UNAUDITED)

		Market Value	Percent of Partners’ Capital
US Government Obligations: (total cost - $13,099,597)

US Treasury Notes, due 8/31/05, at 2.000%, principal amount $7,000,000		$7,070,000	44.77%
US Federal Home Loan Bank Notes, due 12/15/04, at 2.125% principal amount $6,000,000		6,041,250	38.25%

		$13,111,250	83.02%

	Number of Contracts	Market Value	Percent of Partners’ Capital
Open Futures Contracts:
Unrealized gains (96.94% US Based)
Agricultural	270	$351,662	2.23%
Energy	174	114,190	0.72%
Metals	89	303,899	1.92%

Total	533	$769,751	4.87%

Unrealized losses (77.17% US Based)
Agricultural	83	$112,811	0.71%
Energy	12	6,334	0.04%
Metals	7	20,997	0.13%

Total	102	$140,142	0.88%

Unrealized net trading gains on open futures contracts		$629,609	3.99%

See accompanying notes to financial statements

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF OPERATIONS

	Years Ended			Three Month Periods Ended March 31,
	December 31, 2001	December 31, 2002	December 31, 2003
				2003	2004
				(unaudited)
Trading gains (losses)
Net trading gains (losses) - commodities
Realized	$(42,290)	$1,315,061	$1,678,287	$1,227,238	$1,659,695
Change in unrealized	29,255	303,070	288,145	(878,755)	9,139
Net trading gains (losses) - securities
Realized		(16,750)	(36,437)	49,935	6,218
Change in unrealized	(17,075)	67,148	(42,205)	(66,948)	4,519
Foreign exchange losses	(645)	3,529	23,456	6,322	2,827
Commissions	(7,518)	(46,665)	(50,518)	(11,608)	(18,240)

Net gains (losses) from trading activities	(38,273)	1,625,393	1,860,728	326,184	1,664,158

Investment Income:
Interest income—US Government obligations	24,000	114,891	186,353	46,775	56,958
Interest income - other	3,091	16,212	9,012	2,864	4,437

	27,091	131,103	195,365	49,639	61,395

Expenses
Management fees	16,417	144,394	164,749	40,058	55,762
Administrative fees	24,889	145,282	103,028	27,016	44,996
Amortization expense	343,132	139,265

	384,438	428,941	267,777	67,074	100,758

Net investment loss	(357,347)	(297,838)	(72,412)	(17,435)	(39,363)

Net income (loss)	$(395,620)	$1,327,555	$1,788,316	$308,749	$1,624,795

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

Years ended December 31, 2001, 2002 and 2003	Total	Limited Partners	General Partner
Partners’ Capital, January 1, 2001	$5,000		$5,000
Contributions	5,298,323	$5,298,323	—
Net loss	(395,620)	(395,620)	—
Withdrawals	(5,000)	—	(5,000)

Partners’ Capital, December 31, 2001	$4,902,703	$4,902,703	—
Contributions	1,318,457	1,318,457	—
Net income	1,327,555	1,327,555	—
Withdrawals	(207,459)	(207,459)	—

Partners’ Capital, December 31, 2002	$7,278,256	$7,278,256	—
Contributions	3,577,748	3,577,748	—
Net income	1,788,316	1,788,316	—
Withdrawals	(4,129,314)	(4,129,314)	—

Partners’ Capital, December 31, 2003	$8,515,006	$8,515,006	—

Three month period ended March 31, 2003 (unaudited)
Partners’ Capital, January 1, 2003	$7,278,256	$7,278,256	—
Contributions	—	—	—
Net income	308,749	308,749	—
Withdrawals	(1,060,753)	(1,060,753)	—

Partners’ Capital, March 31, 2003	$6,526,252	$6,526,252	—

Three month period ended March 31, 2004 (unaudited)
Partners’ Capital, January 1, 2004	$8,515,006	$8,515,006	—
Contributions	6,925,160	6,925,160	—
Withdrawals	(1,271,999)	(1,271,999)	—
Increase in net assets arising from operations	1,624,795	1,624,794	—

Partners’ Capital, March 31, 2004	$15,792,962	$15,792,962	—

Per unit data	December 31, 2001	December 31, 2002	December 31, 2003	March 31, 2003	March 31, 2004
				(unaudited)	(unaudited)
Net Asset Value	$92.29	$114.56	$142.38	$118.81	$161.04

Units outstanding	53,124	63,531	59,806	$54.929	98,069

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2003	Three Month Period Ended
		March 31, 2003	March 31, 2004
Ratio of Net Investment Loss to Average Net Assets	(1.03)%	(0.26)%	(0.30)%

Ratio of Expenses to Average Net Assets	3.80%	0.98%	0.76%

Total Return	24.28%	3.71%	13.11%

The above ratios were calculated for the limited partner class taken as a whole. For the three month periods ended March 31, 2003 and 2004, the above ratios have not been annualized and are for the limited partner class taken as a whole. The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions.

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies:

Nature of Business and Organization: Rogers International Raw Materials Fund, L.P. (the “Partnership”) is an Illinois Limited Partnership that was established in May 2000. The Partnership trades a portfolio of commodity futures and forward contracts, principally on recognized exchanges. The Partnership may also purchase forward contracts in the “OTC” marketplace under certain circumstances. The Partnership invests and trades exclusively on the “long side” of the market. The Partnership’s investment strategy is designed to replicate the Rogers International Commodity Index (the “Index”) and positions are rebalanced monthly to maintain the Index. The Partnership commenced trading during November 2001. The Partnership will terminate on December 31, 2020 or earlier upon certain circumstances as defined in the Limited Partnership Agreement. The Partnership’s General Partner and commodity pool operator is Beeland Management Company, L.L.C. (the “General Partner”).

Net Assets: The valuation of net assets includes gains and losses on open commodity futures and forward contracts owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts has been calculated based on closing prices on the last business day of each month. Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of each month. Net asset value is determined by subtracting liabilities from assets, which also equals Partners’ capital.

Profit and Loss Allocation: Limited Partners share in the profits and losses of the Partnership in the proportion that each partner’s capital account bears to the total partners’ capital.

Income Taxes: No provision for Federal income taxes has been made since the Partnership is not subject to taxes on income. Each partner is individually liable for the tax on its share of income or loss.

Revenue Recognition: Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statements of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period. The market value of commodity futures is based upon the most recent available settlement price on the appropriate commodity exchanges. US Treasury securities and other US Government obligations are reported at market. Changes in unrealized gains or (losses) represent the total increases (decreases) in unrealized gains or (increases) decreases in unrealized losses on open positions during the period.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Interest Income Recognition: The Partnership records interest income in the period it is earned.

Note 2. Agreements and Related Party Transactions:

The Limited Partnership Agreement vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, L.L.C. The General Partner is responsible for the trading decisions of the Partnership.

The Partnership pays a monthly management fee to the General Partner equal to 0.1875% of the sum of all capital accounts contributed by limited partners, computed as of the close of each month.(2.25% per annum).

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

If the amount of management fees paid to the Partnership’s General Partner during a year does not equal or exceed one percent (1%) of the amount of the Partnership’s net profits for that year, the General Partner will receive an allocation of profits in an amount equal to the difference between one percent of the net profits and the amount of the management fees paid.

The Partnership is responsible for the administrative and trading expenses related to its operations. The General Partner may incur certain expenses on behalf of the Partnership and charge the Partnership for its allocable portion of these expenses.

Hart Capital Management, Inc. (“Hart”) is the investment manager for the Partnership. Hart is a division of Arbor Research & Trading, Inc. (“Arbor”), which is a member of the General Partner. Three members of the General Partner are also principals of Arbor. Hart provides certain investment management, advisory and research services with respect to the investing and trading activities of the Partnership. Hart is paid an annual advisory fee of 0.5% of the average month-end market value of the Portfolio under management.

Uhlmann Price Securities L.L.C., one of several broker-dealers selling units of the Partnership and a related party to the General Partner by reason of common management, receives a share of selling fees when units are sold by its registered brokers. In addition, Uhlmann Price Securities L.L.C. receives 1.0% of all contributions. The selling fees and commissions are charged to partners’ capital upon the issuance of Partnership units.

In addition, there is an annual trailing servicing fee of up to 1% of the net asset value of the specific partner’s capital account payable to Beeland Management, most of which will be paid to soliciting broker-dealers for ongoing investor services.

The Price Futures Group, Inc., a related party to the General Partner by reason of common management, acts as the introducing broker for the Partnership, whereby certain accounts of the Partnership are introduced to the Partnership’s clearing broker. The clearing broker pays Price Futures Group a portion of the brokerage fee paid by the Partnership for clearing transactions.

A summary of fees charged by related parties to the Partnership is as follows:

	December 31, 2001	Years Ended December 31, 2002	December 31, 2003	Three Months Ended March 31,
				2003	2004
Management fees – General Partner	$16,417	$144,394	$164,749	$40,058	$55,762
Advisory fees – Hart	2,770	26,521	31,805	7,641	16,481
1% of contributions – Uhlmann Price Securities, L.L.C.	—	—	—	—	73,006

Note 3. Partnership Capital and Redemptions:

The Partnership accepts contributions as of the close of business on the last business day of each month for investment on the first day of the next succeeding month. The General Partner may accept or reject contributions and waive the minimum contribution amounts in its sole discretion.

The purchase price of a unit is the net asset value per unit as of the end of each calendar month. Net asset value per unit is calculated as the net asset value at month end divided by the number of outstanding units.

Limited Partners may withdraw capital, with no less than 60 days prior written notice to the General Partner, after a three-month initial holding period.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 4. Financial Instruments with Off-Balance Sheet Credit and Market Risk:

In connection with its trading activities, the Partnership enters into transactions in a variety of securities and derivative financial instruments, primarily exchange-traded futures contracts. These derivative financial instruments may have market and/or credit risk in excess of the amounts recorded in the statement of financial condition.

Market Risk-Market risks arise from changes in the market value of financial instruments. Theoretically, the Partnership’s exposure is equal to the notional contract value of futures contracts purchased. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded.

Credit Risk-Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all futures contracts in which the Partnership has a gain. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk-The Partnership clears all of its trades through one clearing broker. In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk. This risk of default depends on the creditworthiness of the counterparties to these transactions.

The Partnership has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution’s insolvency, recovery of the Partnership’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits.

The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

Note 5. Subsequent Events:

The Partnership has changed its fee structure as of May 1,2004. The Partnership changed the monthly management fee paid to the General Partner from 0.1875% (2.25% annually) to 0.1458% (1.75% annually) and the advisory fee paid to Hart from 50 basis points (0.50%) to 10 basis points (0.10%). The Partnership will also eliminate the conditional profit allocation to the General Partner and reduce the notice period required to redeem to 10 days with no minimum holding period.

INDEPENDENT AUDITORS’ REPORT

Members of

Beeland Management Company, L.L.C.

We have audited the accompanying statement of financial condition of Beeland Management Company, L.L.C. as of December 31, 2003. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Beeland Management Company, L.L.C. as of December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

March 29, 2004

BEELAND MANAGEMENT COMPANY, L.L.C.

STATEMENTS OF FINANCIAL CONDITION

	December 31, 2003	March 31, 2004
		(unaudited)
Assets
Cash and cash equivalents	$230,002	$276,149
Management fees receivable – related parties	89,310	189,819
Management fees receivable – other	2,424	39,571
Subscription fees receivable	14,113	11,549
Advance to member	44,228	23,582
Property and equipment	606	0
Other assets
Advances to Rogers Raw Materials Fund, L.P.	149,096	149,096
Advances to Rogers International Raw Materials Fund, L.P.	34,853	56,313
Advances to Rogers Raw Materials Index Fund, Ltd.	593	8,368

Total assets	$565,225	$754,447

Liabilities and Members’ Capital
Liabilities
Accounts payable	$19,586	$17,250
Due to affiliates	288,385	344,387
Due to Price Asset Management, Inc.	109,867	109,867
Advance from member	25,000	25,000

Total liabilities	442,838	496,504

Members’ capital	122,387	257,943

Total liabilities and members’ capital	$565,225	$754,447

See accompanying notes to statements of financial condition.

BEELAND MANAGEMENT COMPANY, L.L.C.

NOTES TO THE STATEMENTS OF FINANCIAL CONDITION

Note 1 Nature of Activities and Significant Accounting Policies

Beeland Management Company, L.L.C. (the “Company”) was formed on June 6, 1997 to provide management, trading and marketing services and support for certain commodity pools. The term of the Company shall continue until December 31, 2097.

The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P., and is the investment manager of the Rogers Raw Materials Index Fund, Ltd. (collectively, the “Funds”). The Funds trade portfolios of commodity futures and forward contracts, principally on recognized exchanges. At December 31, 2003, the Company had no investment in the Funds.

The Company considers cash equivalents to be all highly liquid debt instruments purchased with a maturity of thirty days or less.

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets.

The Company recognizes management fee revenue as earned. Subscription fees are recognized upon deposit of the investor’s contributions into the Funds.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 Related-Party Transactions

The Company recognized management fees from the Funds for the year ended December 31, 2003, and for the three month period ended March 31, 2004, of which certain amounts remained unpaid at period end and are as follows:

	December 31, 2003	March 31, 2004
	Amount Unpaid	(unaudited) Amount Unpaid
Rogers Raw Materials Fund, L.P.	$68,718	$168,352
Rogers International Raw Materials Fund, L.P.	20,592	21,467

Total	$89,310	$189,819

In addition, the Company earns management fee income from separately managed accounts.

Advances to the Funds consist of regulatory filing fees, legal fees, and other expenses paid by the Company on behalf of the Funds. There is currently no formal repayment policy in place between the Company and the Funds. Advances to the Funds represent the net amount due to the Company, and are stated at the amount management expects to collect from balances outstanding at period-end. Based on management’s assessment of current conditions, it has concluded that realization losses on such balances outstanding at period-end would be immaterial.

The Company has an agreement with a member to act as a manager for funds invested in the Rogers Raw Materials Fund, L.P. For these services, the Company pays the member an advisory fee based on the assets under management in that fund. Termination of this agreement can be effected upon 30 days written notice by either party.

BEELAND MANAGEMENT COMPANY, L.L.C.

NOTES TO THE STATEMENTS OF FINANCIAL CONDITION—(Continued)

In 1998, the Company entered into a consulting agreement with one of its managing members to provide trading-related advice. The term of this agreement shall continue until December 31, 2010; however, it may be terminated at any time upon 90 days written notice by either party.

Unpaid amounts relating to the investment management and consulting agreements, referred to above, are included in the due to affiliates balance at December 31, 2003.

Price Asset Management, Inc. (“Price”), a related party to the Company by reason of common management, paid for expenses on behalf of the Company. As of December 31, 2003 and March 31, 2004, $109,867 is owed by the Company to Price for these expenses.

As the General Partner of the Rogers International Raw Materials Fund, L.P., the Company is obligated, under the partnership agreement, to contribute $25,000 in capital to the Index Fund. As of December 31, 2003, the Company has not made the contribution.

In 2003, the Company advanced $44,228 to a member for services to be rendered to the Company during 2004. As of March 31, 2004, $23,582 was outstanding (unaudited).

In 2002, a member advanced $25,000 to the Company to fund anticipated expenses. As of December 31, 2003 and March 31, 2004, the advance has not been repaid to the member.

Capital contributions to the Company may be made at such times as the General Partner may determine, typically as of the beginning of each fiscal month.

Each limited partner is entitled to withdraw all or a portion of his or her capital account as of the end of any fiscal year upon at least 60 days’ prior written notice, following the one-year anniversary of the limited partner’s initial investment.

Note 3 Operating Agreement

The Company’s operating agreement restricts the transfer of a member’s interest without consent from a majority of the members. The agreement also requires annual distributions to be made to the members in amounts necessary to pay any income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company. The Company’s members are not committed to fund the Company’s cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

Note 4 Income Taxes

The Company is not subject to income taxes because its income and losses are includable in the tax returns of its members. The Company may be required to file returns in various state and local jurisdictions as a result of its operations and the residency of its members.

Exhibit A

FORM OF THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

This Third Amended and Restated Agreement of Limited Partnership is made as of this 1st day of June 2004, by and between Beeland Management Company, L.L.C., an Illinois limited liability company, as General Partner, those other parties who now or hereafter, from time to time, execute this Agreement or counterparts hereof, as Limited Partners.

WITNESSETH:

WHEREAS, the parties hereto formed a limited partnership (the “Partnership”) pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Illinois (the “Act”) under the name Rogers International Raw Materials Fund, L.P.;

WHEREAS, the parties desire to incorporate certain amendments to their Agreement of Limited Partnership; and

WHEREAS, the parties hereto intend to hereby document the terms and conditions pursuant to which the Partnership will operate.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby adopt the following terms and conditions as their Agreement of Limited Partnership.

ARTICLE I

FORMATION OF LIMITED PARTNERSHIP

The Partnership was formed, created and established as a limited partnership under the Act by and between the parties hereto. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The General Partner caused to be filed the Partnership’s Certificate of Limited Partnership on May 8, 2000 and shall cause an Amendment to that Certificate to be filed at such time(s) as such a filing is required by the Act. The above recitals are hereby incorporated by this reference, as an integral part of this Agreement, and not as mere introductory material.

ARTICLE II

NAME

The business of the Partnership shall be conducted under the name of Rogers International Raw Materials Fund, L.P. or such other name as the General Partner shall from time to time hereafter designate in writing to the Limited Partners.

ARTICLE III

DEFINITIONS

When used in this Agreement, and not otherwise specifically defined, the following terms shall have the meanings set forth below.

(a) “Accounting Period” means (i) any fiscal year of the Partnership or (ii) any shorter period ending as of the last day of a calendar month prior to the month in which the Partnership Interest of any Partner shall change, whether by withdrawal(s), the admission of new Partners, the contribution of additional capital, or otherwise. Any Accounting Period which begins on a date other than the first day of a fiscal year shall close not later than December 31 of that fiscal year.

(b) “Act” means the Revised Uniform Limited Partnership Act of the State of Illinois.

(c) “Additional Limited Partner” means a Limited Partner (other than a Substituted Limited Partner) admitted to the Partnership after the close of the offering of interests in the Partnership described in Section 8.3.

(d) “Affiliate” of the General Partner shall mean (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the General Partner; (c) any person, directly or indirectly, controlling, controlled by, or under common control of the General Partner; (d) any officer, director, partner or member of the General Partner; or (e) if the General Partner is an officer, director, or partner, any person for which the General Partner acts in any such capacity.

(e) “Agreement” means this Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

(f) “Allocable Share of Net Profits or Net Losses” of a Partner means, for any Accounting Period, that part of Net Profits or Net Losses for such Accounting Period allocable to the Partner pursuant to Article IX of this Agreement.

(g) “Capital Account” means a separate account maintained for each Partner. A Partner’s Capital Account shall be credited with: (1) In the case of a Limited Partner, its Capital Contribution and its Allocable Share of Net Profits, and (2) in the case of the General Partner, its Capital Contribution, its Allocable Share of Net Profits, if any, which it elects to contribute to the capital of the Partnership as a Capital Contribution pursuant to Section 8.1 and any Allocable Share of Net Profits thereon (as a Limited Partner). A Partner’s Capital Account shall be reduced by: (1) its Allocable Share of Net Losses and (2) cash and the fair market value of other property distributed to the Partner. The term “Capital Account” shall have reference not only to the Capital Account as such, but also to the balance in the Capital Account of a Partner at any specified time.

(h) “Capital Contribution” means all contributions to the Partnership capital by a General or Limited Partner pursuant to Sections 8.1, 8.2 and 8.6, less any Distributions to the Partner which are treated as a return of capital pursuant to Section 8.5.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and successor laws of similar effect.

(j) “Distribution” means a transfer of property or payment of cash to a Partner by the Partnership. “Distribution” does not include repayment or reimbursement of any loans or advances made by the General Partner to the Partnership.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, and any amendments or modifications thereof.

(l) “ERISA Limited Partner” means a Limited Partner who is (i) an “Employee Benefit Plan,” as defined in Section 3(3) of ERISA; (ii) a plan described in Section 4975(e)(1) of the Code; or (iii) a partnership, the general partner of which has been appointed “investment manager,” as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

(m) “General Partner” means Beeland Management Company, L.L.C., or any successor or successors thereto acting in the capacity of the General Partner of the Partnership through its Managing Member or any other duly authorized agent.

(n) “Government Security” and “Government Securities” shall have the meanings assigned to such terms under the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) “Index” means the Rogers International Commodity Index.

(p) “Initial Closing” shall have the meaning set forth in Section 8.3(a).

(q) “Limited Partners” means the parties who execute this Agreement or a counterpart hereof as limited partners (including the Original Limited Partner and all Additional Limited Partners), and the General Partner, if it makes a Capital Contribution, to the extent of such contribution (and Distributions thereon). Reference to a “Limited Partner” shall mean any one of the Limited Partners.

(r) “Net Assets” shall have the meaning set forth in Section 8.3(c).

(s) “Net Asset Value Per Unit” shall have the meaning set forth in Section 8.3(c).

(t) “Net Profits” or “Net Losses” shall mean all net profits earned by or net losses incurred by the Partnership in any Accounting Period or other fiscal period, including all of the Partnership’s open positions in securities, commodities, including futures, forward and option contracts and any and all interests therein (“Positions”), minus the amount of any Management Fee, as provided in Section 11.1, determined on an accrual basis in accordance with generally accepted accounting principles; provided, however, that all of the Partnership’s Positions shall be valued at their fair market value as of the end of each Accounting Period. On all Positions which were open at the beginning of an Accounting Period and subsequently closed during the Accounting Period, gain or loss shall be determined on the basis of the fair market values used at the close of the immediately preceding Accounting Period. All questions relating to valuation arising in determining Net Profits or Net Losses shall be resolved by the Partnership’s regularly employed certified public accountants, whose good faith decision shall, absent manifest error or fraud, be final.

(u) “Original Limited Partner” means Clyde C. Harrison.

(v) “Partners” means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used herein.

(w) “Partnership” means Rogers International Raw Materials Fund, L.P., a limited partnership formed pursuant to the provisions of the Act.

(x) “Partnership Interest” means, with respect to a Limited Partner, such Limited Partner’s ownership interest in the Partnership at any particular time, including the right to the benefits to which a Limited Partner may be entitled to under this Agreement and his obligation to comply with the terms and obligations of this Agreement. Limited Partners shall own only full Units (as defined in Section 8.2(a)). Thus, each Limited Partner’s Partnership Interest shall, for all purposes, be the ratio that the number of Units owned by that Limited Partner bears to the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner). Reference to Limited Partners holding a majority or a specified percentage in Partnership Interest shall mean any Limited Partner or group of Limited Partners who own over 50% or at least such specified percentage, as the case may be, of the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner).

(y) “Section” means a Section of this Agreement if no reference is made to a statute, law or other document.

(z) “Subscription Agreement” means the Agreement for subscription for the purchase of Units of the Partnership in such form as is approved by the General Partner.

ARTICLE IV

PURPOSE

The purpose of the Partnership is to invest its funds in a portfolio of commodity futures and cash forward contracts traded on both recognized exchanges and in the off-exchange or “over-the-counter” markets throughout the world, as the General Partner shall, in its sole discretion, determine. The purpose of such investing and trading shall be to replicate, to the extent deemed reasonably possible by the General Partner, the component commodity positions which comprise the Index. The Partnership shall also invest its funds in Government Securities.

The Partnership may engage in any and all activities, including the borrowing and lending of money, related or incidental to the activities described above. However, the Partnership shall not operate in a manner which would cause it to become an investment company required to register under the 1940 Act.

ARTICLE V

NAMES AND ADDRESS OF PARTNERS

The names and addresses of the Partners are as maintained from time to time by the General Partner in its records for the Partnership.

ARTICLE VI

TERM

The term of the Partnership shall begin upon the filing of its Certificate of Limited Partnership and continue until the close of business on December 31, 2020, unless sooner terminated as hereinafter provided.

ARTICLE VII

PRINCIPAL PLACE OF BUSINESS

The principal place of business of the Partnership shall be at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604. The General Partner may, from time to time, change the principal place of business or establish additional places of business whether within or without the State of Illinois. In such event, the General Partner shall notify the Limited Partners of such change.

ARTICLE VIII

CAPITAL AND CONTRIBUTIONS

Section 8.1. General Partner

(a) The General Partner shall make a Capital Contribution to the Partnership in an amount in its sole discretion, provided, however, that said Capital Contribution shall be not less than $25,000 and shall be made in an increment of full Units.

(b) A Capital Account shall be established and maintained for the General Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

(c) The General Partner shall be deemed to be a Limited Partner to the extent of the General Partner’s Capital Contribution, for all purposes under this Agreement. All Capital Contributions of the General Partner shall be evidenced by Units (as defined in Section 8.2(a)).

Section 8.2. Limited Partners

(a) Each Limited Partner shall make an initial Capital Contribution to the Partnership in the amount called for by his Subscription Agreement. Each Limited Partner’s Capital Contribution is due upon subscription. The Capital Contributions to be made to the Partnership by the Limited Partners shall be divided into and evidenced by units of Partnership Interests (the “Units”) with a purchase price per Unit specified in Section 8.3(a). Each Limited Partner, other than the Original Limited Partner, must agree to make an initial Capital Contribution of at least one hundred (100) Units.

(b) A Capital Account shall be established for each Limited Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

(c) The Original Limited Partner executed this Agreement and contributed a total of $5,000 to the Partnership, constituting five Units and shall have no obligation to make any further Capital Contribution.

The Original Limited Partner may, but shall not be obligated to, withdraw from the Partnership upon the admission of any additional Limited Partner(s).

Section 8.3. Sale of Units of Limited Partnership Interest

(a) The General Partner shall solicit subscriptions for the purchase of Units in an offering (the “Offering”), the terms of which shall be as set forth in a prospectus (the “Prospectus”) included in a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). The purchase price per Unit prior to the commencement of trading activities by the Partnership shall be One Hundred Dollars ($100) per Unit. The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value per Unit (as that term is defined in Section 8.3(c)) as of the close of business on the day preceding the effective date of the purchase.

Each Limited Partner, other than the Original Limited Partner, must agree to make a Capital Contribution of at least one hundred (100) Units. The General Partner and affiliates of the General Partner may subscribe for Units on the same terms and conditions as any other subscriber. During the Offering, the General Partner may admit as a Limited Partner, within its sole and unrestricted discretion, those persons and entities who deliver to the Partnership an executed Subscription Agreement in accordance with the terms thereof, including payment of the subscription called for therein. Each subscriber whose Subscription Agreement is accepted by the Partnership as a Limited Partner, shall make its Capital Contribution to the Partnership by delivering the full amount of the purchase price for the Units subscribed for in cash or by check. Initially, all Cash Contributions received by the Partnership in satisfaction of subscription obligations shall be deposited and held in trust in an escrow account maintained at a bank or trust company selected by the General Partner.

The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Fifty Thousand (50,000) Units (the “Minimum Units”) by December 15, 2001. The Partnership may commence trading at any time after the proceeds from the Minimum Units have been released from escrow (the “Initial Closing”), at which time subscribers shall first be admitted to the Partnership as Limited Partners. If, for any reason whatsoever, the General Partner has not received and accepted Subscription Agreements for the Minimum Units by December 15, 2001, the Offering shall terminate and all amounts paid by subscribers for Units shall be returned in the manner and subject to the terms provided in the Subscription Agreements. Assuming the Initial Closing is held, the Offering shall continue for such period as the Registration Statement shall remain effective.

The General Partner may, in its sole discretion, employ registered broker-dealers (“Soliciting Dealers”) to assist in the offer and sale of the Units. All Soliciting Dealers employed by the General Partner shall be required to execute a soliciting dealer agreement in a form approved by the General Partner. The General Partner shall be authorized to pay Soliciting Dealers the compensation described in such soliciting dealer agreement.

The number of Units purchased by each subscribing Limited Partner, the amount of the Capital Contribution each Limited Partner has made and the Partnership Interest of each Limited Partner shall be recorded on a schedule maintained by or on behalf of the General Partner. No certificate or other evidence of ownership shall be issued in respect of the Units or Partnership Interests other than this Agreement, or a counterpart thereof which, when executed and delivered by the General Partner, shall solely represent and evidence the Units and Partnership Interests purchased by each Limited Partner. However, the Partnership may retain a Subscription Agent whose duties may include providing notification to Limited Partners with respect to their ownership of Units.

(b) After the termination of the Offering, the General Partner may, in its discretion, accept additional subscriptions for Units, and may, at times subsequent to the Offering, make additional offerings of Units on the following terms and conditions:

(1) Each subsequent Unit sold (“New Units”) shall require the Capital Contribution specified by Section 8.3(a);

(2) New Units sold during any month shall be accepted or rejected as of the close of business on the last trading day of such month;

(3) Each Additional Limited Partner shall execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that the Additional Limited Partner has agreed to be bound by all the covenants, terms and conditions of this Agreement;

(4) The General Partner may register Units and/or make additional public or private offerings of Units, in its sole discretion. The General Partner does not, however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. The General Partner may, in its sole discretion, terminate any offering of Units.

(c) “Net Assets” of the Partnership for purposes of this Agreement shall mean the Partnership’s total assets minus the Partnership’s total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market. The term “Net Asset Value Per Unit” for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of Units outstanding at that time.

Section 8.4. Status of Capital Account of Limited Partner

Except as otherwise specifically set forth in this Agreement, no Limited Partner shall have the right to withdraw all or any part of the credit balance in his Capital Account, to receive any Distribution from the Partnership or to demand or receive property other than cash in withdrawal of the credit balance of his Capital Account or as Distributions of income. No Limited Partner shall have priority over another Limited Partner in connection with the return of his Capital Contributions or Distribution of the credit balance in his Capital Account, or as to any other Distributions by the Partnership. Capital contributed to the Partnership and the credit balance in a Partner’s Capital Account shall not bear interest.

Section 8.5. Withdrawal of Interests

(a) Upon the terms and conditions set forth in this Section 8.5, a Limited Partner may reduce or redeem all of its Partnership Interest in the Partnership, and have part or all of the credit balance in its Capital Account returned to it, by withdrawing funds from its Capital Account.

(b) A Limited Partner who desires to have all or a portion of the credit balance in its Capital Account returned to it shall give the General Partner written notice (a “Notice of Withdrawal”) not less than sixty (60) prior to the date as of which the Limited Partner desires to effect such partial or complete withdrawal. The General Partner may, but shall not be required to, employ a Subscription Agent as its agent to receive and process any such Notice of Withdrawal. The Notice of Withdrawal shall state the date upon which the withdrawal is desired, which date must be the last trading day of any month (the “Withdrawal Date”). In the case of a partial withdrawal, such notice shall also specify either the percentage of the credit balance in his Capital Account that he wishes to withdraw at the Withdrawal Date, or the dollar amount of capital which he wishes to have returned to him, subject to the requirement that any such withdrawals may only be in increments of the Net Asset Value of a Unit and to the additional terms and conditions set forth in this Section 8.5. However, except as permitted under subsection (e) of this Section 8.5, no Limited Partner may withdraw any part of its Capital Account until three (3) months have elapsed from the later of the following dates: (i) the date on which the proceeds for the Limited Partner’s subscription are invested in the market; and (ii) the Initial Closing date. Any withdrawal request approved by the General Partner or its agent shall be effective as of the close of business on the Withdrawal Date specified in the Notice of Withdrawal.

(c) In the event a Limited Partner has delivered an appropriate Notice of Withdrawal to the Partnership, the General Partner shall distribute to the withdrawing Limited Partner, per Unit withdrawn, an amount equal to the Net Asset Value Per Unit as of the effective time of the withdrawal on the Withdrawal Date, less an amount (the “Holdback”) equal to the greater of (i) two percent (2%) of the Net Asset Value Per Unit, or (ii) $100, to cover accrued, but unpaid, management fees and other expenses payable by the Partnership and chargeable against Net Assets as of such date. Any such Limited Partner’s Capital Account shall be reduced by the amount so paid and its Partnership Interest shall be adjusted accordingly as of the Withdrawal Date. Payment for the withdrawn Units shall be made within 30 days after the Withdrawal Date. From the time of the General Partner’s receipt of a Notice of Withdrawal to the effective time of the withdrawal on the Withdrawal Date, the Units will remain at risk in the business of the Partnership and the withdrawing Limited Partner shall have all the rights of a Limited Partner under this Agreement but shall not share in Net Profits or Net Losses. After the close of the fiscal year in which the withdrawal was effected, the account of the Limited Partner who effected the withdrawal shall be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the Holdback. After such charge, any positive balance remaining from the Holdback shall be promptly paid to the withdrawn Limited Partner, in the same manner as the balance of the withdrawal.

(d) No Limited Partner may withdraw less than all of the credit balance of its Capital Account in accordance with the above provisions if, as of the Withdrawal Date, such withdrawal would reduce the credit balance of its Capital Account to less than the ten full Units (after subtracting the amount such Limited Partner wishes to withdraw).

(e) Notwithstanding the provisions of Section 8.5(d), if the General Partner determines it is in the best interests of the Partnership, it may permit a Limited Partner, including the Original Limited Partner, to withdraw part or all of the credit balance in his Capital Account at any time.

(f) A Limited Partner shall have no personal liability for the debts, liabilities and other obligations of the Partnership from and after the effective date of a complete return of the credit balance in such Limited Partner’s Capital Account as provided in this Section 8.5, except to the extent provided under Illinois law for Partnership debts and liabilities incurred prior to such effective date, and then only for amounts withdrawn by or distributed to such Limited Partner.

(g) Subject to subsection (a) and (b) of this Section 8.5 and to the following, the General Partner, acting alone or, at its election, in conjunction with the Subscription Agent, shall honor all Notices of Withdrawal in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for withdrawal by lot with respect to Notices of Withdrawal received on the same date). If, however, the number of withdrawals requested for any month or over any other given period of time, in the opinion of the General Partner, (i) threatens the termination of the Partnership or the Partnership’s tax year; or (ii) is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many withdrawals as will, in its judgment, not result in such consequences. The General Partner shall notify the Limited Partners in writing within 10 days after the effective date of the withdrawal whether or not their Units have been withdrawn. Any Units not withdrawn in this event shall remain at risk in the business of the Partnership and shall not be withdrawn absent another separate Notice of Withdrawal given in the manner provided in this Section 8.5. In addition, if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Partnership’s portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges, then the Partnership may (but is not required to) suspend all withdrawals for a period of up to 10 days after the trading limit is no longer applicable. In the event of a suspension of withdrawals, all Units will remain at risk in the business of the Partnership and shall not be withdrawn absent a Notice of Withdrawal given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 8.5.

(h) A Limited Partner which is also the General Partner may withdraw any part or all of the credit balance in its Capital Account at the close of any Accounting Period, upon not less than ten days prior written notice to the Partnership, notwithstanding the time limitations and other restrictions set forth above.

Section 8.6. Additional Capital Contributions

Any Limited Partner may make additional Contributions of Capital, but only in the manner set forth in Section 8.3.

Section 8.7. Removal of Limited Partners; Reduction of Interests

(a) If any application by or business activity of the Partnership or any person or entity affiliated with the Partnership for membership or participation in any commodities, options or securities exchange, clearing agency, or other self-regulatory organization is denied, limited, conditioned or otherwise adversely affected by reason of any Limited Partner’s interest in the Partnership, and such Limited Partner does not, within thirty (30) days following receipt of written notice thereof, cure any defect or other cause of such adverse action, to the sole and absolute satisfaction of the General Partner, such Limited Partner shall be deemed to have elected to have withdrawn his Capital Account in the manner provided for in Section 8.5; provided, however, that such withdrawal shall be effective as of the close of the month in which said thirty (30) day period ends; and further provided that the time limitations and further notice provisions contained in Section 8.5(b) shall not apply. For purposes of determining the balance in the Limited Partner’s Capital Account as of the close of such month, the General Partner shall close the Partnership’s books and allocate Net Profits and Net Losses as of such date. Upon such redemption, such Limited Partner shall have only such rights and be obligated to only such liabilities as may otherwise be provided in this Agreement.

(b) If, at the close of any month during the term of the Partnership, the aggregate total of Units held by all ERISA Limited Partners would represent more than 24.9 percent of the aggregate total of Units held by all Limited Partners (regardless of the reason for such overage), the number of Units held by each ERISA Limited Partner shall be reduced and redeemed in sufficient amounts so that the sum of all Units held by all ERISA Limited Partners does not exceed 24.9 percent of the aggregate total of Units held by all Limited Partners. The amount of any such reduction shall be paid, within 5 business days of such reduction, to the appropriate Limited Partners as though the amount had been withdrawn pursuant to Section 8.5. The Units held by all ERISA Limited Partners shall be reduced and redeemed by the same percentage in order to fund the reduction provided for by this Section. Operation of this Section 8.7(b) and the reductions and redemptions contemplated hereby are expressly consented to by each ERISA Limited Partner.

ARTICLE IX

ALLOCATIONS AND DISTRIBUTIONS

Section 9.1. Allocation of Net Profits and Net Losses

(a) Allocations Between Limited Partners and General Partner. Net Profits and Net Losses of the Partnership shall be allocated among the Partners during each Accounting Period as follows: First, if the closing date of any Accounting Period is also the end of a fiscal year, the amount of the General Partner Profit Allocation (as defined in Section 11.2), if any, shall be allocated to the General Partner. After the allocation, if any, as provided for in the immediately preceding sentence, and subject to the allocation described in paragraph (1) of Section 9.1(b) and to the adjustment described in paragraph (2) of Section 9.1(b), 100% of all Net Profits and Net Losses of the Partnership shall be allocated to the Limited Partners.

(b) Allocation Among Limited Partners. Any Net Profits or Net Losses which are allocated to the Limited Partners pursuant to Section 9.1(a) shall, except as provided in paragraph (1) of this Section 9.1(b), be allocated among them in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

(1) Notwithstanding the provisions of Section 9.1(a), any withdrawing Limited Partner who has been allocated Net Losses (“Unrecovered Losses”) in one or more prior Accounting Periods shall be allocated 100% of all later generated Net Profits to the extent of such Unrecovered Losses. Once Net Profits are allocated with respect to any Unrecovered Losses, a further allocation of Net Profits shall not be made. Any allocation of Net Profits to withdrawing Limited Partners having Unrecovered Losses pursuant to this paragraph (1) shall be made pro-rata among such Limited Partners in accordance with their respective share of such Unrecovered Losses.

(2) If Net Profits or Net Losses are to be allocated in any Accounting Period other than a fiscal year, the provisions of Section 9.1(a) shall be modified as follows: The total Capital Contributions of all Limited Partners as at the beginning of that Accounting Period shall be first divided by twelve, and the remainder shall then be multiplied by the number of months in the applicable Accounting Period.

Section 9.2. Distributions

(a) Subject to the limitations set forth in Section 9.2(b), the Partnership may distribute such portion of the Net Profits during each Accounting Period as the General Partner, in its sole and absolute discretion, shall determine from time to time. However, the General Partner’s and Partnership’s general policy shall be to not make any Distributions. Except to the extent provided in Section 11.2, the amount of all Distributions to Limited Partners shall be computed and paid to each of the Limited Partners in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

(b) Before making any Distribution, the Partnership must have available to it unencumbered funds sufficient for such Distribution after taking into account the amounts necessary to provide a reasonable reserve for the continuing conduct of the business of the Partnership and to provide the Partnership with normal working capital. The amount of such reserve shall be determined by the General Partner in its sole and absolute discretion and shall include such funds as the General Partner deems reasonably necessary or appropriate in order to meet the foreseeable requirements of the Partnership for the Accounting Period in which the Distribution is to be made.

Section 9.3. Federal Income Tax Allocations

(a) The Partnership’s income and expense and capital gain or loss from its investment and trading operations shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro rata from (i) short-term gain or loss and (ii) long-term capital gain or loss and (iii) operating income or loss realized and recognized by the Partnership.

(1) Subject to Section 9.3(a)(3), items of ordinary income and items of expense shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each Accounting Period in which the items of ordinary income and expense accrue, after taking into account the allocation of Management Fees attributable to such Partner.

(2) Capital gain or loss from the Partnership’s trading activities shall be allocated as follows:

(i) There shall be established a tax basis account with respect to each outstanding Partnership Interest. The initial balance of each tax basis account shall be the amount paid to the Partnership for each Partner’s Partnership Interest. As of the end of each fiscal year:

(A) Each tax basis account shall be increased by the amount of income allocated to the Partners pursuant to subparagraphs (a)(1) and (a)(4) of this Section 9.3.

(B) Each tax basis account shall be decreased by the amount of expense or loss allocated to the Partner or his assignee pursuant to subparagraphs (a)(1) and (a)(6) of this Section 9.3 and by the amount of any distribution received by the Partner or his assignee with respect to the Partnership Interest, other than on redemption of the Partnership Interest.

(C) When a Partnership Interest is redeemed, the tax basis account attributable to such Partnership Interest or redeemed portion of such Partnership Interest shall be eliminated.

(3) Capital gain shall be allocated first to each Partner who has redeemed a Partnership Interest during the fiscal year up to any excess of the amount received upon redemption of the Partnership Interest over the tax basis account maintained for the redeemed Partnership Interest.

(4) Capital gain remaining after the allocation in subparagraph (a)(3) shall be allocated among the Partners whose Capital Accounts are in excess of their tax basis accounts after the adjustments in subparagraph (a)(3) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If the gain to be so allocated is greater than the excess of all such Partners’ Capital Accounts over all such tax basis accounts, the excess shall be allocated among all Partners in the ratio that each Partner’s Capital Account bears to all Partners’ Capital Accounts.

(5) Capital loss (if the capital loss so allocated is insufficient) shall be allocated first to each Partner who has redeemed a Partnership Interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed Partnership Interest over the amount received upon redemption of the Partnership Interest.

(6) Capital loss remaining after the allocation in subparagraph (a)(5) shall be allocated among all Partners whose tax basis accounts are in excess of their Capital Accounts after the adjustments in subparagraph (a)(5) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If the loss to be so allocated is greater than the excess of all tax basis accounts over all Partners’ Capital Accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner’s Capital Account bears to all Partner’s Capital Accounts.

(7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Code shall be considered a realized gain or loss for purposes of this Section 9.3.

(b) In the event that a Partnership Interest has been assigned, the allocations prescribed by this Section 9.3 shall be made with respect to such Partnership Interest without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9.3 shall be divided between the assignor and the assignee based on the number of months each held the assigned Partnership Interest.

(c) The allocations set forth in this Section 9.3 are intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that Net Profit and Net Loss are allocated under Section 9.1 so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his tax basis account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

(d) Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year, any Limited Partner’s tax basis is adjusted for, or such Limited Partner is allocated, or there is distributed to such Limited Partner, any item described in Treasury Regulation Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Limited Partner’s tax basis, then such Limited Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the tax basis accounts of more than one Limited Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Limited Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, the General Partner must contribute to the Partnership an amount equal to any deficit balance in its tax basis account. This paragraph is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Under no circumstances shall any Limited Partner be obligated to the Partnership to restore any deficit balance in his tax basis account.

Section 9.4. Section 754 Election

The General Partner may, in its sole and absolute discretion, make an election on behalf of the Partnership under Section 754 of the Code to adjust the tax basis of its assets.

Section 9.5. Fiscal Year

Except as otherwise required by the Code, the fiscal year of the Partnership shall be the calendar year.

ARTICLE X

MANAGEMENT OF THE PARTNERSHIP

Section 10.1. Powers of the General Partner

(a) The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the

Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. The General Partner is hereby granted the right, power and authority to execute and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may be appropriate to the conduct of Partnership business including, without limitation, the Agreement, applications or reports to or with the Commodity Futures Trading Commission (the “CFTC”), the SEC, state securities commissions and with any boards of trade and other national securities or commodity exchanges and contract markets, consulting agreements, and any amendments thereto, and to execute all other agreements, documents, or instruments necessary for proper conduct of the affairs of the Partnership. Further, the General Partner in its sole and absolute discretion shall have the power on behalf of the Partnership:

(1) To engage in all transactions involving Partnership activities on or off securities or commodity exchanges or contract markets on which the Partnership shall be authorized to be so engaged;

(2) To acquire or invest and reinvest funds in government securities (as that term is defined in the 1940 Act), foreign exchange, Eurodollar deposits, certificates of deposit, futures contracts, currencies, precious metals, commodities, commodity instruments, cash forward transactions and options traded on commodity exchanges (collectively, “Instruments”);

(3) To borrow and to raise monies and, from time to time, to issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness in the name of the Partnership, and to secure the payment of any other instrument of lien, conveyance or assignment in trust upon the whole or any part of the property of the Partnership, whether at that time owned or thereafter acquired, with the provision that no creditor making a loan may have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

(4) To make such arrangements with respect to bank accounts and to authorize signatures for checks, notes and other instruments of the Partnership as it shall deem appropriate;

(5) To employ, on behalf of the Partnership, a Subscription Agent, selling brokers, floor brokers and traders, agents, consultants, advisers, employees, accountants, lawyers, brokers, clerical help, and to obtain such other assistance and services as may seem proper and to pay such remuneration as the General Partner may deem reasonable and appropriate but not in excess of any other limitations set forth in this Agreement, whether or not such assistance or services are rendered by an Affiliate;

(6) To enter into such agreements with futures commission merchants, introducing brokers, government securities dealers, broker-dealers and dealers (collectively “brokers”) upon such terms and conditions as may be necessary or desirable;

(7) To deposit with any such futures commission merchants and brokers, Instruments and cash on behalf of the Partnership; and to borrow money or execute margin agreements in connection with the purchase or sale of any of the instruments or contracts described in Article IV;

(8) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Instruments;

(9) To sue, and be sued, complain and defend, compromise and settle claims in the name of, or on behalf of, the Partnership;

(10) To have and maintain one or more offices within or without the State of Illinois and to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or desirable in the maintenance of such office or offices;

(11) To enter into, make and perform contracts, agreements, and other undertakings to the extent necessary or desirable in the accomplishment of Partnership purposes;

(12) To make representations and disclosures of information concerning the Partnership and the Partners; to pay required fees and dues and to perform all such additional undertakings to the extent necessary or desirable in connection with such applications;

(13) In connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. (“NASD”) and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the CFTC and the National Futures Association (the “NFA”); (ii) register or otherwise qualify Units for offering and sale under the “blue sky” and/or securities laws of any states of the United States and other domestic or foreign jurisdictions; (iii) make all arrangements for the offering and sale of Units, including, without limitation, the execution on behalf of the Partnership of a soliciting dealer agreement with one or more soliciting dealers for the offer and sale of the Units; and (iv) take all such action with respect to the matters described in the preceding clauses (i) through (iii) as the General Partner deems appropriate;

(14) To take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the 1940 Act; and

(15) To do all such other things and engage in all other transactions, including the borrowing and lending of money and other property, as the General Partner shall deem necessary or appropriate to the exercise of the foregoing powers or to carry out the purpose of the Partnership, though not expressly enumerated herein. No rule of law for construction of contracts shall limit the powers of the General Partner to the powers specifically enumerated herein.

Section 10.2. Additional Limited Partners

The General Partner shall have the authority and right to admit Additional Limited Partners and Substituted Limited Partners in accordance with the procedures provided for in Section 8.3, in its sole and absolute discretion. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all Additional Limited Partners admitted to the Partnership by the General Partner.

Section 10.3. Duties

The General Partner shall manage and control the Partnership, its business and affairs, to the best of its ability and shall use its best efforts to carry out the business of the Partnership as set forth in Article IV. The General Partner shall devote such time to the Partnership business as it, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; provided, however, that nothing in this Agreement shall preclude the employment, of any agent or third party to manage or provide other services to the Partnership.

The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner elects to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may employ and use the same trading strategies which are utilized in managing the Partnership’s investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors.

Section 10.4. Independent Activities of the General Partner

The General Partner shall not be required to manage the Partnership as its sole and exclusive function and the General Partner as well as any one or more of the Affiliates of the General Partner may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments and/or trading vehicles, including those similar to those of the Partnership. Neither the Partnership nor any Partner shall have any interest or right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

The parties hereto further expressly acknowledge that the engagement of any Partners in such other activities shall not be considered a breach of any fiduciary or other duty such Partner may have to the Partnership or to the other Partners. The General Partner, on behalf of the Partnership, may employ from time to time an Affiliate to provide services for or to the Partnership, or may enter into other agreements or arrangements with any such person, provided that the General Partner shall not enter into any agreement or arrangement with the General Partner or one or more Affiliates on terms less favorable to the Partnership than those customarily charged by an unrelated party for similar services. The validity of any transaction, agreement or payment involving the Partnership and an Affiliate otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between a General Partner and such Affiliate.

Section 10.5. Tax Matters Partner

The General Partner shall, initially, be the Partnership’s Tax Matters Partner, and shall have complete authority and discretion with respect to all federal and state tax matters, including, without limitation, conducting all audits and other proceedings with the Internal Revenue Service, settlement of all tax controversies, selection of the forum for any contest relating thereto and employment of all auditors and attorneys. The Tax Matters Partner will keep the Partners advised of the status thereof. The General Partner may appoint successor or substituted Tax Matters Partner(s) in its sole discretion.

Section 10.6. Limited Partner Interest of General Partner

The General Partner and any Affiliates of the General Partner shall have the right to become Limited Partners of the Partnership by making appropriate Capital Contributions and purchasing Units, as provided in Article VIII.

ARTICLE XI

COMPENSATION OF GENERAL PARTNER

Section 11.1. Management Fee

(a) In consideration for all of its management and trading services, the General Partner will receive a monthly “Management Fee” of 0.14583% (1.75% annually) of the net assets of the Index Fund as of the end of the preceding month. The Management Fee shall be paid by the Partnership within ten (10) business days of the close of each month.

(b) For federal income tax purposes, the above compensation shall be treated as ordinary and necessary expenses of the Partnership paid to the General Partner (not acting in its capacities as Partner) in accordance with Section 707(a) of the Code.

Section 11.2. Partnership Expenses

The Partnership shall pay (i) administrative expenses including operating expenses and third party suppliers of goods and services; (ii) any expenses reasonably incurred in connection with the transfer, withdrawal, purchase or sale of Units, which shall include, without limitation, professional legal, accounting and/or transfer agent fees in connection with the disposition of Units; and (ii) any and all brokerage commissions, clearing house charges, exchange or regulatory fees and similar charges attendant to the execution of futures or forwards trades (but not with respect to the execution of trades in United States Government Securities) by the Partnership.

In any event, the Management Fee, any advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses of the Partnership shall not exceed 1/2 of 1% of Net Assets per month (not to exceed 6% annually). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. The General Partner shall not receive a Net Asset fee if it receives, directly or indirectly, any portion of the brokerage commissions.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

Section 12.1. Liability to Partnership or Limited Partners

(a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such act or omission constituted misconduct or was performed or omitted fraudulently or in bad faith or constituted negligence.

(b) None of the Partners shall be liable for the return or repayment of all or any portion of the capital or profits, including a Partner’s Capital Contribution and Capital Account, of any Partner (or transferee), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

Section 12.2. Indemnification

(a) The Partnership shall indemnify and hold harmless each Partner (as well as each Member, manager, agent, officer or employee of the General Partner and each Partner, Trustee, Officer or Director of a Member of the General Partner, when acting on behalf of the Partnership or in connection with, Partnership business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, or the issuance and sale of Units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the Partners. Any such indemnification shall be only from the assets of the Partnership.

(b) The Partnership shall indemnify and hold harmless each Limited Partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any Limited Partners to creditors of the Partnership, except to the extent provided in Section 8.5(f) for debts, liabilities and other obligations of the Partnership.

(c) Notwithstanding anything to the contrary contained in this Section 12.2, the General Partner and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met:

(1) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

(4) in the case of subsection (c)(3), a court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority where Units were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

(d) The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this section.

(e) The provision of advancement from Partnership funds to a General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

(1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

(2) the legal action is initiated by a third party who is not a Partner, or the legal action is initiated by a Partner and a court of competent jurisdiction specifically approves such advancement; and

(3) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such person is not entitled to indemnification under this section.

ARTICLE XIII

LIMITED PARTNERS

Section 13.1. No Role in Management

The Limited Partners shall not participate in the management or control of the Partnership’s business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

Section 13.2. Bankruptcy, Death or Incompetency

The termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner shall not cause a dissolution of the Partnership, but the right of such Limited Partner to share in the Net Profits and Net Losses of the Partnership shall, on the happening of such an event, devolve on its legal representatives, heirs, administrators, executors or successors, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. The legal representatives, heirs, administrators, executors or successors of such Limited Partner shall be liable for all the obligations of such Limited Partner under this Agreement. However, in no event shall such representatives, heirs, administrators, executors or successors become a Limited Partner without the consent of the General Partner.

Section 13.3. Limited Liability of Limited Partners

Upon acceptance of a Limited Partner’s Subscription Agreement by the General Partner and receipt by the General Partner of the entire Capital Contribution of that Limited Partner, the interest in the Partnership owned by that Limited Partner shall be fully paid and nonassessable. Except as provided under the Act, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by him, plus his share of undistributed Net Profits credited to his Capital Account.

ARTICLE XIV

TRANSFER OF INTERESTS BY LIMITED PARTNERS

Section 14.1. Restriction on Transfers

A Limited Partner may not sell, transfer, assign, donate or otherwise convey the whole or any part of his Partnership Interest except as provided in this Article XIV.

Section 14.2. Bankruptcy, Death or Incompetency

Upon the termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner, the legal representatives, heirs, administrators, executors or successors (hereinafter “Representative”) shall succeed to the right of the Limited Partner to share in the Net Profits and Losses of the Partnership, subject to the terms and conditions of this Agreement. At the end of the Accounting Period in which the termination, dissolution, bankruptcy, death or incompetency occurs, the interest of the referenced Limited Partner shall be redeemed completely in the manner provided in Section 8.5.

Section 14.3. Definition of Incompetency

For purposes of this Agreement, a Partner shall be considered “incompetent” upon the appointment by a court of a guardian, committee, conservator, curator or similar personal representative to manage his property, business and affairs.

Section 14.4. Admission of Substituted Limited Partners

(a) Anything in this Agreement to the contrary notwithstanding, no assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall have the right to become a Substituted Limited Partner in place of his assignor unless the assigning Limited Partner shall designate his intention in a written instrument of assignment and unless the written consent of the General Partner to such substitution shall be obtained (which consent shall be within the sole and absolute discretion of the General Partner to grant or deny).

(b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an assignee as a Substituted Limited Partner shall be further conditioned upon:

(1) The assignment instrument being in form and substance reasonably satisfactory to the General Partner;

(2) The assignor and assignee named therein executing and acknowledging such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

(3) The assignee’s written acceptance and adoption of all of the terms and provisions of this Agreement as the same may have been amended;

(4) The assignee’s execution of a Power of Attorney in the form described in Article XXI;

(5) Such assignee paying or obligating himself to pay all reasonable expenses connected with such admission (the amount of such expenses to be determined by the General Partner); and

(6) The submission to the General Partner of an opinion of counsel, in form and substance satisfactory to the General Partner, that the transfer of the interest in the Partnership and the admission of the Substituted Limited Partner, will not cause a violation of any applicable securities laws, cause a termination of the Partnership pursuant to the Code or cause the Partnership to be classified as an association taxable as a corporation.

(c) In no event shall an interest in the Partnership be assigned or transferred to a minor or incompetent. Any such transfer shall be void and ineffectual and shall not bind the Partnership.

(d) No transfers may be made where, after the transfer, either the transferee or transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

(e) Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary.

ARTICLE XV

WITHDRAWAL OR SUBSTITUTION OF GENERAL PARTNER

Section 15.1. Withdrawal of a General Partner

(a) The General Partner may not withdraw as General Partner prior to January 1, 2005. Thereafter, no withdrawal shall be effective unless and until the withdrawing General Partner tenders at least one hundred twenty (120) days’ prior written notice of withdrawal to all the then Partners. If the General Partner withdraws as General Partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next date as of which the Net Assets of the Partnership are determined following the date of the General Partner’s removal or withdrawal.

(b) If the General Partner should, at any time, be an individual, such General Partner may, at any time, substitute for himself as a General Partner, any entity in which he has not less than a 75% beneficial ownership interest in the substituted entity and any General Partner which is an entity may, at any time, substitute for itself any individual who has at least a 75% beneficial interest in such entity.

(c) In any substitution provided for in paragraph (b) of this Section 15.1, the substituting Partner must agree in writing to (i) continue to fully perform, as the designated representative of such entity, his or its duties and responsibilities and (ii) maintain such ownership interest as long as such individual or entity is a Partner.

ARTICLE XVI

DISSOLUTION OF THE PARTNERSHIP

Section 16.1. Dissolution Events

The happening of any one of the following events shall work an immediate dissolution of the Partnership:

(1) The bankruptcy (as defined in Section 16.2) or withdrawal from the Partnership of the General Partner;

(2) The disposition of all or substantially all of the Partnership’s assets;

(3) The decision by the General Partner to dissolve the Partnership;

(4) The agreement by Limited Partners holding more than fifty percent (50%) of the then outstanding Partnership Interests owned by Limited Partners to dissolve the Partnership (subject to the provisions of Section 22.1); or

(5) The expiration of the term of the Partnership as provided in Article VI.

Section 16.2. Definition of Bankruptcy

For purposes of this Agreement, the “bankruptcy” of a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by the Partner of a general assignment for the benefit of creditors, (iv) the filing by the Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee for his assets.

ARTICLE XVII

ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP

Section 17.1. Liquidation of Partnership Property

(a) In the event of the dissolution of the Partnership, the General Partner shall commence to wind up the affairs of the Partnership and to liquidate the Partnership’s property. The Partners shall continue to share Net Profits and Net Losses during the period of liquidation in the same proportion as before the dissolution. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property, including securities positions, in a prompt, reasonable and orderly manner, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of the liquidation and of any other funds of the Partnership shall be distributed and allocated among all Partners in proportion to the credit balances in their respective Capital Accounts, after all allocations of Net Profits and Net Losses earned and incurred in the course of liquidation, pursuant to Article IX. The General Partner shall set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Any such cash reserves shall be held and applied by the General Partner until the General Partner in its sole and absolute discretion shall determine that such reserves may be terminated, at which time the balance shall be allocated among all Partners in proportion to the credit balances in their respective Capital Accounts.

(b) If, at the appropriate time, there is no General Partner, a majority of the Limited Partners, voting by Units, may elect a liquidating trustee who shall have all of the powers of a General Partner in liquidating the Partnership. For purposes of this Article 17 only, the term “General Partner” shall also include any such liquidating trustee.

Section 17.2. Final Accounting

Within a reasonable time following the completion of the liquidation of the Partnership’s Property, the General Partner shall supply to each of the Partners a statement, audited by the Partnership’s regular independent public accountants, which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner’s pro rata portion of Distributions pursuant to Section 17.1.

Section 17.3. Rights of Partners on Liquidation

Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and share of Net Profits or Losses thereof, and shall have no recourse therefore (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership, except as otherwise determined by the General Partner.

Section 17.4. Filing Final Documents

Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner, shall have the authority to execute and record a Certificate of Cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

ARTICLE XVIII

NOTICES

All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a strike involving the U.S. Postal Service) be sent by certified or registered mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

ARTICLE XIX

BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

Section 19.1. Books of Account and Monthly Report

The General Partner shall keep proper and complete records and books of account of the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The records and books of account shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account; provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners. A copy of the list of names and addresses of, and Partnership Interests held by, all Partners, shall be mailed to any Limited Partner or his representative requesting, in writing, such a list, within ten days of the request. The cost of reproduction and mailing of such is to be borne by the requesting Limited Partner and paid in advance. In addition, the General Partner shall furnish to the Limited Partners monthly account statements reporting the activities of the Partnership during such month. The general partner shall maintain and preserve the above records for a period of at least five years.

Section 19.2. Annual Report and Other Reports

The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners’ equity for the fiscal year then ended and the average round turn rate for the fiscal year, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for each Partner to complete his or her federal income tax return. Within 45 days after each fiscal quarter, the Partnership shall cause each Partner to receive unaudited financial statements including a balance sheet and statements of income and Partner’s equity for the fiscal quarter then ended. In addition, within 30 days after the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the CFTC may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the General Partner Profit Distribution; (iii) any change in futures commission merchants of the Index Fund or any change in payment of brokerage commissions on a round turn basis; (iv) any change in the General Partner; (v) any material change in the Partnership’s trading policies; or (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners’ voting rights and/or redemption rights under this Agreement.

Section 19.3. Tax Returns and Elections

The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate governmental authorities. Within seventy-five (75) days after the close of each fiscal year of the Partnership, the General Partner shall send to each person who was a Partner at any time during the fiscal year then ended such information as will be sufficient to prepare documents which may be required to be filed under Federal income tax laws and other Federal laws. The General Partner shall, in its sole and absolute discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

Section 19.4. Partnership Funds

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

The funds of the Partnership shall be deposited in such bank account or accounts in the name of the Partnership, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner. Amounts deposited in the Partnership accounts shall be used solely for the business of the Partnership. All withdrawals from any such bank accounts and all liquidations of such investments shall be made by the duly authorized agent or agents of the General Partner. Partnership funds shall be separately identified from those of any other person.

The Partnership shall make no loans. Assets of the Partnership shall not be commingled with assets of any other entity. Deposit of assets with a futures commission merchant, broker-dealer or government securities dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any fee for investment advice or management who shares or participates in any brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or “give ups” to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements.

No loans shall be made available to the Partnership by the General Partner or any of its affiliates.

ARTICLE XX

AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT; MEETINGS

Section 20.1. Amendment with Consent of the General Partner

If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership’s basic investment policies set forth in Article IV hereof), such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Partnership Interest then outstanding and if made in accordance with the Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) delete or add any provision of or to the Agreement required to be deleted or added by the staff of any federal or state agency (including, without limitation, the SEC or CFTC); or (iii) make any amendment to the Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership), provided that such amendment is not adverse to the Limited Partners or is required by law.

Section 20.2. Meetings

Upon receipt of a written request signed by Limited Partners owning at least 10% of the Units of Partnership Interest then outstanding, delivered in person or by certified mail, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

Section 20.3. Amendments and Actions Without Consent of the General Partner

At any meeting called pursuant to Section 20.2, upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new General Partner may be admitted immediately prior to the removal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new General Partner or General Partners may be admitted immediately prior to withdrawal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days’ notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

Section 20.4. Continuation

Upon the assignment by the General Partner of all of its interest in the Partnership, or the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

Section 20.5. Amendment of Certificate of Limited Partnership

In the event this Agreement shall be amended pursuant to this Article XX, the General Partner shall amend the Certificate of Limited Partnership to reflect the change if it deems such amendment of the Certificate to be necessary or appropriate.

ARTICLE XXI

POWER OF ATTORNEY

Each of the Limited Partners irrevocably constitutes and appoints the General Partner, as its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and file:

(1) A Certificate of Limited Partnership under the laws of the State of Illinois;

(2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and

(3) Any and all amendments or modifications of the instruments described above; it being expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of the whole or any portion of his Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution. A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of a Limited Partner to execute as a condition of his admission as a Substituted Limited Partner.

ARTICLE XXII

MISCELLANEOUS

Section 22.1. Limitation of Limited Partners’ Voting Rights

Notwithstanding any other provisions of this Agreement, the rights to vote provided to the Limited Partners under this Agreement shall be null and void and of no effect or existence and shall not be exercisable if the Partnership shall have received an opinion of counsel (obtained by the General Partner or any Limited Partner), other than counsel for the General Partner (unless such counsel shall have been approved by Limited Partners holding more than half of the then outstanding Partnership Interests owned by Limited Partners), to the effect that the exercise of such rights will adversely affect the status of such holders as Limited Partners, including their limited liability. If the General Partner does not intend to obtain such opinion, it will so indicate by written notice to the Limited Partners. If no such opinion has been obtained by a Limited Partner within 15 days of such notice, the Limited Partners shall proceed with a vote on the particular contemplated action; provided, however, that the approval of an opinion of counsel by the Limited Partners with respect to a particular contemplated Partnership action shall not affect their rights to vote on other future actions as provided in this Agreement.

Section 22.2. Entire Agreement

This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

Section 22.3. Governing Law

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to conflicts of law issues.

Section 22.4. Binding on Successors and Assigns

Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

Section 22.5. Singular and Plural, Masculine and Feminine

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

Section 22.6. Captions

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 22.7. Severability

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 22.8. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, each Limited Partner may become a signatory to this Agreement by executing a Subscription Agreement. By such execution, each Limited Partner shall be deemed to have adopted, and to have agreed to be bound by, all of the provisions of this Agreement. The original of this Agreement executed by the General Partner and the Original Limited Partner, and the duly executed Subscription Agreements, taken together, shall constitute a single instrument.

Section 22.9. Further Assurances

Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C

By:	/s/ RICHARD L. CHAMBERS
Richard L. Chambers Managing Member, As General Partner

Counterpart Signature Page to Amended and Restated Agreement of Limited Partnership of Rogers International Raw Materials Fund, L.P. for the following Limited Partners:

[omitted]

ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

REQUEST FOR REDEMPTION OF UNITES IN

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

The undersigned, a limited partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), hereby provides notice to Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741 (the “Redemption Agent”), and to Beeland Management Company, L.L.C., 1000 Hart Road, Suite 210, Barrington, IL 60010 (the “General Partner”) of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

1.	Type of Withdrawal (check one):

[    ] Complete Withdrawal

[    ] Partial Withdrawal

If a Partial Withdrawal, specified below is either the percentage of the credit balance in the Capital Account that the limited partner wishes to withdraw or the dollar amount of capital which the limited partner wishes to have returned to him. (Any such withdrawals may only be in increments of a units’s Net Asset Value, as defined in the Partnership’s Agreement of Limited Partnership, as amended):

         %    OR    $

The redemption price per unit will be the Net Asset Value per unit as of the close of business on the withdrawal date, minus an amount (the “Holdback”) equal to the greater of (1) 2% of the Net Asset Value per unit, or (2) $100, to cover accrued, but unpaid management fees and other expenses payable by the Partnership and chargeable against net assets as of that date. After the close of the fiscal year in which the withdrawal was effected, the account of the limited partner who effected the withdrawal shall be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the Holdback. After such charge, any positive balance remaining from the Holdback shall be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

2.	Desired Withdrawal Date:

(Note: The withdrawal date must be the last trading day of a month and at least 60 days following the date hereof. Withdrawals may be made only after an initial holding period of three months.)

3.	The undersigned requests that the withdrawn amounts be delivered to: at the following address:

Any redemption request approved by the general partner or its agent shall be effective as of the close of business on the redemption date specified above.

Name of Limited Partner
Signature of Limited Partner

APPENDIX B

SUBSCRIPTION INSTRUCTIONS

Rogers International Raw Materials Fund, L.P.

Subscription Instructions

Any person considering subscribing for the Units should carefully read and review a current Prospectus.

This Subscription Agreement accompanies the Prospectus dated June __, 2004. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with Uhlmann Price Securities, LLC that the document date is current. Subscriptions using expired documents CANNOT be accepted.

1.	Check box for new investment or additional investment.

2.	Enter the total dollar amount being invested in Section 1.

3.	Check the appropriate box to indicate ownership type in Section 2. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Index Fund. For example, trusts must furnish a copy of the trust agreement; corporations must furnish a corporate resolution or bylaws.

4.	Enter the Social Security number OR Taxpayer ID number, as applicable, in Section 3. For IRA accounts, the Taxpayer ID number of the Custodian should be entered, as well as the Social Security number of the investor. Enter the investor’s brokerage account number and check the box, if the brokerage account is to be debited for investment.

5.	Enter the name of the investor in Section 4. For UGMA/UTMA (Minor), enter the Minor name on the first line of 4, followed by “Minor”, and enter the custodian name on the second line of 4.

6.	Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on Section 5.

7.	Enter Custodian’s name and address in Section 6. Used for all IRA’s and Fiduciaries. Stamps are acceptable.

8.	The investor must sign and date Section 7. If it is a joint account, both investors must sign. In the case of IRAs, the Custodian’s signature, as well as the investor’s signature, is required. Check withholding box if applicable.

9.	The Financial Advisor (if applicable) must fill out and sign in Section 8. Broker/dealers may also require the signature of an office manager.

Subscription Representations and Warranties, Subscription Agreement and Power of Attorney together with payment, and all required documents should be sent to either:

1)	the administration office of the selling firm, if firm procedures require, or

2)	to the custodian firm if one is required (sending document early in the month is best if it is to reach the Index Fund before month end), or

3)	to Rogers International Raw Materials Fund, L.P., c/o Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741, Attn: Fund Administration or via facsimile to DPM at (732) 563-1193.

Subscriptions close on the last business day of each month and must be received by the Index Fund’s Administration Department AT LEAST (7) BUSINESS DAYS prior to the last business day of the month.

NOTE: The selling firm’s administration department may have an earlier cut-off for subscriptions.

Payment instructions:

BY CHECK:	BY WIRE:	BY BROKERAGE ACCOUNT:

Rogers International	Mellon Bank	[SECTION 3] of Sub. Agreement
Raw Materials Fund, L.P.	Pittsburgh, PA	Check box and supply account to
c/o DPM, LLC	ABA #: 043-000-261	debit
2 Worlds Fair Drive	f/f/c to Rogers International
PO Box 6741	Raw Materials Fund, L.P.
Somerset, NJ 07083	account: 043-9355

If Investors have specific questions about the subscription process, please contact Uhlmann Price Securities at (312) 264-4400, or your firm’s administration department.

B-1

EXHIBIT C

Rogers International Raw Materials Fund, L.P.

SUBSCRIPTION REPRESENTATIONS AND WARRANTIES

Investors Name(s):
Social Security #:	or Taxpayer ID #:

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker, any selling agent who solicited Purchaser’s subscription and the Index Fund, as follows:

(PLEASE INTIAL EACH ITEM TO INDICATE YOUR ACKNOWLEDGEMENT OR REPRESENTATION)

                 (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

                 (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

                 (c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

                 (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                 (e) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

                 (f) Purchaser acknowledges receipt, not less than five (5) business days prior to signing the Subscription Agreement and Power of Attorney, of the Prospectus, describing among other things certain risk factors and restrictions on ownership and transfer of Units.

                 (g) If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Index Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Index Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Index Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Index Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Index Fund’s advisors, the Index Fund’s cash manager, the Index Fund’s futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Index Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Index Fund’s advisors, the Index Fund’s cash manager, the Index Fund’s futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

                 (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

                 (i) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Index Fund. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

C-1

State	Income Requirements	Net Worth Requirements

Alaska, Arizona, California, Indiana, Massachusetts, Michigan, Missouri, Oregon, South Carolina and Washington	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum annual gross income of $60,000)

Iowa, North Carolina and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum taxable income of $60,000)

Maine	Minimum annual gross income of $50,000 if net worth is less than $50,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000).

Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.

Ohio and Washington	None	Investment may not exceed 10% of the investor’s liquid net worth

C-2

EXHIBIT D

Rogers International Raw Materials Fund, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Rogers International Raw Materials Fund, L.P.

c/o Derivatives Portfolio Management, LLC

Two Worlds Fair Drive

P.O. Box 6741

Somerset, New Jersey 08875-6741

Dear Sir/Madam:

1. Subscription for Units.    I/We hereby subscribe for the number of units of Limited Partnership Interest (“Units”) in Rogers International Raw Materials Fund, L.P. (the “Index Fund”) set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the prospectus of the Index Fund dated May     , 2004 (the “Prospectus”). The minimum initial subscription is $10,000. The undersigned’s check payable to “Rogers International Raw Materials Fund, L.P.,” in the full amount of the undersigned’s subscription accompanies the Subscription Agreement and Power of Attorney Signature Page or payment has been transmitted by bank wire transfer to Mellon Bank, Pittsburgh, Pennsylvania, ABA Routing No. 043000261, for credit to Rogers International Raw Materials Fund, L.P.; Account No. 043-9355. Subscriptions must be received at least five (5) business days prior to month end as described in the Prospectus. If this subscription is accepted, subscriber(s) will earn additional Units in lieu of interest earned on the undersigned’s subscription while held in escrow. The General Partner, in its sole and absolute discretion, may accept or reject this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. All Units are offered subject to prior sale.

2. If this subscription is accepted, I/we agree to contribute my/our subscription to the Index Fund and to be bound by the terms of the Index Fund’s Limited Partnership Agreement, attached as Exhibit A to the Prospectus. I/we agree to reimburse the Index Fund and Beeland Management Company, L.L.C. (the “General Partner”) for any expense or loss incurred as a result of the cancellation of my/our Units due to my/our failure to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, I/we shall be deemed to have executed the Limited Partnership Agreement.

3. Representations and Warranties of Subscriber.    I/We have received the Prospectus at least five (5) business days prior to the date of execution hereof. By submitting this Subscription Agreement and Power of Attorney I/we am/are making the representations and warranties set forth in “Exhibit C—Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my/our net worth and annual income set forth therein.

4. Power of Attorney.    In connection with my/our acceptance of an interest in the Index Fund, I/we do hereby irrevocably constitute and appoint the General Partner, its successors and assigns, as my/our true and lawful Attorney-in-Fact, with full power of substitution, in my/our name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Index Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Index Fund, a copy of which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of such Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my/our subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me/us of an assignment of the whole or any portion of my/our interest in the Index Fund.

5. Irrevocability; Governing Law.    I/We hereby acknowledge and agree that I/we am/are not entitled to cancel, terminate or revoke this subscription or any of my/our agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my/our death or disability, but shall terminate with the full redemption of my/our units in the Index Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D-1

Exhibit D

Signature Page

Rogers International Raw Materials Fund, L.P.: INVESTOR INFORMATION

Subscription Agreement and Power of Attorney

CHECK ONE                    ☐ INITIAL INVESTMENT                    ☐ ADDITIONAL INVESTMENT

1)	Subscription Amount: $

(minimum $10,000 initial investment; $1,000 additional investment)

ALL DOCUMENTS MUST BE ACCOMPANIED BY A STATE ISSUED PICTURE ID OR DRIVERS LICENSE

2)	Investor Tax Type (check one)

☐ Individual Ownership	☐ Revocable Trust/Grantor*
☐ Tenants in Common	☐ UGMA/UTM (Minor)
☐ Joint Tenants w/ Rights of Survivorship (JTWROS)	☐ Profit Sharing/Pension Plan*
☐ Community Property	☐ Defined Benefit Plan*
☐ Corporation*	☐ SEP ☐ IRA ☐ IRA ROLLOVER
☐ Partnership*	☐ Other (please specify)
☐ Limited Liability Company*

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION)

3) Social Security #	or Taxpayer ID #

Custodian Tax ID	Investors Security Account #:

☐ if payment is made by debit to investor’s securities account, check box.

4)	Investor’s Name(s):

5) Investor Address — PO BOX NOT ACCEPTABLE	6) Custodian Name and Address (Stamp Acceptable)

Home Phone:	Phone:

Daytime Contact #:	Fax:

7)	INVESTOR(S) MUST SIGN

X X	X X
Investor Date	Joint Investor Date

X X	X X
Custodial Representative Date	Other Fiduciary Date

Executing and delivering this Subscription Agreement and Power of Attorney Shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Check Box if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:    ☐

8)	FINANCIAL ADVISOR (IF APPLICABLE) MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated June     , 2004 accompanying this Subscription Agreement. I have also informed the investor of the unlikelihood of a secondary public trading market developing in the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Index Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

X X	X X
Financial Advisor Signature Date	Office Manager Signature Date

Selling Firm	F.A. Name

F.A. Phone	F.A. Fax	F.A. CRD Number

F.A. Email Address	Broker Rate: %

F.A. Address: Street (P.O. Box not acceptable) (for confirmations)	City	State Zip Code

INVESTOR COPY

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than commissions payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates.

Printing	$20,000
Legal fees and expenses	50,000
Accounting fees and expenses	48,000
Blue sky fees and expenses	30,000
Total	$148,000

Item 14. Indemnification of Directors and Officers.

The Index Fund’s limited partnership agreement provides that the Index Fund shall indemnify and hold harmless each partner (as well as each member, manager, agent, officer or employee of the general partner and each partner, trustee, officer or director of a member of the general partner, when acting on behalf of the Index Fund or in connection with, Index Fund business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Index Fund or in furtherance of the interests of the Index Fund, or the issuance and sale of units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Index Fund and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the partners. Any such indemnification shall be only from the assets of the Index Fund.

The Index Fund’s limited partnership agreement also provides that the Index Fund shall indemnify and hold harmless each limited partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any limited partners to creditors of the Index Fund, except to the extent provided in Section 8.5(f) of the limited partnership agreement for debts, liabilities and other obligations of the Index Fund. Section 8.5(f) of the limited partnership agreement provides that a limited partner will have no personal liability for the debts, liabilities and other obligations of the Index Fund from and after the effective date of a complete return of the credit balance in his or her capital account except to the extent provided under Illinois law for debts and liabilities of the Index Fund incurred prior to such effective date, and then only for amounts withdrawn by and distributed to that limited partner.

Item 15. Sales of Unregistered Securities.

The Index Fund sold 50 units to Clyde C. Harrison on May 8, 2000, for $5,000 in order to create an original limited partner, thereby allowing the Index Fund to be formed.

No sales commissions or other consideration were paid in connection with this sale. The Index Fund claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Soliciting Dealer Agreement.**

2.1	Form of Third Amended and Restated Limited Partnership Agreement of Registrant, dated as of May 1, 2004 (included as Appendix A to the Prospectus).

5.1	Opinion of Henderson & Lyman regarding legality of the securities being registered.

8.1	Opinion of Henderson & Lyman regarding certain federal income taxation matters.

10.1	Form of Subscription Agreement (included as Appendix D to the Prospectus).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.**

10.3	Investment Management Agreement between Registrant and Hart Capital Management, dated as of May 8, 2000.**

10.7	Third Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C., effective as of March 31, 2003.**

23.1	Consent of Independent Accountants, for Beeland Management Company, LLC.

23.2	Consent of Independent Accountants, for the Registrant.

23.3	Consent of Henderson & Lyman (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page).**

*	To be filed by separate amendment
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 2, 2004.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

By:	BEELAND MANAGEMENT COMPANY, L.L.C.
Its General Partner

By:	/s/ WALTER T. PRICE III
Managing Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 2, 2004.

	Signature	Title

	BEELAND MANAGEMENT COMPANY, L.L.C.	General Partner

By:	/s/ WALTER T. PRICE III Walter T. Price III	Managing Member

	/s/ RICHARD L. CHAMBERS Richard L. Chambers	Managing Member

	/s/ ALLEN D. GOODMAN Allen D. Goodman	Managing Member

	/s/ JAMES BEELAND ROGERS, JR. James Beeland Rogers, Jr.	Member

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Soliciting Dealer Agreement.**

2.1	Form of Third Amended and Restated Limited Partnership Agreement of Registrant, dated as of May 1, 2004 (included as Appendix A to the Prospectus).

5.1	Opinion of Henderson & Lyman regarding legality of the securities being registered.

8.1	Opinion of Henderson & Lyman regarding certain federal income taxation matters.

10.1	Form of Subscription Agreement (included as Appendix D to the Prospectus).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.**

10.3	Investment Management Agreement between Registrant and Hart Capital Management, dated as of May 8, 2000.**

10.7	Third Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C., effective as of March 31, 2003.**

23.1	Consent of Independent Accountants, for Beeland Management Company, LLC.

23.2	Consent of Independent Accountants, for the Registrant.

23.3	Consent of Henderson & Lyman (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page).**

**	Previously filed